                                                                  EXHIBIT 99.474

                                    [GRAPH]

                 CALIFORNIA POWER EXCHANGE PX SYSTEMS PROPOSAL

                         COMMERCIAL PROPOSAL [PRICING]

January 14, 1997

Procurement & Materials Management Department

Southern California Edison

8631 Rush Street, G04, 2nd Floor

Rosemead, California 91770


Attention: Ernest W. Schimmelman, C.P.M., NCE

Manager-Contracts


Reference: California Power Exchange PX Systems

RFP No. Z311655


Dear Mr. Schimmelman:

The PX Alliance, consisting of Perot Systems Corporation (PSC), ABB Power T&D Company Inc. (ABB), and Ernst & Young LLP (E&Y), is pleased to provide the enclosed proposal for building the PX Systems in response to your RFP
No. Z311655 dated November 1996. Our response also incorporates Addendum No. 1 dated December 27, 1996.

By teaming our respective companies to create the PX Alliance, we bring to bear a unique blend of experience and know-how as well as the proven collective capability, talent and extensive skills necessary to provide a comprehensive and innovative solution for delivering the on-time operation of the PX Systems for the California Power Exchange. In addition to our industry and technological expertise and the depth and breadth of superior quality resources, we also offer the global experience of our combined companies in power markets. We will work hand-in-hand with the California Power Exchange to facilitate successful energy market operations by January 1, 1998.

PSC will be the program manager of the PX Alliance, with overall and direct responsibility for the design, development, testing, installation, and deployment, and potentially the eventual operation of an integrated turnkey solution for the PX Systems. While PSC will be the primary point of contact and direct interface to the PX, all three parties of the PX Alliance are fully committed to the delivery and successful implementation of the PX Systems.

The PX Alliance members have a clear and comprehensive understanding of the monumental task at hand. We have learned from experience, as evidenced by our proven track record in implementing systems for the competitive market infrastructure of electricity industry restructuring around the world and by our active, ongoing involvement in activities within WEPEX and the California market.

The proposal that follows details our approach to developing and implementing the PX system, in response to your RFP. We have attached a listing of the proposal contents, per your instructions to bidders. Please contact Pat Golden at (213)367-1404 with any questions regarding our proposal. PSC, ABB and E&Y welcome the opportunity to discuss our proposal with you in greater detail, and we look forward to working with the Power Exchange.

Sincerely,


  /s/ EDWARD M. SMITH           /s/ RALPH D. MASIELLO      /s/ WILLIAM F. HUNTER
-------------------------     --------------------------   ---------------------
     Edward M. Smith               Ralph D. Masiello         William F. Hunter
      Vice President                General Manager               Partner
Perot Systems Corporation     ABB Power T&D Company, Inc.    Ernst & Young LLP
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

                                                               TABLE OF CONTENTS

1.0  Executive Summary

2.0  Pricing Information

3.0  Payment Milestones

4.0  Maintenance Services

5.0  Creative Options

Appendix A     Terms and Conditions

Appendix B     Commercial Table of Conformance


This document is being provided to the California Power Exchange Systems proposal evaluation team and is privileged and confidential information. No part may be reproduced, transmitted or otherwise distributed outside of the evaluation team without written permission of ABB Power T&D Company Inc. (ABB), Ernst & Young LLP (E&Y) and Perot Systems Corporation (PSC).

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

                                   [GRAPHIC]

1. Executive Summary

                                                               EXECUTIVE SUMMARY



AN ALLIANCE FOR THE NEXT MILLENNIUM
--------------------------------------------------------------------------------

                                [CHART OMITTED]

         Change has become today's watchword as industries and companies position themselves for the next millennium. California is on the cusp of significant change - the deregulation of its power industry. Creating an energy trading market for the State of California sets the stage for the evolution of the energy industry across the United States and highlights the foresight of those visionaries working to create an independent Power Exchange.

         Concepts must now be married with action to develop and deliver a fully operational Power Exchange and commence trading market operations by January 1, 1998.

         The timeline defined for achieving this goal is aggressive - nine months from contract start to market simulation - and demands a high degree of innovative technology to deliver this business solution combined with a qualified team of experienced implementers to lead the delivery. Challenges remain as the business rules, PX and ISO structures, and legislative rulings continue to unfold.

                                                               EXECUTIVE SUMMARY

ABB, Ernst & Young and Perot Systems, three innovative industry leaders, have formed an alliance specifically to leverage our unique combination of proven products and services, mobilization and training, systems integration and project management to bring the California Power Exchange to a timely and successful operation. Our alliance - the PX Alliance - is the only team that has actually delivered the business solutions required by the California Power Exchange -- and has delivered them successfully!

The PX Alliance will take the approach of rapid development through field tested, proven off-the-shelf products. Coupled with this technological know-how is a fully committed, multi-disciplinary team with vast experience in developing energy markets across the globe. The PX Alliance's proposed business approach provides a high value, quality solution that mitigates the potential risk of delay and focuses on the on-time, successful delivery of an operational Power Exchange. The PX Alliance offers the best solution for a fully operational Power Exchange.

The PX Alliance will establish a stand-alone company with operations based in California whose sole mission will be the successful delivery of California's PX by January 1, 1998.

Our three companies already employ more than 2,500 Californians and maintain offices in Santa Clara, San Francisco, San Jose, Sacramento, San Diego, Los Angeles, and Irvine.

Four critical factors differentiate the PX Alliance from our competition.

THE PX SOLUTION -- field tested, proven, off-the-shelf products that we will adapt as required to deliver a successful Power Exchange to the state of California.

THE PX ALLIANCE APPROACH -- rapid development and prototype delivery that provides maximum opportunity for stakeholder involvement while leveraging our experience in similar operations worldwide.

THE PX ALLIANCE EXPERIENCE -- unparalleled worldwide experience successfully delivering solutions of similar size and complexity, supported by an unequaled depth and breadth of talent specifically experienced in shaping the deregulating California electricity industry.

THE PX ALLIANCE TEAM -- a multidisciplinary team with proven experience, exceptional insight and unsurpassed leadership in the worldwide electricity industry, with a unique synergy built on the strengths and expertise of our three companies.

                                                               EXECUTIVE SUMMARY

                                [CHART OMITTED]

The PX Alliance solution is fully compliant with all key requirements outlined in the Request for Proposal. Our integrated service offering is based on field tested, proven, off-the-shelf products that have been developed and implemented in energy trading markets throughout the world. The PX Alliance solution integrates seven key functional areas:

BIDDING. ABB'S Pooling & Settlement System (P&SS) provides an integrated and proven approach to bidding, scheduling & settlements, most recently implemented in Singapore's Power Pool. ABB's PowerWeb, the web interface product, has recently been developed for the New York Power Pool's BidBox. The bidding function of the P&SS can be readily scaled for the required number of market participants. Further details are in Section 4 of the Technical Proposal.

SCHEDULING & PRICE DETERMINATION. ABB's family of scheduling products provides the basis for this module. They are currently used by more than 40 utilities, including the Alberta, ISA (Colombia), New York Power, Singapore, and Eskom (Republic of South Africa) Pools, and by the UK National Grid Company. Inherent in these products is the option to address voluntary congestion management, a feature developed for and tested by the UK National Grid Company and National Power, the UK's largest power generator. They also incorporate the specified options for Simultaneous or Sequential A/S Scheduling. Further details are in
Section 5 of the Technical Proposal.

PUBLISHING. Oracle's suite of WebTools and Netscape's Enterprise server along with ABB's OASIS form the foundation of this module. Further details are in
Section 6 of the Technical Proposal.

SETTLEMENTS. ABB's Pooling & Settlement System (P&SS) is the core for this module. The popularity of P&SS in power pools across the globe has resulted in its application to a wide variety

                                                               EXECUTIVE SUMMARY


of power pool and power exchange operating nodes. Extensive ad-hoc query and user reporting facilities for both confidential and non-confidential reports are incorporated into this product. Further details are in Section 7 of the Technical Proposal.

BILLING & CREDIT. Ernst & Young has designed and implemented billing models in more than ten different energy transmissions systems throughout the US and the UK. The critical billing invoice component of the subsystem is based on E&Y's GasSolutions(TM) product, which was developed and implemented initially to address requirements arising from deregulation of the US gas markets. This product has since undergone further refinements as it has been introduced at British Gas' TransCo business unit and modeled after the UK'S national electric grid and power pool. This product incorporates extremely flexible billing regimens to meet all specified requirements. Further details are in Section 8 of the Technical Proposal.

ADMINISTRATIVE SYSTEMS. Seamless integration and flexibility are hallmarks of the PX Alliance solution's Administrative Systems which leverage Oracle's proven industry standard suite of application packages. Both Ernst & Young, who will be leading customization efforts in this area, and Perot Systems, the overall project manager, have extensive experience in delivering Oracle based solutions. Our solution is sufficiently flexible to accommodate outsourcing non-core functions such as payroll processing should the PX choose to do so. Further details are in Section 9 of the Technical Proposal.

SYSTEM ARCHITECTURE. An infrastructure built on world class technology designed to prevent any single point failure threatening operations underlies our business solution. Digital Equipment Corporation (Digital) has been chosen to provide the requisite hardware and applications which will employ Oracle's relational database products. Digital currently holds the world's performance record for transaction processing utilizing Oracle's RDBMS. The PX Alliance members have developed and implemented the world's largest transaction processing system on an Oracle distributed client server, supporting 500 complex transactions per second. Further details are in Section 3 of the Technical Proposal.

                                                               EXECUTIVE SUMMARY

THE PX ALLIANCE APPROACH
--------------------------------------------------------------------------------

         The PX Alliance will deliver an early release of the commercial business systems to serve as a prototype and market trial tool by leveraging our proven off-the-shelf products and technology. Based on input from the PX staff, market participants, and stakeholders, this Alpha release will facilitate iterative customization and continued development of a successfully operating Power Exchange. Our rapid development early release approach affords the PX and its stakeholders the opportunity to validate related business processes and protocols, mitigating the risk and meeting the challenge inherent in the abbreviated timeline. In Section 2 of the Technical Proposal we describe our approach in further detail and include our specific observations, recommendations and lessons learned in creating similar systems for other power pools around the world.

         Proven program management rapid system development methodologies, systems integration, evaluation, testing and quality assurance methodologies are equally fundamental to the success of the PX. Much attention has been given to these critical foundations in Sections 2 and 10 of our Technical Proposal. Section 11 details our plans for mobilization, roll-out and training. Following the Alpha release, the PX Alliance will lead the training, bringing to bear their unique knowledge and operational insights.

         The PX Alliance is fundamentally committed to the successful operation of the Power Exchange by January 1, 1998. Complementing our base Technical Proposal, we offer three options for your consideration, each of which would provide an even more robust operation.

         As a further demonstration of our commitment to the successful operation of the California Power Exchange, the PX Alliance also plans to present a proposal for the ISO Scheduling Infrastructure, Scheduling Applications, and Business Systems. Given the overlap of these functions and the commonality of their solutions, we will offer significant savings should we be selected for both contracts. The unique worldwide experience of the PX Alliance and our in-depth involvement in the California electricity market provide even more synergy than might be expected from merely selecting the same partner for both operations. Because of our closely integrated team approach, we can focus on the concurrent development seamless integration and expeditious roll-out of these parallel operations to minimize the overall build time and further mitigate the risk.

         The RFP deals solely with the initial build and implementation of the systems and infrastructure to deliver California's Power Exchange by January 1, 1998. Clearly, the PX will require significant operational staff to provide these business services. Indicative of our commitment to your success, Perot Systems offers to assume responsibility for these continued operations. This ready and expedient solution provides a single point of responsibility, accountable for the provision, implementation, operation, and support of these complex business systems. It will also reduce transition timelines and costs, mitigate the risk of inefficiencies arising from hand-offs, and ensure readiness for market response. What's more, this solution commits the PX Alliance to assume even more of the risk in validating business processes and protocols. Further details are in Section 12 of the Technical Proposal.

         The PX Alliance recommends building a prototype to help define and test the business rules concurrent with the continued and iterative development of the fully responsive PX system. The early and frequent involvement of the PX staff, market participants, and other stakeholders to establish and validate the market rules, revised protocols, and bidding and scheduling operations is critical to the successful and timely operation of the Power Exchange. Further details of our testing plan are outlined in Section 2 of the Technical Proposal.

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                                                               EXECUTIVE SUMMARY


OUR PX ALLIANCE QUALIFICATIONS
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

         With our combined capabilities and global experiences, the PX Alliance is the only credible team that can legitimately attest to having delivered the business solution required by the PX.

         ABB POWER T&D COMPANY INC. (ABB) is a world leader in providing applications and products to power pools and energy trading systems. ABB has successfully implemented the replacement system for the Generator Order And Load (GOAL) project for the UK's National Grid Company, the PUB Singapore Power Exchange, and the New York Power Pool open market bidding, pooling and scheduling system. The GOAL replacement project incorporated strict project software auditability transparent to the market participants. ABB has also been selected to provide the core power exchange elements for the creation of the National Energy Market system of Australia, the components of which are nearly identical and complementary to California's Power Exchange.
         ABB is recognized as a pioneer in the development of technologies to address real time power systems requirements throughout the world.

         ERNST & YOUNG LLP (E&Y) is one of the world's premier professional services firms. With over 64,000 employees worldwide, their expertise spans virtually every industry segment. E&Y has been involved in electricity industry deregulation globally, providing services ranging from

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                                                               EXECUTIVE SUMMARY

         economic analysis of market mechanics in New Zealand, Australia and the UK to business transformation of UK and US power and gas utilities. E&Y's team has also developed billing, settlements and bidding systems for a number of the US and UK gas companies. One of E&Y's core competencies is auditability of software. Within the PX Alliance, E&Y will work closely with ABB to provide stringent checks and balances for all software implemented. The resulting transparency of the decision making process will enhance market integrity and encourage greater participation, which in turn will lead to a more efficient and accessible power market. E&Y also has extensive experience in the application of Oracle's suite of administrative and financial systems with demonstrated skills customizing and implementing applications similar to those we will provide the PX.

         Perot Systems Corporation (PSC) will serve as the PX Alliance's overall program manager and system integrator. PSC is one of the world's fastest growing and most innovative venture technology companies. PSC's Energy Group is focused on the changing dynamics of the global utility sector.

         Since 1991 Perot Systems has been actively engaged in a strategic alliance with one of the twelve former UK Regional Electricity Companies, a contract valued at approximately $400 million. PSC has delivered technology-based business solutions and provided operations support to assist this multi-billion dollar company in meeting the challenges of a competitive market. PSC developed and implemented retail energy billing and trading systems which are key to these initiatives.

         Perot Systems has extensive hands-on experience in California's planned utility restructuring. Both Southern California Edison and the Los Angeles Department of Water and Power (LADWP) selected PSC to develop and implement comprehensive business solutions to administer wholesale energy contracts and ancillary and transmission grid services. The relationship with LADWP, the largest contract of its kind ever awarded by the City of Los Angeles, focuses on the transformation of the largest municipal electricity utility in the US to a commercially competitive enterprise. As a result PSC brings significant business and industry insight to the PX Alliance.

         While not the largest company of its kind, Perot Systems holds the distinction for winning the world's largest contracts with the most ambitious time schedules. This is one of PSC's core competencies and a stated strategic direction.

         Perot Systems developed and successfully implemented the world's largest relational database application using open systems client server technology - in just 13 months. This EuropCar International effort involved 55 systems across nine countries and 800 offices, required placing PSC's associates in Oracle's R&D labs, and resulted in the creation of Oracle's Version 7 operating system specifically for this venture. More than 3,000 employees were trained in the operating systems and the reengineered business processes. Training media included reference guides, videotapes, video conferencing and online material in nine different languages. Sixty trainers were used, exploiting a "train the trainer" philosophy. Perot Systems was awarded a ten-year contract to run the overall system, with incentive payments tied to business improvements in market revenues.

         In 1996 Perot Systems formed a strategic outsourcing alliance in excess of $6 billion with Swiss Bank Corporation. PSC provides services and technology which support a distributed environment and customer population of more than 20,000 users. The Wall Street Journal touted this alliance as "the outsourcing business model of the future."

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                                                               EXECUTIVE SUMMARY


PX ALLIANCE PROJECT ORGANIZATION
--------------------------------------------------------------------------------

                                [CHART OMITTED]

OUR PX ALLIANCE TEAM

         A company -- and the products or services it creates -- is only as good as the people who comprise it. The PX Alliance has assembled the joint team by drawing the very best each company has to offer in terms of experience, talent and leadership. The PX Alliance brings together a multi-disciplinary team steeped in knowledge of the industry, technology, processes and people, whose credentials are unsurpassed by any single supplier/integrator or any other group of companies. The California Power Exchange will be the focus of this unique combination of experience and capabilities gathered to deliver the full PX business solution by January 1, 1998.

         Each member of the PX Alliance core team was chosen for his or her specific expertise and unique capabilities to meet the needs of the Power Exchange.


ED SMITH -- ACCOUNT / COMMERCIAL MANAGER

         Ed is a corporate officer and Vice President, PSC; Chief Executive Officer of Perot Systems Europe (Energy Services), Ltd., and Vice President of PSC Energy Corporation, with responsibility for leading PSC's energy group business operations on a global basis. He has held senior leadership positions in domestic and international power, gas and telecommunications markets. Ed was PSC's first U.S. operations associate assigned to Europe and led Perot's engagement with East Midlands Electricity, PLC, third largest of the UK's twelve regional electricity supply and distribution companies, with whom he formed a 12-year alliance that is still considered a model for power-industry transformation. Since That time he has led energy related business development efforts in North America, South Africa, India and several Asian countries. Ed brings to the PX Alliance both proven ability to direct large-scale projects and in-depth insight into the unique challenges of the deregulating utility industry.

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                                                               EXECUTIVE SUMMARY

LARRY SMITH -- PROGRAM MANAGER

         An associate with Perot Systems, Larry has over 25 years of experience in virtually all aspects of the software business. His expertise includes global project management, software development business process reengineering, financial models and product market strategy. He brings to bear significant experience leading multi-million dollar projects involving multiple vendors and international deployment. He has served in numerous technical and managerial positions for a wide range of hardware and software products, information systems, and client solutions in worldwide industries and markets. His performance in entrepreneurial projects demonstrates his ability to set and communicate strategy, define goals, and deliver results.

CINDY BLACK -- PROGRAM OFFICE MANAGER

         Cindy has nearly 18 years of experience in systems organization and project management She established a Program Management Office for the Perot Systems Infrastructure organization which is responsible for the management of 300 separate projects relative to Data Centers, Networks and Network Consolidation. As Project Manager for Swiss Bank Corporation, she was responsible for deploying NT workstations to over 25,000 users worldwide. She recruited staff, established procedures, formalized processes, and interfaced with the client. She has also been responsible for establishing schedules for complex client software implementation from development through software live dates. Cindy's hands-on experience and depth of technical knowledge will help ensure that the PX Alliance meets and even exceeds the demands of the Power Exchange.


ALI IPAKCHI -- PROJECT MANAGER, BIDDING, SCHEDULING AND SETTLEMENTS

         An associate of ABB Systems Control, Dr. Ipakchi has more than 20 years of experience in software development project management, and applied R&D in process control and the utility industry. As manager of the Power Applications department at ABB SC, his department has grown at the rate of 30% per year, includes more than 50 engineers, and generates in excess of $15 million annually His established academic credentials, combined with his software development project management experience will be instrumental to the successful implementation of the bidding, scheduling and settlement modules.

STEVE DEBRENS -- PROJECT MANAGER, BILLING AND ADMINISTRATION

         Steve Behrens is a Senior Manager in Ernst & Young LLP's Utility Consulting practice. He has over 19 years of consulting experience, with emphasis on the application of information technology to solve business problems. He has 14 years of experience in the electric and gas utility industry participating in the planning, design and development of a broad range of systems including customer management and billing, service order management, financial reporting, budgeting, employee management power plant maintenance, and materials management. His attention to detail and exacting performance standards uniquely qualify him to lead the development and successful implementation of the billing and administration modules.

                                                               EXECUTIVE SUMMARY


PAT GOLDEN -- PROJECT MANAGER, INTEGRATION AND ROLL-OUT

         Pat Golden is a key PSC Energy business leader and technical expert. He is currently leading an international forum to develop commercially feasible "across the interface" (electric meter) solutions that will enable organizations to innovate new and advanced products and services. Pat has more than two decades of experience in control systems technology and applications, with particular expertise in developing the technology enablers necessary to achieve business objectives. His industry experience encompasses electricity and petrochemicals, and he has acknowledged skills in information engineering, system design team management and implementation across multi-functional platforms. His skill set and knowledge base make him eminently qualified to effect a successful integration and roll-out of the PX Alliance solution.


MEETING THE CHALLENGE
--------------------------------------------------------------------------------
         We, the PX Alliance, applaud the State of California for empowering the PX to take this proactive leap toward the new millennium by being the first in the United States to offer its citizens the benefits of deregulation. This monumental task requires a quality team and close alliance between the PX and your chosen provider to overcome the innumerable challenges to success.

         We, the PX Alliance, three innovative industry leaders, are totally committed to the success of the California Power Exchange. Our unique combination of proven products, quality services, robust training, thorough systems integration and expert project management will be focused on bringing the California Power Exchange to timely and successful operation by January 1, 1998.

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                                   [GRAPHIC]

2. Pricing Information
   (Forms 1 through 11)

                                                             PRICING INFORMATION


PRICING INFORMATION
--------------------------------------------------------------------------------

     This section addresses the requirements of Volume I, Section 3 - Bidding Instructions. The PX Alliance has carefully examined the contract that is part of Volume 1 Section 5 of the PX RFP and proposes changes as indicated in the accompanying revised general terms and conditions. If the target date of 1 January 1998 is not met because of changes in project scope due in whole or part to causes beyond the control of the PX Alliance, the price may be adjusted based on an agreed index.

     The essence of our proposed pricing structure is:

     * Delivery by January 1, 1998

     * Fixed Price

     * Utilization of standard systems and subsystems.

PRICING ASSUMPTIONS

     The PX Alliance has considered the following assumptions in developing our pricing.

     * All intellectual property rights in software and documentation, including but not limited to, all copyrights and patent rights, shall remain with the PX Alliance or its licensor(s).

     * Payment of applicable taxes is detailed in Section 9.3 of the General Terms and Conditions.

     * The PX will provide the sites for both the Primary Operations and Backup Systems, which will include utilities, furniture, cabling, and other office accommodations. These costs have not been included in our pricing.

     * The PX Alliance will utilize the Hardware intended for the Primary and/or Backup sites as the development environment.

     * Insurance is detailed in section 24 of the General Terms and Conditions.

PRICING FORMS

     Pricing Forms 1 through 11 present the PX Alliance proposed pricing for the total PX Systems and the breakdown of our proposed prices.

     The "A" forms (for example Form 3A) designate items specific to the Primary Operations Center. The "B" forms designate items specific to the Backup System. Forms without a letter designation apply to both systems as a single-cost item.

     Form 2B provides for quotations for the equipment required at the Backup System.

     The Administrative System appears on Forms 3A and 3B.

     Form 9 assists the PX in determining the cost of options that it may or may not elect to procure.

     The PX Alliance is proposing no incremental price increase for implementing the required Simultaneous Ancillary Services Auction option.

                                                                          FORM 1

FORM 1
--------------------------------------------------------------------------------

BASE PX SYSTEMS PRICE SUMMARY

                                                                                                  SIMULTANEOUS
                                                                                 SEQUENTIAL       A/S AUCTION
                                                                                A/S AUCTION      (INCREMENTAL)

BASE PX SYSTEMS TOTAL PRICE                                                      $45,946,780      $         0

Total of Items Common to Both Primary Operations Center and Backup System        $23,224,191      $         0

PX Systems Application Software (Form 3)                                         $21,143,028      $         0

Spare Parts (Form 5)                                                             $   272,941      $         0

Training (Form 6)                                                                $ 1,808,222      $         0

PX Participant System Software, if any (Form 7)(1)                               $         0      $         0

Freight and Insurance(2)                                                         $         0      $         0

Taxes (Identify)(2)                                                              $         0      $         0

Total of Items Specific to Primary Operations Center                             $19,029,817      $         0

PX Systems Hardware (Form 2A)                                                    $ 2,522,604      $         0

PX Systems Support Software (Form 3A)                                            $ 1,683,472      $         0

PX Systems Implementation Services (Form 4A)                                     $14,823,751      $         0

Total of Items Specific to Backup System                                         $ 3,692,762      $         0

PX Systems Hardware (Form 2B)                                                    $ 1,265,706      $         0

PX Systems Support Software (Form 3B)                                            $   678,959      $         0

PX Systems Implementation Services (Form 4B)                                     $ 1,748,097      $         0
----------------------------------------------------------------------------------------------------------------

(1) No specific software required
(2) See 2.1 Pricing Assumptions in the commercial proposal

--------------------------------------------------------------------------------
            Intellectual Property Ownership Option (A=PX/B=Vendor):      B

                  Bidder       The PX Alliance

   Authorized Signature:       /s/ EDWARD M. SMITH

                Address:       633 West Fifth
                               Los Angeles, CA 90017

       Telephone Number:       (213) 367-1404         Fax Number: (213) 367-5006

                   Date:       January 14, 1997
--------------------------------------------------------------------------------

                                                                    FORM 2A

FORM 2A
--------------------------------------------------------------------------------

PX SYSTEMS PRIMARY OPERATIONS CENTER HARDWARE

                                                                                           SIMULTANEOUS
                                                                         SEQUENTIAL         A/S AUCTION
                                                                         A/S AUCTION       (INCREMENTAL)
PX Systems Primary Operations Center Hardware Total Price                 $2,522,604              $0

1)  Equipment [Volume II, Section 2, Exhibit 2-1 less printers and
    less operator consoles/workstations]                                  $2,325,006              $0

2)  Printers [Volume II, Section 2, Exhibit 2-2]                          $   34,893              $0

3)  Workstations [Volume II, Section 2, Exhibit 2-3]                      $  162,705              $0



               Bidder      The PX Alliance

Authorized Signature:      /s/ EDWARD M. SMITH

                Date:      January 14, 1997

                                                                    FORM 2B

FORM 2B
--------------------------------------------------------------------------------

PX SYSTEMS BACKUP SYSTEM HARDWARE


                                                                         SEQUENTIAL        SIMULTANEOUS
                                                                         A/S AUCTION        A/S AUCTION
PX Systems Backup System Hardware Total Price                             $1,265,706              $0

1)  Equipment [Volume II, Section 2, Exhibit 2-1 less printers and
    less operator consoles/workstations]                                  $1,106,236              $0

2)  Printers [Volume II, Section 2, Exhibit 2-2]                          $   25,000              $0

3)  Workstations [Volume II, Section 2, Exhibit 2-3]                      $  134,470              $0



               Bidder      The PX Alliance

Authorized Signature:      /s/ EDWARD M. SMITH

                Date:      January 14, 1997

                                                                      F o r m  3

Form 3
--------------------------------------------------------------------------------

PX Systems Application Software

                                                                                           SIMULATANEOUS
                                                                         SEQUENTIAL         A/S AUCTION
                                                                         A/S AUCTION       (INCREMENTAL)
PX Systems Application Software                                          $21,143,028              $0

1)  Bidding & Scheduling [Volume III, Sections 3 & 4                     $ 6,367,207              $0

2)  Settlements [volume III, Section 6]                                  $ 2,978,042              $0

3)  Billing [Volume III, Section 7]                                      $ 9,025,500              $0

4)  Administrative System [Volume III, Section 8]                        $ 1,016,065              $0

5)  Publishing Module [Vol. III, Section 5]                              $ 1,756,214              $0



               Bidder      The PX Alliance

Authorized Signature:      /s/ EDWARD M. SMITH

                Date:      January 14, 1997

                                                                    F o r m  3 A

Form 3A
--------------------------------------------------------------------------------

PX Systems Primary Operations Center Support Software

                                                                                SIMULTANEOUS
                                                                SEQUENTIAL       A/S AUCTION
                                                                A/S AUCTION     (INCREMENTAL)
PX Systems Software Total Price                                 $1,683,472       $       0

1)   Administrative System License [Volume III, Section 8       $  267,055       $       0

2)   Licenses for standard communication software protocols,
     configuration utilities, and network management [Volume
     III, Section 10.3]                                         $  811,647       $       0

3)   FTP client and server software licenses [Volume III,
     Section 3.2](1)                                            $        0       $       0

4)   World Wide Web browser and server software licenses
     [Volume III, Section 3.2 and 5]                            $   10,000       $       0

5)   Licenses for database server, database maintenance,
     form, and report generation software [Volume III,
     Section 10.4, 10.6]                                        $  330,660       $       0

6)   Licenses for database client software (may include
     form and report generation if not included with the
     server license) [Volume III, Section 10.4]                 $   33,581       $       0

7)   Operating System Licenses [Volume III, Section 10.3]       $   53,176       $       0

8)   Language compiler and program linker licenses [Volume
     III, Section 10.2]                                         $   98,353       $       0

9)   Virus detection/correction software licenses
     (including update service) [Volume III, Section 3.6]       $    5,000       $       0

10)  Fax send/receive software licenses [Volume III,
     Section 3.2]                                               $   10,000       $       0

11)  Other software and/or licenses (specify)(2)                $   64,000       $       0

---------------
(1) Include in network software
(2) PVF Source Control, J++, SQA Team Test, Perf Monitor, Netscape, Front-page, Delphi, Windows Developers Kit, Microsoft C++


               Bidder   The PX Alliance

Authorized Signature:   /s/ EDWARD M. SMITH

                Date:   January 14, 1997

                                                                        FORM  3B

FORM 3B
--------------------------------------------------------------------------------

PX Systems Software Backup System Support Software

                                                                                SIMULTANEOUS
                                                                SEQUENTIAL       A/S AUCTION
                                                                A/S AUCTION     (INCREMENTAL)
PX Systems Software Total Price                                 $  678,959       $       0

1)   Administrative System License [Volume III, Section 8](1)   $        0       $       0

2)   Licenses for standard communication software protocols,
     configuration utilities, and network management [Volume
     III, Section 10.3]                                         $  554,118       $       0

3)   FTP client and server software licenses [Volume III,
     Section 3.2](2)                                            $        0       $       0

4)   World Wide Web browser and server software licenses
     [Volume III, Section 3.2 and 5]                            $   10,000       $       0

5)   Licenses for database server, database maintenance,
     form, and report generation software [Volume III,
     Section 10.4, 10.6]                                        $   82,665       $       0

6)   Licenses for database client software (may include
     form and report generation if not included with the
     server licenses) [Volume III, Section 10.4](1)             $        0       $       0

7)   Operating System Licenses [Volume III, Section 10.3]       $   27,176       $       0

8)   Language compiler and program linker licenses [Volume
     III, Section 10.2](1)                                      $        0       $       0

9)   Virus detection/correction software licenses
     (including update service) [Volume III, Section 3.6]       $    5,000       $       0

10)  Fax send/receive software licenses [Volume III,
     Section 3.2](1)                                            $        0       $       0

11)  Other software and/or licenses (specify)(1)                $        0       $       0

---------------
(1) No extra cost for backup system
(2) Included in network costs


               Bidder   The PX Alliance

Authorized Signature:   /s/ EDWARD M. SMITH

                Date:   January 14, 1997

                                                                    F o r m  4 A

Form 4A
--------------------------------------------------------------------------------

PX Systems Primary Operations Center Implementation Services


                                                                   SIMULTANEOUS
                                               SEQUENTIAL           A/S AUCTION
                                              A/S AUCTION          (INCREMENTAL)
PX Systems Implementation Services
Total Price                                   $14,823,751           $          0

1)   System tests [Volume II, Section 3]      $ 2,324,136           $          0

2)   Installation and Support services
     [Volume II, Section 4.1]                 $ 2,148,907           $          0

3)   System maintenance until completion
     of warranty period [Volume II,
     Section 4.2]                             $ 2,502,408           $          0

4)   Maintenance after warranty [Volume
     II, Section 4.2.4](1)                    $         0           $          0

5)   (a) Maintenance contract for computer
     and peripheral equipment [Volume II,
     Section 4.2.4.1]                         $    25,000           $          0

     (b) Maintenance contract for other
     equipment [Volume II, Section
     4.2.4.2](2)                              $         0           $          0

7)   Documentation [Volume II, Section 6]     $   870,621           $          0

8)   Project management [Volume II,
     Section 7]                               $ 4,643,247           $          0

9)   Other (specify)(3)                       $ 2,309,432           $          0


---------------
(1)  See Commercial Proposal Section 4 - Maintenance Services

(2)  Equipment consists of computers and peripherals only

(3)  Systems Integration


               Bidder   The PX Alliance

Authorized Signature:   /s/ EDWARD M. SMITH

                Date:   January 14, 1997

                                                                    F o r m  4 B

Form 4B
--------------------------------------------------------------------------------

PX Systems Backup System Implementation Services


                                                                   SIMULTANEOUS
                                               SEQUENTIAL           A/S AUCTION
                                              A/S AUCTION          (INCREMENTAL)
PX Systems Implementation Services
Total Price                                   $ 1,748,097           $          0

1)   System tests [Volume II, Section 3]      $   258,238           $          0

2)   Installation and Support services
     [Volume II, Section 4.1]                 $   238,768           $          0

3)   System maintenance until completion
     of warranty period [Volume II,
     Section 4.2]                             $   600,661           $          0

4)   Maintenance after warranty [Volume
     II, Section 4.2.4](1)                    $         0           $          0

5)   (a) Maintenance contract for computer
     and peripheral equipment [Volume II,
     Section 4.1.2.1]                         $    10,000           $          0

6)   (b) Maintenance contract for other
     equipment [Volume II, Section
     4.1.2.2](2)                              $         0           $          0

7)   Documentation [Volume II, Section 6]     $    96,736           $          0

8)   Project management [Volume II,
     Section 7]                               $   543,694           $          0

9)   Other (specify)(3)                       $         0           $          0


---------------
(1)  See Commercial Proposal Section 4 - Maintenance Services

(2)  Equipment consists of computers and peripherals only

(3)  None


               Bidder   The PX Alliance

Authorized Signature:   /s/ EDWARD M. SMITH

                Date:   January 14, 1997

                                                                     F o r m   5

FORM 5
--------------------------------------------------------------------------------

PX SYSTEMS SPARE PARTS AND TEST EQUIPMENT

                                                                   SIMULTANEOUS
                                                   SEQUENTIAL      A/S AUCTION
                                                   A/S AUCTION     (INCREMENTAL)
PX Systems Spare Parts and Test Equip-             $   272,941      $         0
ment Total Price

       Spare Parts List [per Volume II,
       Section 4.3]

1)     Digital Spare Parts - Primary System        $   167,059      $         0

2)     Digital Spare Parts - Backup System         $   105,882      $         0

3)                                                 $                $

4)                                                 $                $

5)                                                 $                $

6)                                                 $                $

7)                                                 $                $

8)                                                 $                $

9)                                                 $                $

10)                                                $                $


               Bidder   The PX Alliance

Authorized Signature:   /s/ EDWARD M. SMITH

                Date:   January 14, 1997

                                                                          FORM 6


FORM 6
--------------------------------------------------------------------------------

PX SYSTEMS TRAINING TOTAL PRICE

                                                                                               SIMULTANEOUS
                                                                           SEQUENTIAL          A/S AUCTION
                                                                           A/S AUCTION        (INCREMENTAL)

PX Systems Training Total Price                                            $1,808,222             $    0

1)   System Overview Seminar [Volume II, Section 5.1]                      $  271,233             $    0

2)   Database, Form, and Report Generation Training [Volume II, Sec-       $  180,822             $    0
     tion 5.2.1]

3)   Hardware Training [Volume II, Section 5.2.2]                          $  325,480             $    0

4)   Software Training (Except programming Training) [Volume II, Sec-      $   90,411             $    0
     tion 5.2.3, except Section 5.2.3.1]

5)   Integrated PX Systems Training [Volume II, Section 5.2.4]             $  542,467             $    0

6)   PX User Staff Training [Volume II, Section 5.3]                       $  397,809             $    0
-------------------------------------------------------------------------------------------------------------











               Bidder    The PX Alliance

Authorized Signature:    /s/ EDWARD M. SMITH

                Date:    January 14, 1997
--------------------------------------------------------------------------------

                                                                          FORM 7


FORM 7
--------------------------------------------------------------------------------

PX PARTICIPANT SYSTEM SOFTWARE

                                                                                               SIMULTANEOUS
                                                                           SEQUENTIAL          A/S AUCTION
                                                                           A/S AUCTION        (INCREMENTAL)


     PX Participant System Software (if any)(1)                            $        0             $    0

-------------------------------------------------------------------------------------------------------------
(1) No specific software required












               Bidder    The PX Alliance

Authorized Signature:    /s/ EDWARD M. SMITH

                Date:    January 14, 1997
--------------------------------------------------------------------------------

                                                                      F o r m  8


FORM 8
--------------------------------------------------------------------------------

PX PARTICIPANT TRAINING


                                                                            SIMULTANEOUS
                                                              SEQUENTIAL    A/S AUCTION
                                                              A/S AUCTION   (INCREMENTAL)
PX Participant Training (per-student or per-class, specify
  class size) [Volume II, Section 5.4](1)                     $    12,000   $          0

(1) Cost per class, maximum size 20 students


               Bidder      The PX Alliance

Authorized Signature:      /s/ EDWARD M. SMITH

                Date:      January 14, 1997

                                                                      F o r m  9


FORM 9
------------------------------------------------------------------------------
PX SYSTEMS OPTIONS

                                                                                     SIMULTANEOUS
                                                                       SEQUENTIAL     A/S AUCTION
                                                                      A/S AUCTION    (INCREMENTAL)
1)      PX Systems Display Generation Software [Volume III, Section     $      0          $0
        10.5](1)

2)      PX Systems Display Generation Software Training [Volume II,     $      0          $0
        Section 5.2.1](1)

3)      Programming Training [Volume II, Section 5.2.3.1]               $106,000          $0

4)      Computer and Peripheral Equipment Maintenance Contracts        -($434,097)        $0
        (optional quotation for 8-hour on-site response) [Volume
        II, Section 4.2.4](2)

5)      Maintenance Contracts of Other Equipment (optional              $      0          $0
        quotation for 8-hour on-site response) [Volume II, Section
        4.2.4.2](3)

6)      Software Maintenance Contracts after Final Acceptance           $      0          $0
        (specify recommended services) [Volume II, Section
        4.2.4.3](4)

1 No proprietary display generation software is used with our proposal

2 Price already included 2 hr response thus the deduct

3 Equipment consists of computers and peripherals only

4 Price included in maintenance during warranty see Commercial Proposal Section
  4.2 Software Maintenance



               Bidder              The PX Alliance

Authorized Signature:              /s/ EDWARD M. SMITH


                 Date              January 14, 1997


                                       24

                                                                         FORM 10


FORM 10
--------------------------------------------------------------------------------

UNIT PRICES

     The following unit prices shall apply to additional equipment or services that may be purchased by the PX.

                                                                                                    SIMULTANEOUS
                                                                                SEQUENTIAL          A/S AUCTION
                                                                                A/S AUCTION         (INCREMENTAL)

1)   High-performance Workstation for Operations Center Console [Vol-           $  39,600           $    0
     ume II, Section 2.8 and Exhibit 2-3]

2)   PC-based Workstation [Volume II, Section 2.8 and Exhibit 2-3]              $   6,000           $     0

3)   Video Copier [Volume II, Section 2.9 and Exhibit 2-2])                     $   9,000           $     0

4)   Laser Printer [Volume II, Section 2.7 and Exhibit 2-2]                     $   4,000           $     0

5)   Impact Printer, if applicable [Volume II, Section 2.7 and Exhibit 2-2]     $     631           $     0

6)   PX Participant User Document (per set) [Volume II, Section 6.5.2]          $     150           $     0

7)   Daily rates for Contractor's personnel at factory (specify skill levels)

     Principle Consultant                                                       $   2,800           $     0

     Project Manager                                                            $   2,400           $     0

     Technical Lead                                                             $   2,000           $     0

     Designer                                                                   $   1,600           $     0

     Programmer                                                                 $   1,200           $     0

     Technician                                                                 $     800           $     0

     Administrative Support                                                     $     400

8)   Daily rates for Contractor's personnel to provide services at site          (same as 7         $     0
     (specify skill levels)                                                        above)
-------------------------------------------------------------------------------------------------------------











               Bidder    The PX Alliance

Authorized Signature:    [ILLEGIBLE]

                Date:    January 14, 1997
--------------------------------------------------------------------------------

                                                                         FORM 11


FORM 11
--------------------------------------------------------------------------------

PX SYSTEMS BACKUP SYSTEM SERVICES

                                                                                                    SIMULTANEOUS
                                                                                SEQUENTIAL          A/S AUCTION
                                                                                A/S AUCTION         (INCREMENTAL)

     PX Systems Backup System Services Net Price [Volume III, Section 14.3](1)  $     0             $     0

1)   Space Lease(1)                                                             $     0             $     0

2)   Vendor-provided Equipment Lease(1)                                         $     0             $     0

3)   Operations Services(1)                                                     $     0             $     0

4)   Less Purchase Cost of Vendor-provided Equipment(1)                         $    (0)            $    (0)

-------------------------------------------------------------------------------------------------------------
(1) The PX Alliance is not proposing an option to own the backup systems











               Bidder    The PX Alliance

Authorized Signature:    [ILLEGIBLE]

                Date:    January 14, 1997
--------------------------------------------------------------------------------

[GRAPH]

3.  Proposed Payment and Milestones

                                                              PAYMENT MILESTONES


PAYMENT MILESTONES
--------------------------------------------------------------------------------

The PX Alliance proposes a payment schedule as follows:

*  10% upon contract signature.

* Monthly milestones and payments commensurate with the milestones achieved and the amount of work engaged. Specific detailed milestones to be agreed with the PX Program Manager.

* Hardware and Software License Fees will be incorporated in the monthly milestones for payment upon delivery.

*  Program Management fees will be incorporated in monthly milestones.

* The final payment will be made upon acceptance, as detailed in Section 18 of the General Terms and Conditions.

                                     [MAP]



4. MAINTENANCE SERVICES

                                         M a i n t e n a n c e   S e r v i c e s

Maintenance Services
--------------------------------------------------------------------------------

         The PX Alliance aims to provide the highest possible quality product and services to the PX. Our commitment to quality extends far beyond the creation of and implementation of computer software. We are acutely aware of the issues and concerns arising from the operation of the systems in a rigorous production environment. This awareness is heightened by first hand experience of having to operate the computer systems developed within a mission critical production environment. (See Section 12 of the Technical Proposal.)

         This unique commitment to performance is backed by a combination of quality development and a comprehensive post implementation maintenance program. The maintenance program outlined in Annex C to Appendix A addresses the nature and criticality of the system by providing maintenance support from the PX Alliance partner that created and designed the component solution. This ensures full continuity and expedient service by leveraging the intimate understanding of the intricacies of the solution by exploiting nuances within the design.

Hardware Maintenance

         Hardware maintenance will be provided directly by Digital Equipment Corporation, the original hardware vendor for the PX Alliance. The following describes Digital's Maintenance Product Service for Priority Plus Extended Warranty (standard response coverage) and the additional Premier Service Extended Warranty (2 hour response) that will be provided to the PX. The cost for both warranty packages is included in the PX Alliance proposal.

Digital PRIORITY PLUS - Extended Warranty
--------------------------------------------------------------------------------

         Includes the following services:

         *  Priority Plus Service Package for AlphaServer class configuration.

         *  One (1) year duration.

         * Hardware maintenance is on site 7x24 with 4 hour response for DIGITAL systems and DIGITAL installed options.

         *  Named engineer.

         * Software support is 7x24 with Named Account Rep and 1 hour committed response on DIGITAL UNIX, OpenVMS, or Windows NT support.

         *  License Subscription on DIGITAL UNIX or OpenVMS, not on Windows NT.

         * Updated for DIGITAL UNIX and OpenVMS on CDROM. Excluding LNC01, LGxxPlus, LGLx, LPS32+, and LF02 Printers.

Digital PREMIER PACKAGE - Extended Warranty
--------------------------------------------------------------------------------

         Includes the following services:

         *  Premier Service Package for AlphaServer configuration.

         *  One (1) year duration.

         * Hardware maintenance is on site 7x24 with 2 hour response for DIGITAL systems and DIGITAL installed options.

         *  Named engineer.

                                         M a i n t e n a n c e   S e r v i c e s

         * Software support is 7x24 with named Acct Rep and 1 hour committed response on DIGITAL UNIX, OpenVMS, or Windows NT support.

         *  Proactive Patch Distribution.

         *  License Subscription on DIGITAL UNIX or OVMS, not on Windows NT.

         * Software updates for DIGITAL UNIX & OVMS on CDROM. Excluding LNC01, LGxx+, LPS32+, and LF02 Printers.

Software Maintenance

         Software maintenance services are reflected in the proposed price. A sample Software Maintenance Service Agreement is included in Annex C to Appendix A of this Commercial Proposal.

[GRAPH]

5.  Creative Options

                                                                CREATIVE OPTIONS


CREATIVE OPTIONS
--------------------------------------------------------------------------------

The RFP and the PX alliance Technical Proposal response deal with the procurement and roll-out of systems and infrastructure to support the operation of the California Power Exchange (PX). They do not cover the subsequent operations and fist line support of those systems and business operations. The purpose of this Section is to offer for consideration an option whereby the PX Alliance would both build and operate the business systems for the PX management.

The PX Alliance is fundamentally commitment to the successful operations of the Power Exchange by January 1, 1998. Complementing our base Technical Proposal, we offer three options for your consideration, each of which would provide an even more robust operation.

o As a further demonstration of our commitment to the successful operation of the California Power Exchange, the PX Alliance also plans to present a proposal for the ISO Scheduling Infrastructure, Scheduling Applications, and Business Systems. Given the overlap of these functions and the commonality of their solutions, we will offer significant savings should we be selected for both contract. The unique worldwide experience of the PX Alliance and our in-depth involvement in the California electricity market provide even more synergy than might be expected form merely selecting the same partner for both operations. Because our closely integrated team approach, we can focus on the concurrent development, seamless integration and expeditious roll-out of these parallel operations to minimize the overall build time and further mitigate the risk.

o The RFP deals solely with the initial build and implementation of the systems and infrastructure to deliver California's Power Exchange by January 1, 1998. Clearly, the PX will require significant operational staff to provide these business service. Indicative of our commitment to your success, Perot Systems offers to assume responsibility of these continued operations. This ready and expedient solution provides a single point of responsibility, accountable for the provision, implementation, operation, and support of these complex business systems. I will also reduce transition timelines and cost, mitigate the risk of inefficiencies arising form hand-off, and ensure readiness for market response. In addition, this solution commits the PX Alliance to assume even more of the risk in validating business process and protocols. Further details are in Section 12 of the Technical Proposal.

o The PX Alliance recommends building a prototype to help define and test the business rules concurrent with the continued and iterative development of the fully responsive PX system. The early and frequent involvement of the PX staff, market participants, and other stakeholders to establish and validate the market rules, revised protocols, and bidding and scheduling operations in critical to the successful and timely operations of the Power Exchange. Further details of our testing plans are outlined in Section 2 of the Technical Proposal.


MEETING THE CHALLENGE
--------------------------------------------------------------------------------

We, the PX Alliance, applause the State of California for empowering the PX to take this proactive leap toward the new millennium by being the first in the United States to offer its citizens the benefits of deregulation. This monumental task requires a quality team and close alliance between the PX and your chosen provider to overcome the innumerable challenges to success.

We, the PX Alliance, three innovative industry leaders, are totally committed to the success of the California Power Exchange. Our unique combinations of proven products, quality services, robust training, through systems integration an expert project management will be focused on bringing the California Power Exchange to timely and successful operation by January 1, 1998.

                                     [MAP]



APPENDIX A

                          GENERAL TERMS AND CONDITIONS

                               Table of Contents

Section                                                                    Page
-------                                                                    ----
1.   AGREEMENT ...........................................................   1

2.   DEFINITIONS .........................................................   1

3.   TOTAL AUTHORIZED AMOUNT AND EFFECTIVE PERIOD ........................   4

4.   PRIORITY OF DOCUMENTS ...............................................   5

5.   SCOPE OF WORK .......................................................   5

6.   WORK SCHEDULE .......................................................   5

7.   RISK OF LOSS ........................................................   7

8.   TITLE ...............................................................   7

9.   COMMERCIAL TERMS ....................................................   8
     Invoices ............................................................   8
     Payment .............................................................   8
     Taxes ...............................................................   9
     Payment for Field Technical Services ................................   9
     Claims ..............................................................  10

10.  CHANGES .............................................................  10

11.  PROJECT MANAGEMENT ..................................................  11

12.  CODES AND STATUTES ..................................................  12

13.  SUBCONTRACTORS ......................................................  13

14.  SUSPENSION ..........................................................  13

15.  PROPRIETARY INFORMATION AND MATERIAL ................................  14

                            PROPRIETARY INFORMATION
                    Not for use or disclosure outside of the
                     Parties except under written agreement

                                      (1)

                          GENERAL TERMS AND CONDITIONS

                               Table of Contents

Section                                                                    Page
-------                                                                    ----
16.  PROPRIETARY RIGHTS AND LICENSES......................................  15
     Software and Documentation License ..................................  15
     Right to Use ........................................................  16
     Right to Copy the Licensed Software and Licensed Documentation ......  17
     Distribution Rights .................................................  17
     [Reserved] ..........................................................  17
     [Reserved] ..........................................................  17
     Improvements and Upgrades ...........................................  18
     Right to Transfer ...................................................  18
     Reverse Engineering .................................................  18
     Software Maintenance ................................................  18

17.  SOURCE CODE .........................................................  18

18.  INSPECTION, TESTING AND ACCEPTANCE ..................................  19
     Inspection ..........................................................  19
     Supplier Testing ....................................................  19
     Integrated System Tests .............................................  19
     Operational Dry Run .................................................  20
     Availability Test ...................................................  21
     Acceptance ..........................................................  21
     Delay in Completion .................................................  22

19.  WARRANTIES ..........................................................  22
     System ..............................................................  22
     Documentation .......................................................  23
     Third Party Equipment ...............................................  24
     Replacement Parts ...................................................  24
     Work ................................................................  24
     Conditions of Warranties ............................................  24

20.  SUPPLIER'S SYSTEM SUPPORT ...........................................  25

21.  INFRINGEMENT PROTECTION .............................................  26

                            PROPRIETARY INFORMATION
                    Not for use or disclosure outside of the
                     Parties except under written agreement

                                      (2)

                          GENERAL TERMS AND CONDITIONS

                               Table of Contents

Section                                                                    Page
-------                                                                    ----
22.  FITNESS FOR DUTY ....................................................  28

23.  INDEMNITY ...........................................................  29

24.  INSURANCE ...........................................................  30

25.  SAFETY NOTIFICATIONS ................................................  32

26.  LIMITATION OF LIABILITY .............................................  33

27.  DISPUTES ............................................................  34

28.  TERMINATION AT WILL .................................................  35

29.  DEFAULTS AND CANCELLATION FOR CAUSE .................................  36

30.  NON-WAIVER ..........................................................  37

31.  ASSIGNMENT ..........................................................  37

32.  SEVERABILITY ........................................................  37

33.  NOTICES .............................................................  38

34.  GOVERNING LAW .......................................................  38

35.  SECTION HEADINGS ....................................................  38

36.  SURVIVAL ............................................................  38

37.  CONFLICT OF INTEREST/BUSINESS ETHICS ................................  39

38.  EQUAL OPPORTUNITY LAWS ..............................................  40

39.  INJURY AND ILLNESS PREVENTION PROGRAM ...............................  42

                            PROPRIETARY INFORMATION
                    Not for use or disclosure outside of the
                     Parties except under written agreement

                                      (3)

                          GENERAL TERMS AND CONDITIONS

                               Table of Contents

Section                                                                    Page
-------                                                                    ----
40.  ENTIRE AGREEMENT ....................................................  42

41.  LICENSE AGREEMENTS ..................................................  42

42.  THIRD PARTY BENEFICIARIES ...........................................  42

43.  EXECUTION ...........................................................  43

     ANNEX A: Specification
     ANNEX B: Price
     ANNEX C: License and Software Maintenance Agreements
     ANNEX D: Third Party Software
     ANNEX E: Source Code
     ANNEX F: Dispute Resolution Procedures
     ANNEX G: Purchaser's Published Policies and Rules on Business Ethics


                            PROPRIETARY INFORMATION
                    Not for use or disclosure outside of the
                     Parties except under written agreement

                                      (4)

                          GENERAL TERMS AND CONDITIONS


THIS AGREEMENT, effective __________________, 1997 (Agreement), is between ______________________________________ (Supplier), a Delaware limited liability company, [address], [city], and _______________________________ (Purchaser), a project management contractor representing the Western Power Exchange (WEPEX), a collaborative effect by Pacific Gas and Electric Company, San Diego Gas & Electric Company and Southern California Edison Company to establish a Power Exchange to operate a California spot market for electricity in response to the California Public Utilities Commission (CPUC) December 20, 1995 ruling to restructure the electric utility industry. The parties hereinafter shall be individually known as "Party" and collectively as "Parties." This Agreement consists of this paragraph and the following Articles, and includes all Exhibits, Appendices, Forms and other documents incorporated by reference herein or attached hereto and which are hereby made a part hereof.

1.   AGREEMENT

     In consideration of the payments to be made and obligations to be performed by Purchaser, Supplier shall perform the Work and its other obligations, all as specified in this Agreement.

2.   DEFINITIONS

     When used herein with initial capitalizations, whether in the singular or in the plural, the following terms shall have the following meanings:

     Acceptance or Accepted: When all of the conditions of acceptance have been must as set forth in Section 18.6 hereof.

     Acceptance Test Procedure: A document, prepared by Supplier and approved by Purchaser, which designates the tests and inspections to be performed on the System to determine its conformance with the Specification.

     Amendment: Document issued by Purchaser, and agreed to by Supplier, which amends this Agreement pursuant to Article 10.

     Authorized Representative: The only person(s) or entity(ies) designated by notice given to Supplier by Purchaser as being authorized to act on behalf of Purchaser for the purposes of this Agreement, subject to any limitations specified in the notice.



                            PROPRIETARY INFORMATION
                    Not for use or disclosure outside of the
                     Parties except under written agreement

     Authorized Users: As defined in Section 16.1.1.

     CPUC: The California Public Utilities Commission or its regulatory successor.

     Derivative Work: A revision, modification, translation, abridgement, condensation, expansion, upgrade, adaptation into other operating systems, or other manipulation of the Licensed Software, or any other form in which the Licensed Software may be recast, transferred or adapted, which if prepared without the consent of the owner(s) of the Licensed Software would constitute an infringement of such owner(s) intellectual property rights to said Licensed Software.

     Developments: As defined in Section 16.2.

     Delivery Dates: The contractual dates as specified in this Agreement on which the components of the System shall be transferred to the common carrier for shipment (FOB Point of Shipment) or shall be received at the designated shipment destination (FOB Destination), as specified by the FOB terms in this Agreement.

     Documentation: Drawings, procedures, instructions, reports, manuals, Software, Software Documentation, and other data, to be furnished by Supplier pursuant to this Agreement.

     Field Technical Services: Technical services furnished by Supplier at the Jobsite as stated in the Specification, such as technical support during installation, acceptance testing, and implementation.

     Funding Decision: CPUC Decision 96-08-038 (August 2, 1996), as that Decision may be modified and superseded. This Decision among other things provides for funding of the Work and establishes a Trustee, a trust advisory committee and independent technical advisors, which will have oversight over the Work and payments for such Work.

     Integrated System Tests: Tests prepared by Supplier and approved by Purchaser, and conducted by Supplier and Purchaser (or their authorized representatives) in accordance with the Acceptance Test Procedure on the System at Supplier's facility and/or the Jobsite to demonstrate conformance with the Specification.

     Jobsites: The locations of the facilities selected by Purchaser for the deployment of the System as set forth in the Specification.

     Licensed Documentation: Documentation furnished under this Agreement to which Supplier or a third party (licensor of Supplier) owns the intellectual property rights which are not transferred to the Licensee under this Agreement.

     Licensed Software: As defined in Section 16.1.

Licensee under this Agreement.

System (PX System): The computerized system including and consisting of hardware, computers, processors, firmware, Software, Software Documentation, and interconnecting cables and other incidental equipment, which comprise the deliverable system as an integrated whole, more specifically described in the Specification; the System is also referred to as the PX System.

System User: System User shall mean any person, legal or natural, that uses the System for its intended purposes, including but not limited to the marketing and procurement of electricity.

Trustee: The Trustee or Trustees of the trust which may be established as required by the Funding Decision in order to manage funds for development of the infrastructure for the PX.

Uncontrollable Force: Causes beyond the reasonable control of a Party including but not limited to: flood, fire, lightning, earthquake, unusually severe weather, material unavailability which by the exercise of due diligence and foresight such Party could not avoid and which by exercise of due diligence it is unable to overcome, epidemic, quarantine restriction, war, sabotage, act of a public enemy, insurrection, riot, civil disturbance, strike, restraint by court order or public authority and action or non-action by or inability to obtain authorization or approval from any governmental agency or authority (except, in the case of Purchaser, the CPUC, Trustee or PX), which by the exercise of due diligence it is unable to overcome. For Supplier, "Uncontrollable Force" shall also include delays by the Purchaser and Authorized Users in their determination, negotiation or approval of, and their inability to reach agreement with respect to, any matter that adversely affects the Work or the Work Schedule, including but not limited to the "business rules" and protocols under which the PX is to function, as well as any necessary clarifications of such business rules and protocols.

Work: The work necessary to develop the System and the Documentation, including all engineering, analysis, design, development, manufacture, assembly, inspection, testing, shipment, installation, integration, Field Technical Services, training, and all other tasks and obligations of Supplier to be performed or furnished as required by this Agreement.

Work Schedule: A chronological listing of significant events and milestones in the performance of the Work, including delivery and testing of the System as agreed to by the Parties, as such chronological listing may be amended or modified from time to time.

Work Product: As defined in Section 16.2.2 hereof.

3.   TOTAL AUTHORIZE AMOUNT AND EFFECTIVE PERIOD

     3.1 Pursuant to the {OPTIONS: Cost Summary Sheet, Cost Sheet, Cost Proposal Summary Sheet, page(s) ___ of Supplier's Proposal] dated [date], which is [OPTIONS: attached hereto and made a part of this Agreement, is incorporated herein by this reference], the total authorized amount of this Agreement is not to exceed $______.00, including applicable taxes and an allocation of $______.00 for bonding [if applicable], without prior authorization by issuance of an Amendment.

     3.2 This Agreement shall be effective for Work authorized from ___________, 1996 through _______________, 1998, inclusive, unless authorized by an Amendment.

4.   PRIORITY OF DOCUMENTS

     In the event of conflicting provisions that may be contained in this Agreement, provisions shall govern in the following order: Amendments from the most recent to the earliest, these General Terms and Conditions, the Specification, and other specifically referenced documents. Each Party shall notify the other immediately upon the determination of the existence of any such conflict.

5.   SCOPE OF WORK

     This Agreement is intended to cover all requirements necessary to perform the Work and to furnish a System in good working order that performs in all material respects all functions specified in the Specification. Unless expressly excluded in the Specification or this Agreement, any and all equipment, labor, material and services necessary to provide such a System and Work shall be within the scope of this Agreement and shall be furnished by Supplier for the price set forth in Annex B to this Agreement.

7.   WORK SCHEDULE

     6.1 Supplier shall complete the Work and deliver the System and Documentation in all material respects as shown in the Work Schedule.

     6.2 If the scheduled dates are not met, or it is reasonably certain that they will not be met, due, in either case, solely to Supplier's negligence or willful misconduct, and such delayed dates may impact the Work Schedule, Supplier shall, at its own expense, take whatever measures may be required (including additional resources, shifts, and overtime) to bring the

     Work back on schedule

6.3  Uncontrollable Forces:

     6.3.1 Supplier shall not be required to incur additional expense and shall not be liable to Purchaser for delay or inability of Supplier to perform the Work, due to Uncontrollable Forces; provided the Supplier: (i) promptly notifies Purchaser in writing of the nature, cause, date of commencement, and expected duration of such delay or inability; and (ii) has exercised due diligence to meet the Work Schedule. In such event, Purchaser shall either: (a) extend the Work Schedule for a period of time consistent with the period of such delay, without any change in price; or (b) subject to Section 10.2, direct by an Amendment that performance of the Work be accelerated.

     6.3.2 Purchaser shall not in default in the performance of its obligations under this Agreement (other than obligations to pay monies pursuant to this Agreement for Work performed and Accepted or work performed or thereafter Accepted if their delay or inability to perform is due to Uncontrollable Forces.

     6.3.3 The following delays shall in no event constitute Uncontrollable Forces in performance by Supplier and shall not constitute a reason for extending the date for performance of the Work:

               (a) Delays by Subcontractors for reasons other than those defined above;

               (b) Delays in Documentation approval by Purchaser due to inadequate Documentation or approval schedules allowing less than ten (10) business days for review; and;

               (c) Delays caused by Supplier's lack of sufficient personnel with necessary technical skills.

6.4 Supplier shall use reasonable commercial efforts to schedule Work performed by Supplier on the PX's premises to conform to published PX working hours and to account for the PX's observed holiday. Upon request by Supplier, Purchaser will provide reasonable access to PX's premises outside published PX working hours and on PX's observed holidays to the extent necessary to deliver the System and Documentation on the date set forth in the Work Schedule.

     6.5 Supplier's performance hereunder is contingent upon the cooperation of Purchaser, including the supply to Supplier of adequate resources and information as mutually agreed pursuant to this Agreement. If any delays in Supplier's performance occur as a result of failure or untimely performance by Purchaser, the PX, the Trustee, the Authorized Users or their employees, contractors, or vendors, this Agreement, the purchase price and Delivery Dates or Work Schedule, as appropriate, shall be equitably adjusted to reflect such delay in an Amendment and Supplier shall not incur any liability to Purchaser or any other person as the result of such delay. If such delays last for thirty (30) calendar days or more, Supplier shall be entitled to terminate this Agreement by giving seven (7) days' prior written notice to Purchaser, such termination to be effective on the date indicated on such notice, provided that prior to giving such notice, Supplier shall invoke the provisions of Section 27 to attempt to resolve the matter at issue.

7.   RISK OF LOSS

     Risk of loss of or damage to the System shall pass from Supplier to Purchaser upon Acceptance of the System, except that the risk of loss of or damage to any hardware, Software or Documentation located on premises other than Supplier's or any Subcontractor's premises, including Purchaser's or PX's premises, whether prior to or following Acceptance, shall transfer to Purchaser at the time such hardware, Software or Documentation becomes located on such premises.

8.   TITLE

     8.1 Title to the System, except for Licensed Software and other intellectual property, shall pass to Purchaser upon final payment of all amounts due and payable under this Agreement through the date of Acceptance. Title to Licensed Software and other intellectual property shall remain with Supplier or the applicable third party, subject to the license granted to Purchaser as provided in Article 16, upon final payment of all amounts due and payable under this Agreement through the date of Acceptance.

     8.2 Title to all data input into the System and to all data output received through the operation of the System shall remain with Purchaser, except test data developed by Supplier or its Subcontractors and input into or output received through the operation of the System, title to which test data shall remain with Supplier.

     8.3 Title to Documentation, except for Licensed Documentation, shall pass to Purchaser upon final payment of all amounts due and payable under this Agreement through the date of Acceptance. Title to Licensed Documentation shall remain with Supplier or the applicable third party, subject to the license granted to Purchaser as provided in
          Article 16, upon final payment of all amounts due and payable under this Agreement through the date of Acceptance.

   8.4 Title to all Work Product, which is expressly listed on an addendum to this Agreement as being developed for Purchaser's ownership, shall pass to Purchaser upon final payment of all amounts due and payable such Work Product under this Agreement through the date of Acceptance.

   8.5 Passage of title shall be free and clear of all liens and encumbrances (other than the licenses of the Licensed Software and Licensed Documentation) and shall not impair the rights of Purchaser regarding the System or Documentation.

9.   COMMERCIAL TERMS

   9.1    Invoices:

          9.1.1 For progress or partial shipment payments when so stated in this Agreement: The invoice for each payment listed shall be submitted to Purchaser following substantial completion of the corresponding milestone.

          9.1.2 Final payment: The invoice for the final payment shall be submitted to Purchaser when all of the items of the System have been received at the Jobsite and the System has been Accepted pursuant to Section 18.6 hereof.

          9.1.3 Invoices shall be submitted to the address as directed by Purchaser.

          9.1.4 Invoices shall not be dated prior to completion of the portion of the Work for which they are submitted.

          9.1.5 Deductions for unsubstantiated or incorrect charges and retention shall be invoiced separately.

   9.2    Payment:

          9.2.1 Payment milestones have been selected to identify the actual status of the portion of the Work completed. Payments shall be based on actual completion of each milestone event, not on the scheduled completion date. When a change in the Work is approved, the total purchase price for the Work and the remaining milestone payments shall be adjusted accordingly. When a milestone has been satisfactorily completed, payments shall be made by Purchaser within thirty (30) calendar days of receipt of a correct invoice therefor. Late payments will bear interest accrued and compounded daily at a rate equal to the lesser of (i) two percent (2%) above the reference rate charged by the Bank of America,

            NT&SA, San Francisco, California, or (ii) the highest rate allowed by applicable law.

            The percent of the total purchase price to be paid upon completion of each milestone shall be as set forth in this Agreement. The payment milestones are as follows:

     Milestone        Milestone Description        Percentage

                   (See Section 3 of the Commercial Proposal)

     9.2.2 For any portion of the System or Documentation which does not conform in all material respects to the Specification, a mutually agreeable portion of the payment may be withheld until such nonconformance is corrected. In the event the parties disagree as to whether any portion of the system or Documentation conforms to the requirements of this Agreement, the dispute shall be settled in accordance with Section 27 hereof.

9.3 Taxes: Supplier shall pay, and Purchaser shall reimburse Supplier for, all sales, use, personal property and other taxes required to be paid by Supplier in connection with the Work and the System, except franchise taxes and taxes levied upon Supplier's income. Each party will cooperate with the other in minimizing any applicable tax and, in connection therewith, Purchaser will provide Supplier with any resale certificates, information regarding use of materials, services or sales, or other exemption certificates or information reasonably requested by Supplier.

     Supplier shall identify separately on invoices: (i) the non-taxable portion of the price and the reason therefor; and (ii) the taxable portion of the price with its corresponding taxes. Supplier shall provide supporting data as may be requested by Purchaser.

9.4 Payment for Field Technical Services when not included in the fixed contract price:

     94.1 Field Technical Services approved by Purchaser, which are not included in the fixed price for the system, shall be paid at the rates submitted for a calendar year.

                  9.4.2     Local travel and living expenses while at the
                           Jobsite shall be paid at cost plus 20% for administrative charges. Travel to and from the Jobsite shall be reimbursed at the lesser of published coach/economy class rates or actual cost.

                  9.4.3     Timesheets for the Field Technical Services showing
                           the individuals and the hours worked shall be presented weekly to the Authorized Representative.

                  9.4.4     At the end of each month or upon completion of the
                           Work, whichever occurs first, Supplier shall submit its invoice listing the name of the person, dates and hours worked and applicable rate, per diem charges and rates, and air travel charges.

         9.5      Claims:

                  Supplier shall notify the Authorized Representative in writing of its intent to make a claim for any additional compensation within thirty (30) calendar days after the event which gave rise to such claim.

10.      CHANGES

         10.1 Supplier may request or Purchaser may direct changes in the Work including, but not limited to, adding to, deleting from or modifying the Work and the Specification. In addition, changing conditions of law or Uncontrollable Force may require contract price or date of performance revisions to be agreed upon by the Parties. This Agreement, the purchase price and Delivery Dates or Work Schedule, as appropriate, shall be equitably adjusted to reflect such changes, and such changes and equitable adjustments shall be set forth in an Amendment.

                  10.1.1    Upon submission or receipt of a request for a change
                           to the Work, Supplier shall, within ten (10) calendar days, submit to Purchaser, in writing, either a detailed schedule for accomplishing the change and a good faith estimate of the cost of the change, or notification as to when such a schedule can be provided by Supplier. Within five (5) business days after receiving such schedule, Purchaser will approve such change or withdraw the request for such change. With such schedule, Supplier shall make a good faith estimate of the effects of each change on the following performance items:

                           (a)      Percentage of spare main and auxiliary
                                    memory;

                           (b) Loading of transfer channels to computer peripherals;

                           (c)      User interface responses; and

                           (d)      Loading of the processors.

                           No change in these performance items is allowed unless specifically approved by Purchaser, in writing, regardless of authorized changes to hardware or Software and regardless of the options purchased. Approval of any change to the System that could reasonably affect any of these performance items shall be deemed to be specific approval of a change in these performance items. Supplier shall make a good faith estimate of the effects of changes on the completion date of the Work and completion milestones. Supplier shall provide a written assessment of the impact of each specific change on the spare parts, training, testing, and Documentation requirements.

         10.2 Changes to this Agreement shall be made only by mutual agreement of the Parties in accordance with a mutually satisfactory change procedure. To be valid, such changes shall be set forth in an Amendment.

         10.3 Supplier shall provide reasonably sufficient cost supporting data including, but not limited to, work hours by type of labor, rates, material and Subcontract costs, to enable Purchaser to evaluate whether or not to approve a change. Supplier shall not implement a change or submit an invoice for the resulting price change until the authorizing Amendment has been issued by Purchaser and accepted by Supplier.

         10.4 The Parties recognize that minor changes may be required during performance of the Work. Such changes shall be requested by the issuance of marked up approval drawings and documents, directives from the Authorized Representative, or by other procedures established by the Authorized Representative, and shall require the approval of the Authorized Representative. If Supplier has a claim for adjustment in the price or schedule due to such changes, it shall submit to the Authorized Representative in writing a claim to this effect within thirty (30) calendar days from the date such changes were requested. Supplier shall state such claim in sufficient detail to allow the Authorized Representative to determine the reasonableness of the claim. If the Authorized Representative concurs that such change is a change of the requirements of this Agreement, including the

                  Specifications, and desires to implement such change, then an authorizing amendment shall be issued. If Supplier does not agree that the proposed change is a minor change, Supplier shall not be required to implement such change unless and until the procedures in Section 10.1 are completed.

         10.5 Supplier shall comply in all material respects with each Amendment in accordance with the Work Schedule therein and evidence its acceptance of all of the provisions contained therein as full compensation for all costs and schedule impact of such changes, by promptly executing the acceptance copy of each Amendment when requested and returning such acceptance copy to the Authorized Representative.

         10.6 Any disagreement between the parties as to whether the change constitutes a change of requirements shall be resolved pursuant to Article 27.

11.      PROJECT MANAGEMENT

         11.1 Purchaser shall assign an Authorized Representative who shall manage Purchaser's activities associated with this Agreement and shall have overall direction and responsibility for directing the Work. Any correspondence to Purchaser of a technical and Work administrative nature shall be addressed to the attention of the Authorized Representative.

         11.2 Administration of this Agreement and Amendments shall be performed by Purchaser. Any correspondence to Purchaser regarding commercial provisions or terms and conditions of this Agreement shall be identified by this Agreement number and shall be addressed to the attention of the Authorized Representative. A mutually satisfactory project management framework will be developed and used by the Parties to assign responsibilities, interdependencies, milestones, and schedules and to delineate reporting requirements.

         11.3 Supplier shall assign a Supplier Representative who shall manage Supplier's activities associated with this Agreement and shall have overall direction and responsibility for the Work by Supplier. Any correspondence to

                  Supplier shall be addressed to the attention of the Supplier Representative.

         11.4 This Agreement and all Supplier sub-orders are subject to status monitoring by Authorized Representative or a designated representative of the Authorized Representative.

         11.5 Within thirty (30) days after receipt of this Agreement, Supplier shall furnish to the Authorized Representative the current status of the events in the Work Schedule. Thereafter, Supplier shall furnish every month to the Authorized Representative a status report, in triplicate, showing the actual status of each production phase and each milestone. If the actual completion milestones lag such scheduled dates, and explanation shall accompany the status report stating the problem area, measurers taken to eliminate the problem, and when the item will be back on schedule. The Authorized Representative shall be notified immediately of any potential problem situations which may affect the timely completion of any of the milestones.

         11.6 Purchaser, the Authorized Representative and their agents shall have the right of access to Supplier's and Subcontractor's facilities upon reasonable notice and during normal working hours to verify conformance to the Work Schedule and inspect the Work.

         11.7 Any deviations from the Specification shall require the prior written approval of the Authorized Representative or the issuance of a Amendment.

12.      CODES AND STATUTES

         12.1 The work shall comply in all material respects with all material applicable laws, statutes, acts, ordinances, regulations, codes and standards of federal, state and local governmental agencies having regulatory federal jurisdiction in effect on January 13, 1997. Any changes to these after such date shall be treated as a change to the Work authorized by an Amendment.

         12.2 Supplier shall conform to the employment practices requirements of Executive Order 11246 of September 24, 1965, as amended, and applicable regulations promulgated thereunder.

13.      SUBCONTRACTORS

         Supplier shall at all times be responsible for the Work, and for the acts and omissions of Subcontractors and persons directly or indirectly employed by Subcontractor, which acts or omissions, were they acts or omissions of Supplier or any persons directly employed by Supplier, would be a breach of this Agreement. This Agreement shall not constitute a contractual relationship between any Subcontractor and Purchaser. Purchaser shall not have any obligation for payment to any Subcontractor. Purchaser shall have the right of approval of any new Subcontractors which were not identified in Supplier's proposal, provided that such approval shall not be unreasonably withheld.

14.  SUSPENSION

     14.1 Purchaser may order Supplier to suspend, and, with Supplier's consent to subsequently resume, performance of all or of any part of the Work at any time by the issuance of an Amendment.

     14.2 If Purchaser orders suspension of all or any part of the Work Purchaser shall: (i) complete the payments due (for Work performed whether or not such Work has been Accepted up to the effective date of the suspension notice and shall resume payments in accordance with the provisions of Article 9 hereof following the date on which the suspended Work is resumed; (ii) pay for the additional reasonable costs necessarily incurred by Supplier in deactivation, during suspension, and in reactivation of the suspended Work, including any overhead costs; (iii) equitably adjust the Work Schedule consistent with the scope and duration of the suspension or direct that performance of the suspended Work be accelerated as authorized by an Amendment and equitably increase the costs, and (iv) a suspension fee equal to $1,000,000 per month during the term of the suspension. Supplier shall provide sufficient supporting data for evaluation of the reasonableness of the charges for item (ii) above. In the event the parties are unable to agree on the costs in (ii) above or on the adjustment of the Work Schedule or costs in (iii) above, such disagreement shall be resolved pursuant Article 27. In the event the parties fail to resolve such disagreement in accordance with Article 27 within thirty (30) calender days, Supplier shall have the right to terminate this Agreement.

     14.3 The provisions of this Article shall be Supplier's sole remedy and Purchaser's total liability as a result of any suspension of the Work, in whole or in part.

15.  PROPRIETARY INFORMATION AND MATERIAL

     15.1 Each Party (a "receiving Party") receiving Confidential Material (defined below) from the other Party (a "disclosing Party") in connection with this Agreement (directly or indirectly) agrees to hold that Confidential Material in confidence and, except as permitted in this Article 15, agrees not to disclose it, or otherwise make it available to any person or third party, or to use it for the benefit of any third party, the disclosing Party. Each Party agrees that all such Confidential Material:

     (a) shall be used only for the purpose of performing Work or using the System; and

     ** TEXT MOVED (SEE NOTE BELOW)

     (b) shall not be reproduced, copied, in whole or in part, except as specifically directed by the disclosed Party and necessary for the purpose set forth in (a) above; and

     (c) shall, together with any copies (except backup and archival copies produced in accordance with a Party's network information processing procedures), reproductions or other records thereof, in any form, and all information and materials developed by the therefrom, be returned to the disclosing Party when no longer needed in connection with this Agreement.

15.2 To the extent that a receiving Party needs to disclose Confidential Material to a Subcontractor or other person in connection with this Agreement, the System or Work, the receiving Party shall obtain from such persons a written nondisclosure agreement substantively equivalent to this
     Article 15 to treat such information as confidential and not to disclose or, except as permitted by this Article 15, use it without the receiving Party's written consent.

15.3 Confidential Material furnished to a receiving Party in connection with this Agreement (directly or indirectly), shall be protected by the receiving Party from disclosure to others with reasonable efforts in that regard, provided that the receiving Party shall have the right to grant access to Confidential Material to employees, consultants or Subcontractors as provided in Section 15.2.

15.4 Confidential Material: Each Party (a "receiving Party") will have access to technical information and materials including but not limited to, drawings, specifications, designs, records, computer programs and related documentation that is marked "confidential" or with words of similar meaning, which are owned by the other Party (the "disclosing Party") or by third parties, and which constitute valuable confidential and proprietary information, know-how and trade secrets belonging to the disclosing Party or third parties (hereinafter referred to as "Confidential Material"). Confidential Material shall include information received from a disclosing Party in connection with the RFP, this Agreement, or the performance of the Work, information developed expressly for Purchaser under this Agreement, and all Software and Documentation. Confidential Material shall not include information or material that:

     (a) is the public domain at the time of disclosure, or thereafter enters the public domain through no fault of the receiving Party; or

     (b) is in the rightful possession of the receiving Party (other than possession arising in connection with this Agreement) at the time of disclosure by the disclosing Party; or

     (c) is later received by the receiving Party without confidentiality restrictions, from a third party having the lawful right to disclose it; or

16.  PROPRIETARY RIGHTS AND LICENSES

     It is the intention of the Parties that all intellectual property rights in Software and Documentation, including but not limited to, all copyrights and patent rights, shall remain with Supplier or its licensor(s). Such Software and Documentation, if any, shall be licensed to Purchaser, under the terms of the individual license agreements attached hereto as Annex C, if any, which Purchaser agrees to execute, and, to the extent any of such license agreements are not applicable, under the terms set forth in this
     Article 16 ("Supplier's Software" or "Licensed Software" and "Supplier's Documentation" or "Licensed Documentation"). Supplier shall use reasonable commercial efforts to obtain license agreements from other third party licensors, with respect to their respective parts of all Licensed Software and Licensed Documentation that are substantially equivalent to the provisions of this Article 16.

     16.1 Software and Documentation License: Supplier hereby grants to Purchaser (hereinafter the "Licensee") a personal, non-exclusive, 99-year, non-transferable, paid-up, license to use the Licensed Software and Licensed Documentation of the System provided by Supplier under this Agreement and in conjunction with the use of the System including, but not limited to, training, operation, modification, and maintenance. Such license shall include the right to use the Licensed Software and Licensed Documentation by means of or in conjunction with known and future technologies, including but not limited to known and future platforms provided that Purchaser shall pay any required royalties or license fees associated with the use of such future technologies or platforms, and provided further that neither Supplier nor its Subcontractors or licensors shall have any obligation to support the Licensed Software or Licensed Documentation on such future technologies or platforms. Such License shall also apply to upgrades and replacements of the Licensed software or Licensed Documentation obtained from Supplier during the life of the System. Supplier may revoke such license in the event Purchaser breaches its obligations under this Agreement.

               16.1.1 Supplier hereby also grants the following rights and licenses: (i) a right of and license under the provisions of the applicable license agreement or this
                         Article 16 to contractors and consultants of the Licensee to use and reproduce the Licensed Software and Licensed Documentation solely in conjunction with or for the purpose of the performance of services for the Licensee in connection with the System, subject to the execution by such contractors and consultants of a written non-disclosure agreement substantively equivalent to that provided in Article 15; and (ii) a right of and license under the provisions of the applicable license agreement or this Article 16 to System Users to use the machine executable code version of the Licensed Software and Licensed Documentation in their use of the System for its specified purposes. The contractors, consultants and System Users to whom the aforestated licenses are granted shall also be referred to as "Authorized Users."

16.2 Right to Use: the Licensee shall have the right to develop peripheral programs to meet present or future needs (including but not limited to replicating a design to replace specific System components or implement new sites or technologies, provided that the replication of such design does not involve reverse engineering of Licensed Software), and to make improvements, enhancements, upgrades, adaptations and derivative works (all hereinafter referred to as "Developments"). The Licensee is hereby authorized to make such Developments. Supplier shall not have any rights to Developments, that (i) are not Derivative Works in or of the Licensed Software or Licensed Documentation; and (ii) do not incorporate any Licensed Software or Licensed Documentation; and (iii) do not contain Supplier's proprietary logic, design or coherence. Neither the Licensee nor Supplier shall have any obligation or liability to each other with respect to such Developments, including any obligation of Supplier to indemnify Purchaser for infringement under this Agreement with respect to the Licensed Software or Licensed Documentation.

       16.2.1 Supplier agrees that, subject to Section 15.4 and the foregoing provisions of this Article 16, the Development made by or on behalf of Licensee which meet the criteria set forth in Sections 16.2(i), (ii) and (iii) above, and all new Software, Documentation, and materials, and all concepts, methods, techniques, designs, processes and ideas, which originate or result from the performance of this Agreement, and are developed by the Licensee, its employees, agents or consultants which meet the criteria set forth in Sections 16.2(i), (ii) and (iii) above shall belong solely and exclusively to the Licensee, and the Licensee shall have sole and complete ownership rights including exclusive copyright, patent, and all other intellectual property rights in and to the same, and Supplier will not, other than in the performance of this Agreement, make use of or disclose the same to anyone. Licensee agrees that all other Developments shall belong solely and exclusively to the Supplier or, as the case may be, its Subcontractor, and that the Licensor or, as the case may be, its Subcontractor shall have sole and complete ownership rights including exclusive copyright, patent, and all other intellectual property rights in and to the same, subject to the provisions of this Article 16, and Licensee will not, other than in performance of this Agreement, make use of or disclose the same to anyone. Software and Software Documentation which Supplier has obtained from third parties and which is incorporated into the Work Product are identified on Annex D hereto, which Annex may be amended from time to time.

         16.2.2 Purchaser agrees that all Developments, Software, Documentation, material, deliverables, concepts, methods, techniques and designs which are made, conceived or developed by Supplier, its agents, employees, or subcontractors as part of the Work or on behalf of Purchaser (herein also referred to as "Work Product") shall belong solely and exclusively to Supplier or its Subcontractors, and such parties shall have sole and complete ownership rights, including exclusive copyright and patent ownership and all other intellectual property rights in and to the same, subject to the provisions of this Article 16, and Purchaser will not, except in accordance with the terms of this Agreement, make use of or disclose the same to anyone.

16.3 Right to Copy the Licensed Software and Licensed Documentation: The license granted herein shall entitle the Licensee and Authorized Users (subject to the obligation to obtain executed non-disclosure agreements) to make or cause to be made up to the number of licensed copies of the Licensed Software and Licensed Documentation, and other materials furnished under this Agreement, solely for the use of the System by the Licensee and any Authorized Users, plus a reasonable number of backup and archival copies. Such copies may be made without further permission of Supplier or the copyright owner and regardless of whether such Licensed Software, Licensed Documentation or other materials are copyrighted or otherwise proprietary. All such copies shall be subject to the terms of this Agreement and the applicable license agreement.

16.4 Distribution Rights: The Licensee may distribute copies of the Licensed Software, Licensed Documentation and other materials furnished under this Agreement to Authorized Users (subject to the obligation to obtain executed non-disclosure agreements) by such means or technologies as they may choose, including without limitation physical media, electronic transmission and telecommunications and known and future technologies. No License is granted for resale, consulting use, rental or timesharing, reuse or installation on other systems, nor, except as provided in this Agreement, is a license granted for the right to sublicense, transfer or assign the Licensed Software or the Licensed Documentation.

16.5 [Reserved]

16.6 [Reserved]

16.7 Improvements and Upgrades: Supplier shall provide to the Licensee, at reasonable charges, and for at least a period of three (3) years after warranty of the System, all Software improvements, new versions, additions, updates, enhancements and error corrections to or of the Licensed Software with the associated changes to the Licensed Documentation.

16.8 Right to Transfer: The Purchaser shall have the right to transfer to any person, legal or natural, designated by the CPUC or the Trustee to succeed to the rights and to perform the functions of Purchaser, all rights and licenses granted to the Purchaser in this Article 16. Upon such transfer by means of an assignment or novation of this Agreement, the transferee shall be deemed to be a Licensee under the terms of this Article 16; provided, such transfer shall not reduce, limit, or otherwise affect the rights of Purchaser as Licensee under this Article 16, and the applicable license agreement with respect to dates prior to the date of such transfer.

     16.9 Reverse Engineering: Licensee shall not reverse engineer, decompile or disassembly any of the Licensed Software provided to Purchaser only in binary, object or machine executable form, including Licensed Software provided by Supplier's licensors. Licensee shall make all reasonable efforts to present any of its employees from independently attempting any such prohibited activities.

     16.10 Software Maintenance: Except as otherwise provided in this Agreement, Licensee shall provide maintenance in accordance with the terms of the maintenance agreements attached as Annex C.

17.  SOURCE CODE

     All Source Code for the Licensed Software set forth in Annex F shall be delivered to Purchaser.

18.  INSPECTION, TESTING AND ACCEPTANCE

     18.1 Inspection: Purchaser shall have the right at all reasonable times to inspect and witness testing of the System and its hardware and Software components, and to verify milestone completion. Supplier shall make all necessary arrangements and provide all reasonable facilities and access for such inspection and witnessing, either at Supplier's place of fabrication, manufacture or assembly, or at any other place where any major assembly of the System is fabricated, manufactured or assembled. Inspection by Purchaser shall not be construed as constituting either a waiver of any rights of Purchaser or obligations of the Supplier, or Acceptance. Supplier shall give Purchaser a minimum of ten (10) calendar days prior notice as to the time when the System or any major assembly thereof will be ready and available for inspection.

     18.2 Supplier Testing: Prior to start of Integrated System Tests (IST), Supplier shall test the System using the Acceptance Test Procedure and correct any material failure (including discrepancies, defects, and malfunctions) to meet the test criteria (all such material failures hereinafter referred to as "Defects, Malfunctions or Nonconformities"). These tests shall not require the presence or participation of Purchaser. Supplier shall provide Purchaser with Documentation of the performance of the System during these tests.

18.3  Integrated System Tests:

       18.3.1 Supplier shall have the System ready for Supplier and the Authorized Representative to conduct the Integrated System Tests by the date stated in the Work Schedule subject to the terms and conditions of this Agreement which contemplate the possible extension of such date. The Integrated System Test shall be conducted using the Acceptance Test Procedure. All Defects, Malfunctions or Nonconformities shall be logged for later resolution or will be addressed immediately if testing can not or, in Purchaser's reasonable judgment, should not, be performed without the necessary corrections. Supplier shall make a available for the Authorized Representative's conduct of the testing the appropriate test equipment and facilities, and design engineers for consultation as reasonably requested by the Authorized Representative. The testing shall be conducted using commonly acceptable methods and may include unstructured operational testing.

       18.3.2 Supplier shall maintain testing and performance Documentation in compliance in all material respects with the requirements of the Specification.

       18.3.3 Upon completion of the Integrated System Tests, Purchaser shall notify the Supplier in writing within five (5) business days of authorization to ship the System or of the denial of such authorization.

       18.3.4 If the authorization to ship is denied, Purchaser shall state in writing the reasons for the denial, and such reasons shall consist of references to any tests set out in the Acceptance Text Procedure. In the event of such a denial, the reasons given by Purchaser shall immediately be discussed between the Authorized Representative and Supplier, and Supplier shall, at its sole expense, correct all Defects, Malfunctions or Nonconformities. Upon such correction, Purchaser may perform such tests set out in the Acceptance Test Procedure with which the System did not comply in all material respects (as stated in the notification from Purchaser) or which may have been affected by corrective action of Supplier.

       18.3.5  Upon receipt of written notice from the Authorized
               Representative of
               authorization to ship, Supplier shall proceed with shipment to the System installation facility. Authorization to ship the System shall not constitute Acceptance of the System and shall be given without any prejudice to Purchaser's right to correction of any Defects, Malfunctions or Nonconformities outstanding or revealed by on-site Acceptance Test Procedures.

     18.3.6 Defects, Malfunctions or Nonconformities in the System that are not material and which the Authorized Representative deems not sufficient to delay shipment, shall be listed on a completion list prepared by the Authorized Representative. Supplier shall complete or correct the items on the completion list in accordance with a mutually acceptable work schedule.

18.4 Operational Dry Run:

     18.4.1 Upon completion of shipment, Supplier shall uncrate, inspect, and install the System, and prepare it for the Operational Dry Run by the dates shown in the Work Schedule, subject to the terms and conditions of this Agreement which contemplate the possible extension of such date.

     18.4.2 Purchaser shall conduct the Operational Dry Run using the Acceptance Test Procedure with assistance from Supplier. Such tests are acceptance tests developed by Supplier, and approved by Purchaser, to verify that the System, after installation, performs in material conformance with the Acceptance Test Procedure.

     18.4.3 Any material non-conformance indicated by such tests shall be promptly corrected by Supplier at its sole expense and the applicable portions of such tests shall be reperformed to demonstrate performance in material compliance with the applicable Acceptance Test. Supplier shall be allowed full time access to the System to make such corrections. Minor discrepancies with such tests which Purchaser in its sole discretion deems not to be sufficient to delay Acceptance of the System shall be listed on a completion list prepared by Purchaser and shall be corrected by Supplier at Supplier's expense in accordance with a mutually acceptable work schedule.

     18.4.4 Right to System Requiring Correction: If, after the System or any part thereof has been installed, the System, or the process or the function performed thereby, requires material correction, Purchaser shall have the right to use the System until such time as it is convenient to Purchaser to have the System or any part thereof removed from service for correction; provided such use will not, in Supplier's sole discretion, cause damage to the System or is otherwise likely to make repairs more difficult or time-consuming or result in liability to Supplier. Such use shall not constitute Acceptance, nor shall it constitute a waiver of any of Purchaser's rights with respect to the System.

18.5 Availability Test:

     18.5.1 Upon the successful completion of the Operational Dry Run, the System shall be proven by a continuous 2000-hour Availability Test. The test shall consist of exercising the functions provided by the System during normal day to day operation.

     18.5.2 Purchaser shall maintain the test records during the Availability Test. At the conclusion of the test, the test records shall be examined to determine the System's conformance, in all material respects, to the availability criteria defined in this Agreement.

18.6 Acceptance: Acceptance of the System ("Acceptance") shall not occur until all of the following conditions have been met:

     18.6.1 All tests required by this Agreement have been completed in accordance with the terms and conditions herein; and

     18.6.2 [Reserved];

     18.6.3 All deliverables including instruction books, manuals, and all other Documentation, have been received; and

     18.6.4 Purchaser or Authorized Representative has notified Supplier in writing of Acceptance; otherwise Acceptance shall be deemed to have occurred 10 business days after the foregoing conditions have been met.

     The Work shall be deemed completed, accepted, and ready for final payment when all of the aforestated conditions have been met. Such Acceptance shall not constitute a waiver of any right of Purchaser under this Agreement. Upon such Acceptance, Supplier shall invoice Purchaser for the final payment and all outstanding retention.

18.7 Delay in Completion:

     In the event that delivery of all equipment, software, Documentation, and all other deliverables specified in this Agreement is not substantially complete by the delivery date specified in the Work Schedule, or such later date as may result from an equitable adjustment in the Work Schedule by reason of suspensions of the Work, changes in the Work, or other excusable delays, then the Purchaser shall have the right, as its exclusive remedy for late delivery, to collect from Supplier as liquidated damages, beginning the 31st day thereafter, the sum of $5,000 per day for each additional day until delivery is substantially complete, but not more than $300,000. The collections of such liquidated damages shall be in lieu of any other claims or remedies available at law or in equity and shall be Purchaser's exclusive remedy, and Supplier's sole liability, for late delivery unless delivery is not substantially complete within 90 days of the delivery date specified in the Work Schedule. In that event, Purchaser shall have the right, in lieu of exercising its right to collect liquidated damages as provided herein, to terminate the Agreement pursuant to the provisions of Section 29.1 of this Agreement.

19.  WARRANTIES

     19.1 System: SUPPLIER EXPRESSLY WARRANTS THE SYSTEM AND THE WORK PERFORMED HEREUNDER ONLY AS SET FORTH IN THIS

ARTICLE 19. SUPPLIER MAKES NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SUPPLIER'S SOLE OBLIGATION AND THE EXCLUSIVE REMEDIES OF PURCHASER FOR ANY BREACH BY SUPPLIER OF ITS WARRANTIES SHALL BE AS EXPRESSLY STATED IN THIS
SECTION 19.


19.1.1 Supplier warrants that the System and all components thereof (including but not limited to hardware and Software) furnished by Supplier, shall:
        (i) be free from Defects, Malfunctions or Nonconformities and material defects in workmanship and material; (ii) be new, not from the surplus market, and of the kind and quality specified in the Specification; and
        (iii) perform the functions described in the Specification in all material respects in conformance with the Documentation for the period described in Section 19.1.2.


19.1.2 The warranty period, during which all Defects, Malfunctions or nonconformities and other failures to comply with Section 19.1.1 must be discovered and reported to Supplier, shall commence upon the date the 2000-hour Availability Test commences and continue for one (1) year thereafter. The warranty period, during which all Defects, Malfunctions or Nonconformities and other failures to comply with Section 19.1.1 must be discovered and reported to Supplier, for any Defects, Malfunctions or Nonconformities or other failures to comply with Section 19.1.1 corrected by Supplier shall begin upon delivery of the corrected item and shall continue for ninety (90) days thereafter or until the end of the original one (1) year warranty period, whichever occurs latest.

19.1.3 Any material Defect, Malfunction or Nonconformity or other failure to comply with Section 19.1.1 that is discovered during the warranty period and material damage to any other part of the System resulting from such items and the revision or repair by Supplier thereof, shall be corrected by Supplier, at Supplier's sole expense with due diligence and dispatch as required to make the System conform to the warranties stated in this
        Article 19, including, but not limited to, any necessary adjustments, modifications, repair or replacement, changes to the Supplier's Software and Supplier's Documentation, and including all necessary parts, transportation charges and labor as may be necessary.


        A. Supplier shall perform such corrective Work at the facility where the System is installed to minimize the down time of the System. Such Work shall be performed as follows: For any Defect, Malfunction or nonconformity or other failure to comply with Section 19.1.1 that prevents the proper use of the System, Supplier shall use reasonable commercial efforts to provide corrective information within four (4) hours after Purchase's problem call, and, if correction at the Jobsite is required, shall dispatch personnel within twenty-four
            (24) hours after Purchaser's problem call to perform such corrective Work. For Defects, Malfunctions or Nonconformities and other failures to comply with Section 19.1.1 that are not material, including those Defects, Malfunctions or Nonconformities and other failures to comply with Section 19.1.1 that do no affect the use of operation of the System, Supplier may group the correction of such Defects, Malfunctions or Nonconformities and other failures to comply with Section 19.1.1 as agreed to by Purchaser.

     19.2 Documentation: Supplier warrants that the Documentation shall be substantially accurate and reasonably complete. Supplier shall, at its sole expense, promptly correct any materially nonconforming Documentation.

     19.3  Third Party Equipment: In addition to the warranties set forth in
           Section 19.1, Supplier shall use reasonably commercial efforts to obtain warranties and support contracts from the computer and peripheral equipment vendors which are materially compatible with Supplier's obligations under this Article. Supplier shall assign, to the extent permitted by the terms of such warranties and support contracts with such vendors, such warranties and support contracts to Purchaser, if requested to do so.

     19.4 Replacement Parts: Supplier warrants that replacement parts of components for the System that are provided by Supplier shall by interchangeable in fit and function with the original System and free from defects in materials and workmanship for a period of ninety days from date of the installation of such replacement parts.

     19.5 Work: All Work performed by Supplier pursuant to this Agreement shall be performed in a workmanlike manner. In the event that Purchaser notifies Supplier that any Work does not meet the warranty in this
           Section 19.5 within 90 days after such Work is performed. Supplier shall immediately correct and./or re-perform such Work. The provisions of the warranty in this Section 19.5 shall not limit or reduce any other warranties set forth in this Article 19 and shall be in addition thereto.

     19.6 Conditions of Warranties: The warranties set forth in this Article 19 are subject to the following conditions applicable to the item for which a breach of warranty is claimed:

           19.6.1 Purchaser shall give Supplier written notification (or telephone notification followed up in writing) of any Defect Malfunction or Nonconformity or other failure to comply with
                    Section  19.1.1 within a reasonable time after Purchaser
             becomes aware of such Defect, Malfunction or Nonconformity or other failure to comply with Section 19.1.1.

     19.6.2 Purchaser shall have the right to continue to operate the System, or any part thereof, which may require warranty correction or repair until such time as Purchaser elects to remove such System or part thereof from service; provided that Supplier shall have no liability or obligation to Purchaser under this Agreement or otherwise for any damage to the System or liabilities caused by such continued operation.

     19.6.3 Purchaser shall operate and maintain the System in accordance with the operation and, if applicable, maintenance procedures agreed upon by the Parties; provided and on condition that Supplier shall furnish to Purchaser such operating and maintenance procedures clearly stated in writing and properly identified.

     19.6.4 Completion of payments by Purchaser shall not release Supplier from any of its warranty obligation.

     19.6.5 Supplier does not warrant that (a) the Work will meet Purchaser's requirements, (b) the operation of any hardware or Software will be uninterrupted or error free, or (c) any Defect, Malfunction or Nonconformity in any hardware or Software is correctable or will be corrected. The limited warranty provided in this Agreement will not apply to, and Supplier will have no warranty obligation with respect to, any Defect, Malfunction or Nonconformity resulting from (1) improper site preparation or maintenance by or on behalf of Purchaser, other than by Supplier or its Subcontractors, (2) calibration, maintenance, modification or use by or on behalf of Purchaser, other than by Supplier or its Subcontractors, (3) operation of hardware outside of its published environmental specifications, including any failure of electric power, air conditioning or humidity controls, (4) hardware, software, interfacing or supplies installed or supplied by Purchaser, any subcontractor to Purchaser other than Supplier or its Subcontractors or any other owner or operator, or (5) any cause other than ordinary use. In addition, Supplier will have no warranty obligation to adjust, repair or replace any component if its adjustment, repair or replacement is impractical because of its location or installation.

20.  SUPPLIER'S SYSTEM SUPPORT

     20.1 Supplier shall make available replacement parts, and hardware and software support on System components for a period of three (3) years from Acceptance. In the event, however, that certain of these devices are not available due to obsolescence and duplicates cannot be purchased at a reasonable price in comparison with that of the original unit, the Supplier may supply a device which has functionality and responsiveness comparable to the obsolete device.


     20.2 If, for administrative reasons, Purchaser orders replacement parts for the System under a new purchase order instead of under this Agreement, Supplier agrees to sell such replacement parts under these general terms and conditions set forth in this Agreement.


     20.3 Supplier further agrees that, if Supplier or a Subcontractor cannot or no longer fulfills its maintenance and spare part obligations, Supplier shall use reasonable commercial efforts to provide or secure for Purchaser the necessary maintenance services and, on a form, fit, and function basis, the required spare parts.


     20.4 Supplier shall not unreasonably interfere with normal operation of the facilities where the System is installed, or with the equipment, or the work of any contractors or subcontractors on the premises where the System is installed ("System Premises"). When Supplier anticipates unavoidable at least five (5) days in advance whenever commercially possible. The Authorized Representative shall determine, in advance, whether such interference is unavoidable and shall, if required, establish reasonable procedures under which the interference shall be allowed. The Authorized Representative shall have final determination of priorities in case of conflicts with operations or work of others. Supplier shall not operate any of the PX's equipment (other than the System) or control devices or those of any other contractor or subcontractor to Purchaser on the System Premises.


21.  INFRINGEMENT PROTECTION


     21.1 Royalties or other charges for any patent, trademark, copyright, trade secret of other intellectual property or proprietary information relating to the System or used in the performance of this Agreement, shall be considered as included in the contract price.


     21.2 Supplier shall indemnify and save harmless Purchaser and its successors, assignees and transferees (all herein referred to individually as "Infringement Indemnitee" and collectively as

         "Infringement Indemnitees") against any and all liabilities, judgments, costs, expenses, and damages, which may be awarded against any of the Infringement Indemnitees in any suit, action or proceeding brought against any of the Infringement Indemnitees for infringement or alleged infringement of any patent, trademark, copyright, trade secret or any other intellectual property or proprietary right, or any royalty or license agreement to which Supplier or any Subcontractor is a party, by a court of competent jurisdiction, arising out of the use by the Infringement Indemnitee(s) of any component of the System furnished by Supplier, in the ordinary course of its use as provided in this Agreement for the purposes hereunder intended or the exercise of any rights granted under Article 16 hereof, provided, however, that Supplier shall have not obligation to indemnify or save harmless any Infringement Indemnitee with respect to any claim alleging that a process or integrated system, including but not limited to the System, having the characteristics or functionality described in the Specifications or this Agreement infringes any patent, trademark, copyright, trade secret or other intellectual property or proprietary right, or any royalty or license agreement, and provided further, however, that Supplier shall have no liability for any claim of infringement (1) based on any modified version of any such Licensed Software, Licensed Documentation, Work Product or Development developed by, or on behalf of Purchaser other than by Supplier or its Subcontractors; (2) based upon use in conjunction with another product or service; (3) based upon Supplier's compliance with Purchaser's specific instructions, and provided further, that upon notice of a claim of infringement Purchaser shall immediately stop use of the software, program, service, and/or other materials that are the subject of the infringement claim. If any action, claim or suit for infringement of any patent, trademark, copyright, trade secret or other intellectual property or proprietary right, or royalty or license agreement, be made or instituted against the Infringement Indemnitee(s) as above specified on account of the use of the System, (or any component thereof) or the exercise of the granted rights, Supplier shall assume the defense of such action, claim or suit and all expenses incident to the defense thereof; but it is expressly understood that in assuming the defense of such claim(s) or suit(s) Supplier shall have control thereof; provided that the Infringement Indemnitee(s) shall be kept fully informed as to the progress thereof and have the right to confer about and give advice and assistance regarding the same.

21.3 In the event that: (i) there is an adjudication that the System or any component or its use constitutes an infringement described in Section 21.2; or (ii) the use of any such System or component is enjoined; Supplier shall within thirty (30) days from the occurrence of any of the aforestated events, at its option and expense either:

         (a) Procure for Purchaser and the PX the right to continue using the System;

         (b) Replace the System or infringing components with non-infringing ones providing functionality substantially equal to that contracted for hereunder; or

         (c) Modify them so that they become non-infringing while providing functionality equal to that contracted for hereunder.

         Supplier's obligations under Section 21.3 shall be in addition to those under Section 21.2.

21.4 Purchaser shall indemnify and save harmless supplier, its Subcontractors and their respective successors, assignees and transferees (all herein referred to individually as "Infringement Indemnitee" and collectively as "Infringement Indemnitees") against any and all liabilities, judgments, costs, expenses, and damages, which may be awarded against any of the Infringement Indemnitees in any suit, action or proceeding brought against any of the Infringement Indemnitees for infringement or alleged infringement of any patent, trademark, copyright, trade secret or any other intellectual property or proprietary right, or any royalty or license agreement to which Purchaser or any Authorized User is a party, by a court of competent jurisdiction, arising out of the use, manufacture or sale by the Infringement Indemnitee(s) of the combination of components comprising the System or having the characteristics or functionality described in comprising the System or having the characteristics or functionality described in the Specifications or this Agreement. If any such action, claim or suit for infringement of any patent, trademark, copyright, trade secret or other intellectual property or proprietary right, or royalty or license agreement, be made or instituted against the Infringement Indemnitee(s) as above specified on account of the use, manufacture or sale of the system, (or any part thereof). Purchaser shall assume the defense of such action, claim or suit and all expenses incident to the defense thereof; but it is expressly understood that in assuming the defense of such claim(s) or suit(s) Purchaser shall have control thereof; provided that the Infringement Indemnitee(s) shall be kept fully informed as to the progress thereof and have the right to confer about and give advice and assistance regarding the same.

21.5 The indemnity obligations contained in Section 21.1 and 21.4 are contingent upon the Infringement Indemnitee giving the indemnifying party prompt written notice of any such claim full cooperation in the defense of any such claim, and the right to defend against any such claim with counsel of the indemnifying party's choosing and to settle and/or compromise any such claims as the indemnifying party deems appropriate, subject to the payment by the indemnifying party of any settlement or compromise amount. Failure to do so will relieve the indemnifying party of any obligation or liability pursuant to this indemnification provision. The Infringement Indemnitee shall not incur, nor shall the indemnifying party be liable for, any of the Infringement Indemnitee's costs or expenses related to any such claims, without the consent of the indemnifying party. The Infringement Indemnitee shall have the right to employ its own counsel for any such claim, but the fees and expenses of such counsel shall be borne by the Infringement Indemnitee.

22.  FITNESS FOR DUTY

     22.1 Supplier and its Subcontractor personnel on the Jobsite shall:

          (a)  report for Work in a manner fit to do their job;

          (b) not be under the influence of or in possession of any alcoholic beverages or of any controlled substance (except a controlled substance as prescribed by a physician so long as the performance or safety of the Work is not affected thereby); and

          (c) not have been convicted of any serious criminal offense which may have a material adverse impact on Purchaser.

     22.2 Searches by Purchaser's authorized representatives may be made of lockers, and storage areas on Purchaser-owned or leased property at various times without prior announcement. Such facility inspections may be conducted using detection dog teams to search Work areas, and other common areas in order to detect evidence of unlawful drug use or other Prohibited Items (pyrotechnics, explosives, firearms, weapons, or facsimiles thereof, alcohol and illegal drugs). Prohibited Items must not be brought onto or kept on such property.

     22.3 Supplier shall advise its personnel of these requirements before they enter on the Jobsite and shall immediately remove from the Jobsite any person determined to be in violation of these requirements. Supplier shall impose these requirements on its Subcontractors. The aforestated requirements apply solely to Jobsites and shall not be construed to reflect the employment or contractual relationships of Supplier, its employees, agents or Subcontractors.

23.  INDEMNITY

     23.1 Supplier shall, at its own cost, defent, indemnify and hold harmless Purchaser, Pacific Gas and Electric Company, San Diego Gas & Electric Company and Southern California Edison Company, and their officers, agents, employees, assignors, assignees, and successors in interest ("Indemnified Parties") from and against any and all liability, damages, losses, claims, demands, actions, causes of action, costs including attorney's fees and expenses, or any of them, directly resulting from the death or physical injury to any person or physical damage to or losses of any physical property arising out of or in connection with Supplier's negligence or willful misconduct.

23.2   [Reserved]

23.3 Any tools, supplies, equipment or other items loaned by Purchaser to Supplier (except where Purchaser directs such use) shall be loaned solely as a convenience to Supplier. Supplier agrees that such items are being loaned "as is", and Purchaser make no representations as to the condition, suitability for use, freedom from defect or otherwise in relation to such items. Supplier shall, at its own cost, defend, indemnify and hold harmless Purchaser, their officers, agents, employees, assignors and assignee, and predecessors and successors in interest from and against any and all liability, damages, losses, claims, demands, actions, causes of action, costs including attorney's fees and expenses, or any of them, resulting from the death or physical injury to any person or physical damage to any physical property, arising directly out of any negligence or willful misconduct by Supplier with respect to any actual use by Supplier of any tools, supplies, equipment or other items loaned by Purchaser and having defects or claimed to be defective.

23.4 The indemnities set forth in this Article 23 shall not be limited by the insurance requirements set forth in Article 24.

23.5 Purchaser shall, at its own cost, defend, indemnify and hold harmless Supplier, its Subcontractors, and their officers, agents employees, assignors, assignees, and successors in interest ("Indemnified Parties") from and against any and all liability, damages, losses, claims, demands, actions, causes of action, costs including attorney's fees and expenses, or any of them, resulting from the death or injury to any person or damage to or losses of any property arising out of or in connection with such person's negligence or willful misconduct.

23.6 Purchaser and the PX shall, at its own cost, defend, indemnify and hold harmless Supplier, its Subcontractors, and their officers, agents, employees, assignors, assignees, and successors in interest ("Indemnified Parties") from and against any and all liability, damages, losses, claims, demands, actions, causes of action, costs including attorney's fees and expenses, or any of them, arising out of or in connection with the sale or marketing, the failure to sell or market, or otherwise in connection with the commercial use of the System.

         23.7 The indemnity obligations contained in this Article 23 are contingent upon the Indemnified Parties giving the indemnifying party prompt written notice of nay such claim, full cooperation in the defense of any such claim, and the right to defend against any such claim with counsel of the indemnifying party's choosing and to settle and/or compromise any such claims as the indemnifying party deems appropriate, subject to the payment by the indemnifying party of any settlement or compromise amount. Failure to do so will relieve the indemnifying party of any obligation or liability pursuant to this indemnification provision. The Indemnified Parties shall not incur, nor shall the indemnifying party be liable for, any of the Indemnified Parties' costs or expenses related to any such claims, without the consent ot the indemnifying party. The Indemnitee shall have the right to employ its own counsel for any such claim, but the fees and expenses of such counsel shall be borne by the Indemnified Parties.

24.      INSURANCE

         24.1 Supplier shall maintain for the Work, and shall require that each Subcontractor performing any service at the Jobsite (except material delivery only) (hereinafter referred to as "Jobsite Subcontractor") maintain, at all times during the Work and at its own expense, valid and collectible insurance as required below. This insurance shall not affect Supplier's liability under the indemnity provisions of Article 23, and shall not be terminated, expire, nor be materially altered without giving thirty (30) days' advance written notice to Purchaser.

                  As evidence that policies do in fact provide the required coverages and limits of insurance listed below and that such coverages and limits are in full force and effect, Supplier shall furnish to Purchaser certificates of insurance on forms acceptable to Purchaser. Supplier shall require each Jobsite Subcontractor to provide such certificates of insurance to Supplier. Certificates shall be furnished and made available upon receipt of this Agreement or subcontract BUT IN ANY EVENT PRIOR TO START OF THE WORK.

                  Any other insurance carried by Purchaser, its officers, agents, and employees which may be applicable shall be deemed to be excess insurance and Supplier's insurance shall be deemed primary for all purposes despite any conflicting provision in Supplier's policies to the contrary to the extent of Supplier's indemnity obligations under this Agreement.

                  (i) Worker's Compensation, with statutory limits, as required by the state in which the Work is performed, and Employer's Liability Insurance with limits of not less than $1,000,000.

(ii) Commercial General Liability Insurance, written on an "occurrence" basis, including owner's and contractor's protective, products/completed operations, broad form property damage liability, and contractual liability. Such insurance shall bear a combined single limit per occurrence and annual aggregate of not less than $2,000,000, exclusive of defense costs as respects products and completed operations, and a combined single limit per occurrence and annual aggregate of not less than $2,000,000, exclusive of defense costs and respects all other coverages. Such insurance shall: (a) acknowledge Purchaser, its officers, agents and employees as additional insureds as regards Supplier's acts or omissions; (b) be primary for all purposes;
         (c) contain standard cross-liability or severability of interest provisions; and (d) contain no explosion, collapse, or under ground exclusions to the extent of Supplier's indemnity obligations under this Agreement.

         If Supplier elects, with the concurrence of Purchaser, to use a "claims made" form of Commercial General Liability Insurance, then the following additional requirements shall apply: (a) The retroactive date of the policy shall be at least one day prior to the commencement of the Work; and (b) Coverage for the Work shall be maintained in effect for a period of not less than two (w) years after completion of the Work, or a Supplemental Extended Reporting Period of not less than two
         (2) years after completion of the Work shall be included. These requirements shall ensure that such insurance shall enable Purchaser to recover for claims reported at any time commencing with the start of Work and continuing to a date not less than two years following completion of the Work.

(iii)    [Reserved]

(iv) Automobile Bodily Injury and Property Damage Liability Insurance on an "occurrence" form with a combined single limit per occurrence of not less than $1,000,000. Such insurance shall cover liability arising out of the use by Supplier and Subcontractors of owned, nonowned, and hired automobiles in the performance of the Work. Such insurance shall acknowledge Purchaser as an additional insured and be primary for all purposes.

     24.2 Supplier shall report immediately to Purchaser and confirm in writing any injury, loss, or damage incurred by Supplier or Jobsite Subcontractors in connection with the Work, or its receipt or notice of any claim by a third party, or of any occurrence that might give rise to such claim.

     24.3 If any of the required insurance coverages contain aggregate limits applying to other operations of Supplier outside this Agreement and such limits are diminished by any incident, occurrence, claim, settlement or judgment against such insurance, Supplier shall take immediate steps to restore such aggregate limits or shall provide other insurance protection for such aggregate limits.

25.  SAFETY NOTIFICATIONS

     25.1 Supplier shall provide (obtain from its Subcontractors, etc.) a Material Safety Data Sheet (MSDS) for each chemical product (e.g., lubricants, solvents, paints, cleaners, inhibitors, etc.) prior to its use at the Jobsite and for any such product that may be contained in any equipment furnished to Purchaser as a part of the Work.

          Such MSDSs shall be maintained at the Jobsite, shall be subjected to review by Purchaser, and shall be turned over to Purchaser upon acceptance of the Work and prior to Contractor's leaving the Jobsite.

          A revised MSDS shall also be obtained whenever the formulation or evaluation of a product is changed.

          All MSDSs shall comply with the Federal (29CFR1910.1200) and California (8CAC5194) OSHA Hazard Communication Standards without exception, and shall also include, but not be limited to the following data. (If an item is not applicable, Contractor shall so state.)

               Date of MSDS(s) preparation.

               Purchaser's Purchase Order number(s).

               Supplier's and manufacturer's catalog number for the product and its container size and type.

                   ALL MSDS'S shall be addressed to:


                   --------------------------------
                   (To be provided)

                   --------------------------------

                   --------------------------------

                   --------------------------------

                   --------------------------------

25.2     Container Labeling Requirements:

         Prior to shipment, Supplier shall and shall require its Subcontractors to, label all containers of hazardous materials, as defined by the State of California's and the Federal Government's OSHA programs. Such labels shall include, as a minimum:

         (a) The specific chemical identity of the substance. If the product is a mixture, list the components present in concentrations of 1% or more, or 0.1% or more if a carcinogen.

         (b) The name and address of the manufacturer, importer or other distributor.

         (c) Warning statements of the substance's Flammability, Corrosivity, Toxicity, Reactivity, Primary Routes of Bodily Entry and Target Organs affected.

         (d)    Emergency and first aid procedures.

         (e)    The potential for fire and/or explosion.

         (f) Any generally known precautions for safe use and handling of the substance.

         These labels shall be clearly legible and capable of withstanding normal shipping and handling while maintaining legibility of ALL information printed thereon.

         Any container at the Jobsite without said label, or with illegible information thereon, is subject to rejection and, at the sole discretion of Purchaser, may be removed from the Jobsite and disposed of at an approved dump site at Supplier's expense.


25.3     California's Toxic Enforcement Act Requirements:

         Supplier is hereby warned that exposure to chemicals known to the State of California to cause cancer, birth defects, or other reproductive harm may occur at Purchaser's facilities. Upon request, Purchaser shall make available to the

         Supplier, and its employees, a Material Safety Date Sheet (MSDS) for such chemical exposures at the Jobsite. Supplier shall inform its Subcontractors of the above information.

         From the time that Supplier enters Purchaser facilities or begins Work until the time the Work is completed, Supplier shall, and shall require its Subcontractors to, issue warnings to personnel on the Jobsite, the public, and Purchasers personnel about exposure to chemicals known to the State of California to cause cancer, birth defects, or other reproductive harm. Supplier shall warn Purchaser of any exposure which may continue after Supplier has completed the Work. Such warnings may take the form of a Material Safety Data Sheet.

26.      LIMITATION OF LIABILITY

         Except in the case of a breach of Article 15, neither Purchaser, Supplier nor any agent, employee, Subcontractor, supplier or licensor of Purchaser or Supplier shall be liable for indirect, incidental, special, or consequential damages, whether such damages arise in contract, tort (including negligence) or otherwise, including, but not limited to, lost profits, and, in the case of Purchaser, damages arising out of commitments to Subcontractors, or personal service contracts unless such contracts are expressly authorized in writing by Purchaser.

         Notwithstanding anything to the contrary in this Agreement, Supplier's and its agents, employees', Subcontractors', suppliers', and licensors' cumulative liability to Purchaser, regardless of whether such liability is based on breach of contract, tort, strict liability, breach of warranties, failure of essential purpose or otherwise, under this Agreement or with respect to the Services shall be limited to the amount actually paid by Purchaser to Supplier under this Agreement. In addition, Purchaser's recourse with respect to any liability or obligation of SUpplier hereunder shall be limited to the assets of Supplier, and Supplier shall have no recourse against, and shall bring no claim against, any member or employee or Supplier or any assets thereof.

         In no event shall Supplier, its agents, employees, subcontractors, suppliers or licensors be liable for preexisting conditions, delays, curtailment of plant operations, process failure, pollution or environmental damage or fines levied by regulatory agencies as a result of pollution, occupational disease or toxic torts, loss of revenue or profit, loss of use, loss of power, damages suffered by Purchaser, any Authorized User or the PX's customers for service interruptions, the marketing or sale, or failure to market or sell, electricity, costs of capital or costs of replacement power.

27.      DISPUTES

         27.1 Any dispute pertaining to this Agreement, other than a dispute arising under Section 15 or Section 16, which cannot be resolved between the Supplier's Representative and the Authorized Representative shall be referred to Purchaser and the Supplier for resolution. If the Parties cannot reach an agreement within a reasonable period of time, the dispute shall be resolved as provided in Section 27.2. Pending resolution of a dispute, Supplier shall continue to perform the Work to the extent not affected by the dispute as directed by the Authorized Representative and Purchaser shall continue to make payments for the undisputed items as set forth in this Agreement.

         27.2 The Parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between an officer of Purchaser or his or her designated representative and an officer or executive of similar authority of Supplier. Either Party may give the other Party written notice of any dispute. Within twenty (20) days after delivery of said notice, the executives shall meet at mutually acceptable time and place, and thereafter as often as they reasonably deem necessary to exchange information and to attempt to resolve the dispute. If the matter has not been resolved within thirty (30) days of the first meeting, the dispute shall be submitted first to voluntary mediation, and if mediation is not successful, then to binding arbitration, in accordance with the dispute resolution procedures set forth in Annex F hereto. Judgment on any arbitration award may be entered in any court having proper jurisdiction.

                  Each Party is required to continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement to the extent such obligations are not the subject of the dispute.

28.   TERMINATION AT WILL

      28.1 Purchaser may, at any time, terminate for convenience (a "termination at will") of Purchaser this Agreement, the Work, or any portion of the Work, by written notice to Supplier. Such notice shall be confirmed by an Amendment.

      28.2 Upon receipt of such notice of termination at will, Supplier shall stop performance of the terminated Work and take action as directed by Purchaser to carry out such termination.

      28.3   In such event of termination at will, Purchaser shall pay to
             Supplier: (i) the payments due for Work completed and costs incurred by Supplier for work in progress including overhead and reasonable profit on such amounts, prorated to the effective date of termination; plus (ii) any reasonable costs necessarily incurred in carrying out such termination as directed by Purchaser; plus (iii) a termination fee of $2,500,000. Supplier shall furnish reasonable supporting data for any claims for items (i) and (iii) above.

         28.4 Purchaser shall take possession of and title to any System fabricated or materials procured, and any Software or Documentation developed and shall receive a license (pursuant to Article 16) or Annex C to any of Supplier's Software and Supplier's Documentation which are fully paid for in the termination payment.

         28.5 The provisions of this Article 28 shall be Supplier's sole remedy for termination at will of this Agreement or the Work or any portion thereof.

         28.6 Any termination under this Article 28 shall be without prejudice to any other rights of either Party which may have accrued prior to termination.

29.      DEFAULTS AND CANCELLATION FOR CAUSE

         29.1 If Supplier: (i) fails materially to perform any of its material obligations under this Agreement and fails either
                  (A) to cure a material failure of performance within thirty
                  (30) calendar days from Purchaser's notice of such failure or
                  (B) in the event Supplier notifies Purchaser that such failure cannot reasonably be cured within thirty (30) calendar days and provides a schedule for curing such failure, to proceed diligently to cure such failure in accordance with such schedule; or (ii) fails to deliver the System or components thereof on or before the delivery date specified in the Work Schedule or if all of the conditions of Acceptance have not been met on or before 91 days after the delivery date specified in the Work Schedule, then Purchaser may: (a) except as provided in Section 18.7, withhold payment of any further moneys which may be due Supplier until the default is cured, if another cure period is allowed by Purchaser; and/or (b) declare Supplier to be in default of this Agreement by notice to Supplier in writing; and Purchaser shall in either case be entitled to cancel this Agreement for cause, in whole or part. Any cancellation pursuant to this Article 29 shall not be deemed a "termination at will" within the meaning of Article 28.

         29.2 In the event Purchaser cancels this Agreement for cause pursuant to Section 29.1, Supplier shall stop the Work (or the portion thereof canceled by

Purchaser) and return all related data provided by Purchaser to the extent not needed to complete any uncancelled portions of the Work; and at Purchaser's sole option Supplier shall either (a) deliver to Purchaser all portions of the System, and, upon payment in full for all parts of the System which have been completed and which do not constitute the default upon which termination is based, grant an appropriate license to Purchaser in and to ALL intellectual property rights in Software and Documentation developed under this Agreement, and license the portion of the Suppliers Software and Supplier's Documentation which has been paid for to date (such license not to contain rights of Purchaser or obligations of Supplier in addition to, or different from, those in Article 16), and in such event Purchaser shall have the right to have the System completed by others and to use the Supplier's intellectual property for that purpose (provided the party performing the Work in Supplier's place executes a nondisclosure agreement); or (b) at any time, after the expiration of the cure period and before such default has been fully cured by Supplier, Purchaser may cancel such part of this Agreement which Purchaser has not yet Accepted or cancel the delivery thereof without charge or obligation, by providing written notice to Supplier. Cancellation of any uncompleted portion of this Agreement shall become effective to the extent and on the date set forth in Purchaser's written notice. Purchaser's right to cancel this Agreement shall also include the right to cancel any and all deliveries not already made.

      29.3 If Purchaser fails materially to perform any of its material obligations under this Agreement and fails either (A) to cure a material failure of performance within thirty (30) calendar days from Supplier's notice of such failure, or (B) in the event Purchaser notifies Supplier that such failure cannot reasonably be cured within thirty (30) calendar days and provides a schedule for curing such failure, to proceed diligently to cure such failure in accordance with such schedule, then Supplier may: (a) cease Work until the default is cured, if another cure period is allowed by Supplier; and/or (b) declare Purchaser to be in default of this Agreement by notice to Purchaser in writing; and Supplier shall in either case be entitled to cancel this Agreement for cause, provided that prior to cancelling this Agreement for cause, Supplier shall invoke the provisions of Section 27 to attempt to resolve the matter at issue.

30.   NON-WAIVER

      None of the provisions of this Agreement shall be considered waived by either Party unless such waiver is specifically stated in writing, and signed by the authorized representative of the Party waiving the provision(s).

31.   ASSIGNMENT

      31.1 Subject to Section 31.4, neither party shall assign this Agreement or any part thereof or interest therein, without the prior written consent of the other party, and any assignment without such consent shall be void and of no effect.

      31.2 Supplier shall notify Purchaser of the sale or transfer of control of its business to another entity prior thereto.

      31.3 If either Party enters into any voluntary or involuntary receivership, bankruptcy or insolvency proceedings, the other Party shall have the right to cancel this Agreement under the default provisions pursuant to Article 29.

      31.4 Purchaser reserves the right to assign and delegate its entire rights, obligations and interest, under this Agreement, or any portion thereof, to any person, legal or natural, designated by the CPUC or the Trustee to succeed to the rights and to perform the functions of Purchaser. Such an assignment and/or delegation shall become effective upon notice thereof to the Supplier.

     31.5 Upon any valid assignment and delegation hereunder, the assignee shall thereby assume all rights and obligations of the assignor and the assignor shall be relieved of all obligations to supplier, including those occurring before the assignment.

32. SEVERABILITY

    Should any section, provision or portion of this Agreement be held to be invalid, illegal or void, by a court of proper jurisdiction then and in such event, any such section, provision or portion shall be deleted from this Agreement and this Agreement shall be read as though such invalid, illegal or void section, provision or portion was never included herein, and the remainder of this Agreement shall nevertheless subsist and continue in force and effect until such time as the remaining provisions shall be modified or void, as agreed to by the parties.

33. NOTICES

    Any notice, demand or request made pertaining to this Agreement shall be in writing, shall include this Agreement number and the project name, and shall be deemed properly given or made if delivered in person or sent by First Class mail, postage prepaid, or certified mail to:]

         Purchaser:

                  _______________________

                  _______________________

                  _______________________

                  _______________________

                           Telephone
                           Facsimile

         Supplier:

                  _______________________

                  _______________________

                  _______________________

                  _______________________

                           Telephone
                           Facsimile

34. GOVERNING LAW

    This Agreement shall be interpreted, governed and construed under the laws of the State of California as if executed and to be performed wholly within the State of California.

35. SECTION HEADINGS

    Section headings appearing in this Agreement are for convenience only and shall not be construed as interpretations of text.

36. SURVIVAL

    Notwithstanding completion or termination of the Work or of this Agreement, the Parties shall continue to be bound by the provisions of Sections 15, 16, and 23, which are expressly stated to survive such completion or termination.

37. CONFLICT OF INTEREST/BUSINESS ETHICS

    37.1 No Existing Conflicts Of Interest: Supplier represents and warrants that it has no existing business or other relationship, contract or employment which could result in a material conflict with the interests of purchaser or in any way materially compromise the Work to be performed under this Agreement, and that it will perform the Work in accordance with this Agreement without regard to any relationship or obligation that Supplier or any Subcontractor may have with any third party not a party hereto. Examples of such conflicts include, but are not limited to, having any direct or indirect affiliation with, or ownership interest in or by, any other party or the Trustee or any member or member-representation of any advisory committee to or advisor of the Trustee, provided, however, that such conflicts shal lnot include any business or other relationship pursuant to which Supplier is performing services for the Trustee or any member or member-representation of any advisory committee to or advisor of the Trustee in the ordinary course of Supplier's business.

    37.2 Reasonable Care: Supplier shall exercise reasonable care and dilligence to prevent any actions or conditions which could result in a conflict of interests within the meaning of Section 37.1.

    37.3 Other Employment: During the term of this Agreement, Supplier or its employees will not accept any employment or engage in any work which creates a material conflict of interest with Purchaser or in any way materially compromises the Work to be performed under this Agreement within the context of Supplier's or Purchaser's published policies and rules on business ethics, a copy of which are attached hereto as Annex G.

    37.4 Gifts: Supplier, its employees, agents or Subcontractors shall not offer or cause to be offered payments or loans, or gifts, entertainment, services, benefits or considerations of more than a nominal value to Purchaser, the Trustee or any advisor or advisory committee to the Trustee, or to any of their employees, families, vendors, or subcontractors.

         37.5 Accurate Documentation: All financial information, reports, billings, and other documents rendered shall properly reflect the facts to the extent Supplier has knowledge thereof about all activities and transactions handled for the account of Purchaser.

         37.6 Notification: Supplier shall immediately notify Purchaser of any and all violations of this Article 37 upon becoming aware of such violation.

         37.7 Availability Of Information: Purchaser's duly authorized representatives shall have, during the terms of this Agreement and for three (3) years thereafter, access at all reasonable times to all of the Supplier's and its Subcontractors' personnel, accounts and records of all description, including but not limited to computer files, pertaining to this Agreement for the purpose of verifying amounts charged under this Agreement.

                  The Supplier and its Subcontractors shall preserve all such accounts and records for a period of three years after the term of this Agreement. Purchaser's duly authorized representatives shall have the right to reproduce any such accounts and records.

         37.8 Subcontractors: Supplier shall include the necessary provisions in its Subcontracts to ensure that its Subcontractors comply with this Article 37.

         37.9 No Hire: During the term of this Agreement and for 12 months thereafter, each Party agrees that no employee of it or any of its Subcontractors who performs part of the Work will offer employment with such Party or any of its subsidiaries to any personnel of the other Party or its Subcontractors who provide services related to this Agreement within the preceding 12 months without the prior consent of the other Party.

38.      EQUAL OPPORTUNITY LAWS

         38.1 Federal Regulations: During the performance of this Agreement and to the extent they may be applicable to this Agreement, the Supplier agrees to comply in all material respects with all laws, orders, and regulations included by summary or reference in the following Sections:

         38.2 Equal Employment Opportunity - Executive Order No. 11246.41 CFR part 60-1: (Contracts of $10,000 or more) Provides that Supplier will not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin and further that Supplier shall take affirmative action to ensure that applicant and employees are treated without regard to their race, color, religion, sex, or national origin.

38.3 Certification or nonsegregated facilities -- 41 CFR 60-1.8: (Contracts of $10,000 or more) Supplier hereby certifies that Supplier will not maintain or provide segregated facilities for its employees and will not permit its employees to perform their services at any location under Supplier's control, where segregated facilities are maintained.

38.4 Construction Contractors -- Affirmative Action Requirements 41 CFR Part 60-4: (Contacts exceeding $10,000) Establishes procedures for soliciting and awarding federal or federally assisted construction contracts.

38.5 Listing of Employment Openings -- Executive Order 11701: (Contracts of $10,000 or more) Supplier will list employment openings with the Employment Development Department in accordance with the Vietnam Era Veterans Readjustment Assistance Act of 1974 and Executive Order 11701. The affirmative action clause set forth in 41 CFR 60-250.4 is incorporated herein by reference.

38.6     Employment of the Handicapped -- Rehabilitation Act of 1973. 41 CFR
         Part 60-741: (Contracts of $2,500 or more) The affirmative action clause and the regulations contained in 41 CFR 60-741.4, and Section 504 of the Rehabilitation Act of 1973, as amended (29 U.S.C. Section
         794), which prohibits discrimination on the basis of handicaps, are incorporated by reference in this Agreement.

38.7 Filing Program Summaries and Preparing Affirmative Action Plans -- Executive Order 11246. 41 CFR Part 60-2: (Contracts of $50,000 or more) If the value of this Agreement is $50,000 or more and the Supplier has 50 or more employees, the Supplier agrees to file appropriate action program summaries in accordance with existing regulations and develop and maintain a current written affirmative action compliance program at each of its establishments.

38.8 Vietnam Era Veterans Readjustment Assistance -- Act of 1974. Title 41. Chapter 60. Part 250; (Contracts of $10,000 or more) The affirmative action clause and the regulations pertaining to the employment of disabled veterans and veterans of the Vietnam era are incorporated by reference in this Agreement.

38.9     Americans With Disabilities Act -- 42 U.S.C. Section 12101, et seq.:
         Supplier agrees that, to the extent it may be applicable to this Agreement, Supplier shall comply with the Americans with Disabilities Act.

38.10 Purchaser's Policy: It is Purchaser's policy that Women, Minority, and Disabled Veteran Business Enterprises (WMDVBEs) shall have the maximum practicable opportunity to participate in providing the products and service Purchaser purchases.

   38.11 For all Purchaser contracts, the Supplier agrees to comply, and to required all Subcontractors and sub-concontractors to comply, with Purchaser's Equal Opportunity Purchasing Program (EOPP) policy, as set forth in Exhibit 1 hereto. The Supplier shall provide to each prospective Subcontractor a copy of Exhibit 1.

   38.12 In addition, for contracts exceeding $500,000 (or $1 Million for construction contracts), the Supplier must comply with the Policy Regarding Utilization for Small Business Concerns and Small Disadvantaged Business Concerns, as described in Exhibit 2 hereto. The subcontracting Plan for these contacts must include provisions for implementing the terms prescribed in Exhibit 2.

   38.13 Small Business, and Small Disadvantaged Business Subcontracting Plans are not required for small business contractors , personal service contracts, contracts that will be performed entirely outside of the United States and its territories, or modifications to existing contracts which do not contain subcontracting potential.

   38.14 For all Purchaser contracts, the Supplier shall act in accordance with the Subcontracting Plan in the performance of the Work and in the award of all subcontracts.

39. INJURY AND ILLNESS PREVENTION PROGRAM

    In the performance of the Work under this Agreement, Supplier acknowledges that it has an Injury and Illness Prevention Program which meets the requirements of all applicable laws and regulations, including but not limited to Section 6401.7 of the California Labor Code. Supplier shall ensure that nay Subcontractor hired by Supplier to perform any portion of the Work under this Agreement shall also have an effective Injury and Illness Prevention Program. If the Supplier has nay employees in California, even if those employees do not perform Work under this Agreement, the attached Compliance Certificate (Exhibit 3) shall be executed by the person with the authority and responsibility for implementing and administering such Injury and Illness and Prevention Program.

40. ENTIRE AGREEMENT

    This Agreement contains the entire agreement and understanding between the Parties and merges and supersedes all prior representations and discussions pertaining to the Agreement, including Supplier's proposal (except as specifically included). Any changes, exceptions or different terms and conditions proposed by Supplier, or contained in Supplier's acknowledgement of this Agreement, are hereby rejected and shall have no force or effect unless expressly stated in this Agreement or incorporated by an Amendment.

41.      LICENSE AGREEMENTS

         Purchaser agrees to execute and deliver to Supplier and to be bound by, each of the license agreements attached hereto as Annex C.

42.      THIRD PARTY BENEFICIARIES

         The Parties agree that each of Perot Systems Corporation, Ernst & Young LLP, and ABB Power T&D Company, Inc. will be a Subcontractor of Supplier and each of such persons and each third party owner of Licensed Software is intended to be a third party beneficiary of this Agreement and that the rights of Supplier and the obligations of Purchaser shall, with respect to any subcontracting or licensing agreement entered into between Supplier and any such subcontractor or between any such subcontractor and a third party owner of Licensed Software with respect to this Agreement, inure to the benefit of that subcontractor. The Parties agree that this Agreement is for the benefit of the Parties hereto and the persons named above, and is not intended to confer any rights or benefits on any other third party, including any employee of either Party, and that there are no other third party beneficiaries to this Agreement or any part or specific provision of this Agreement.

43.      EXECUTION

         [Supplier's Name]
         ------------------------------------

         Accepted By:                             Date:
                     ------------------------          ------------------
                     [1stname] [lstname]
               Title:
                     ------------------------

         PURCHASER:

         Accepted By:                             Date:
                     ------------------------          ------------------
                     [1stname] [lstname]
               Title:
                     ------------------------

Each of the undersigned persons, jointly and severally, hereby becomes surety for and irrevocably and unconditionally guarantees to Supplier the full and prompt payment by Purchaser of all amounts when due under Article 9. Supplier shall not be required to proceed first against Purchaser, WEPEX or any other person, firm or corporation, whether primarily or secondarily liable, before resorting to such persons for payment.

         Power Exchange:

         Accepted By:                             Date:
                     ------------------------          ------------------
                     [1stname] [lstname]

     Title:
           --------------------------------------

SOUTHERN CALIFORNIA EDISON:

Accepted By:                                      Date:
            -------------------------------------      -------------------
              [1stname] [lstname]

     Title:
           --------------------------------------

PACIFIC GAS & ELECTRIC COMPANY:


Accepted By:                                      Date:
            -------------------------------------      -------------------
              [1stname] [lstname]

     Title:
           --------------------------------------

SAN DIEGO GAS & ELECTRIC COMPANY:

Accepted By:                                      Date:
            -------------------------------------      -------------------
              [1stname] [lstname]

     Title:
           --------------------------------------

                                                                        ANNEX A


                                 Specification

                               [To be Provided]

                                                                        ANNEX B


                                     Price

                           [See Commercial Proposal]

                                                                        ANNEX C


                  License and Software Maintenance Agreements

            (Sample ABB Agreement Included; Others to be Provided)

                          ABB POWER T&D COMPANY INC.

Maintenance Agreement
Description, Price and Terms for Maintenance Support Services

1.       Scope of Service

         ABB Power T&D Company Inc. B Systems Control (ABB SC) will provide maintenance service for the software supplied by ABB SC to [Customer Name] ("Client"). These services provide the Client with the support to maintain and upgrade the software/system with the latest applicable versions available from ABB SC. The license to use the latest applicable version of the software (the Program) will be made available to the Client under this Agreement. Terms and conditions regarding the use of the original License Agreement, including non-disclosure, for the Program remain applicable.

         Maintenance services are composed of two parts: Basic System Support and Consulting/Implementation Services. ABB SC offers the Client a choice between four service grades that provide various combinations of basic support and consulting services. The Client can select the service grade that best suits their needs and requirements. Basic System Support is described in Section 1.1. A description of the services provided under the Consulting/Implementation part is included in Section 1.2.

         1.1      Basic System Support

         Basic System Support service will guarantee the Client the ready availability of ABB SC's technical staff and computer facilities to respond to Client requests for Casual Consulting Services, Program Fixes, Program Upgrade Notification and Program Upgrades. A complete up-to-date knowledge of the Client's software versions and configuration will be maintained in order to provide an adequate service response. The Basic System Support Service include the following:

         -        Casual Consulting Service

         Casual Consulting Service includes Licenser's interpretation of user documentation or guidance on the Program's intended, normal use via telephone or facsimile. The following items, among others, are specifically excluded from Casual Consulting:

                  -        Interpretation of the Program's results.

                  -        Supply of typical or representative data.

                  - Assistance with computer hardware and peripheral questions not related to the Program's use.

                  - with computer operating system questions not directly pertinent to the Program.

                  -        Data debugging and/or correcting

                  - Services necessitated as a result of any cause other than the Program's ordinary, proper use by Licensee, including but not limited to neglect, abuse, unauthorized maintenance, or electrical, fire, water, or other damage.

                  -        Special applications of the Program.

The foregoing items and all others not within Casual Consulting scope may be provided under Consulting/Implementation Services and are subject to additional charges by Licenser.

ABB SC experience in field support has shown that most of the problems that appear in the system are a consequence of a misinterpretation of operating procedures or system documentation or to the lack of specific knowledge of a particular system feature. A high percentage of these problems are efficiently resolved by means of telephone consultations with the appropriate technical contact. ABB SC will maintain a short response time for incoming trouble calls. Trouble Calls made during off-hours will be forwarded by an answering service to the appropriate technical staff.

-    Program Fixes

All ABB SC software undergoes extensive tests in factory and at the installation site. This minimizes the possibility of the existence of problems in the software. However, if such problems are encountered and reported, they will be investigated and fixed at ABB SC. These minor corrections will be made available by ABB SC to clients covered under maintenance support.

-    Program Upgrade Notification

Versions of the different software functions provided with the ABB SC system are continuously improved and extended. This service provides the Client with timely notification of the changed/upgraded features and the associated descriptive information which could apply to Client system. ABB SC will notify the Client of two types of updates:

a) Upgrades refer to releases containing improvement, fine tuning and minor extensions of functions using the same technology which the Client has purchased.

b) Enhancements refer to releases considered as new modules or new products which may involve the application or use of new technology or algorithms to known functions.

-    Program Upgrades

New versions of or additions to the Program developed by Licenser in an effort to improve the Program's operating performance without changing its basic function are provided under basic system support. Program Upgrades include modifying the Program to run on improved or enhanced versions of the reference computer or operating system as well as altering the Program's capacity, function, execution time, application, input/output, or ease of use.

1.2  Consulting/Implementation Services

The Consulting/Implementation Services provide for support over and above those described in Section 1.1 as Casual Consulting and comprise the following services:

-    General Consulting Services

System functionality requires change and expansion with time. ABB SC system is very flexible for adding and modifying functionality. This service will provide the Client with a detail analysis of how a required improvement may be best implemented in the system.

-    Programming Services

         As a result of the Consulting Services the Client may decide to hire ABB SC for the implementation of the required changes. Depending of the nature of the change, ABB SC can provide this service on either a time and material or a fixed cost basis.

         -        Upgrade/Enhancement Implementation

         As a result of an upgrade notification, the Client may decide to hire ABB SC for the implementation of the required change. Depending on the nature of the upgrade, ABB SC can provide this service on either a time and material or a fixed cost basis.

         -        Operating System Upgrades

         ABB SC supports operating system upgrades services to the Client which cover both the main operating system and layered products upgrade as well as any modifications to ABB SC software which may be necessary as a consequence of the operating system upgrade.

         -        Configuration Engineering/Consulting

         During the life of the system, it is normal to extend the initial system configuration by adding or replacing processors, peripherals, memory, etc. ABB SC provides consulting services to determine:

                  a) Best equipment choice for the desired additional capacity/functionality.

                  b) Effect if any, on ABB SC system software configuration.

                  c)       Required ABB SC additional software modules if any.

2.       Staff

         ABB SC shall supply the services of professional staff required to carry out the tasks requested by the Client.

         ABB SC will designate primary and secondary contacts for the Client for maintenance and support.

         The Client will designate a qualified maintenance contact who will act as Client's liaison with ABB SC on all matters pertaining to maintenance and support.

3.       Service Procedure

         The Client will report a service request by telephone followed by a confirming detailed written report or description of the task along with supporting material requested by ABB SC's primary contact, necessary for investigating the problem.

         ABB SC will allocate the staff and computer resources required to respond to the service request. Client agrees to provide the necessary assistance and information to assist ABB SC in providing the required service.

4.       Scope of Support

         ABB SC offers four service grades, designated Platinum, Gold, Silver, and Bronze. The following describes the support and services provided with each service grade.

         4.1      Platinum Service Grade

         ABB SC provides 300 hours of pre-allocated support hours to clients with Platinum service grade that can be used for:

                  -        Casual Consulting Service.
                  -        Program Fixes.
                  -        Program Upgrade Notification.
                  -        Program Upgrades.
                  -        General Consulting Services.
                  -        Programming Services.

         -        Upgrade and Enhancement Implementation.
         -        Operating System Upgrades.
         -        Configuration engineering and Consulting.
         -        Four (4) hour response time to trouble calls.

In addition, the following services and benefits are provided:
         -        Client's software will be maintained on a Field Machine at ABB
                  SC.
         -        Priority access to technical staff.
         -        Thirty (30) day trial use of new ABB SC software products.
         - Fifteen (15) percent discount on new ABB SC product license fees.
All services provided beyond the pre-allocated support hours will be offered on a time and material or fix price basis
The source code for Program Upgrades will be provided free of charge to clients with the Platinum service grade. Program Enhancements are offered to clients at an additional charge.
Platinum service requires a dial-up or data link connection between ABB SC support site and the Client site.

4.2      GOLD SERVICE GRADE
ABB SC provides 200 hours of pre-allocated support hours to clients with gold service grade that can be used for:
         -        Casual Consulting Service.
         -        Program Fixes.
         -        Program Upgrade Notification.
         -        Program Upgrades.
         -        General Consulting Services.
         -        Programming Services.
         -        Upgrade and Enhancement Implementation.
         -        Operating system Upgrades.
         -        Configuration engineering and consulting.
         -        Four (4) hour response time to trouble calls.
In addition, the following services and benefits are provided:
         -        Thirty (30) day trial use of new ABB SC software products.
         -        Ten (10) percent discount on new ABB SC product license fees.
All services provided beyond the pre-allocated support hours will be offered on a time and material or fix price basis.
The source code for Program Upgrades will be provided free of charge to clients with the Gold service grade. Program Enhancements are offered to clients at an additional charge. Gold service requires a dial-up or data link connection between ABB SC support site and the Client site.

4.3      SILVER SERVICE GRADE
ABB SC provides 100 hours of pre-allocated support hours to clients with Silver service grade that can be used for:
         -        Casual Consulting Service.
         -        Program Fixes.
         -        Program Upgrade Notification

          -    Program Upgrades.
          -    General Consulting Services.
          -    Programming Services.
          -    Upgrade and Enhancement Implementation
          -    Operating System Upgrades
          -    Configuration Engineering and Consulting.
          -    Four (4) hour response time to trouble calls.
     In addition, the following services and benefits are provided.
          -    Five (5) percent discount on new ABB SC product license fees
     All services provided beyond the pre-allocated support hours will be offered on a time and material or fix price basis.
     The source code for Program Upgrades will be provided free of charge to clients with the Silver service grade. Program Enhancements are offered to clients at an additional charge. Silver service requires a dial-up or data link connection between ABB SC support site and the Client site.
     4.4  Bronze Service Grade
     As part of the Bronze service grade, ABB SC provides the following services:
          -    Program Fixes.
          -    Program Upgrade Notification.
          -    Eight (8) hour response time to trouble calls.
     All services will be offered on a time and material or fix price basis.
     The source code for Program Upgrades and Enhancements are offered to clients with the Bronze service grade at an additional charge.
     Bronze service requires a dial-up or data link connection between ABB SC support site and the Client site.
5.   Prices and Terms
     The following describes the fees and terms associated with the various service grades.
     5.1  Price
     The annual fees for the standard service grades are as listed in the current ABB SC Standard Maintenance Support Fees.
     These fees do not include any expenses associated with travel to the Client's site or work beyond the number of hours specified or provided for. The fees are updated annually to factor in escalators including but not limited to: (a) the Consumer Price Index for Urban Areas (CPI-U) as published by the U.S. Department of Labor, Bureau of Labor Statistics; (b) the support fees for embedded third party software; (c) development recovery rate.
     The fee for services beyond the specified or provided hours are determined based on the current ABB SC Standard Labor Rates.
     5.2 Term of Maintenance Service Maintenance service is provided for periods of twelve (12) calendar months.
     5.3 Terms of Payment The Client agrees to pay ABB SC the fees stated herein before start of each maintenance service period by wire-transfer. All fees are expressed exclusive of any taxes. Any applicable taxes will be paid by the Client.

     5.4  Expenses

     All actual and verifiable travel and subsistence expenses, in excess of described above, when visiting Client premises, and the cost of shipping materials to the Client's premises will be paid by the client. The excess travel expenses will be based on travel from the home base location of the relevant staff. A 20% processing fee will be added to all the travel and living expenses.

6.   Liability
     The maximum liability of ABB SC for any direct damages sustained by the Client under this Agreement arising from ABB SC's negligence shall in no circumstance exceed the amount of the annual maintenance fee for Basic System Support payable by the Client to ABB SC. The Client and ABB SC shall in no event be liable one to the other for loss of revenue, profit, anticipated profit or indirect, incidental, special or consequential damages, including but not limited to, any losses to Client resulting from lost computer time or the destruction or damage of records, or any claims or demands made against the Client by a third party. ABB SC shall maintain public liability and property damage insurance in reasonable limits and shall maintain proper worker's compensation insurance covering all employees performing work under this Agreement and, upon request by Client, shall furnish Certificates of Insurance evidencing such coverage.

EXCEPT AS PROVIDED HEREIN ABB SC MAKES NO REPRESENTATIONS OR WARRANTIES UNDER THIS AGREEMENT WHATSOEVER

                                                                         ANNEX D


                              THIRD PARTY SOFTWARE


                                (To be Provided)

                                                                         ANNEX E


                                  SOURCE CODE


                                (To be Provided)

                                                                         ANNEX F


                         DISPUTE RESOLUTION PROCEDURES


The following procedures shall be used to resolve any controversy or clam ("dispute") as provided in this Agreement. If any of these provisions are determined to be invalid or unenforceable, the remaining provisions shall remain in effect and binding on the parties to the fullest extent permitted by law.


Mediation

A dispute shall be submitted to mediation by written notice to the other party or parties. In the mediation process, the parties will try to resolve their differences voluntarily with the aid of an impartial mediator, who will attempt to facilitate negotiations. The mediator will be selected by agreement of the parties. If the parties cannot agree on a mediator, a mediator will be designated by the American Arbitration Association ("AAA") or JAMS/Endispute at the request of a party. Any mediator so designated must be acceptable to all parties.

The mediation will be conducted as specified by the mediator and agreed upon by the parties. The parties agree to discuss their differences in good faith and to attempt, with the assistance of the mediator, to reach an amicable resolution of the dispute.

The mediation will be treated as a settlement discussion and therefore will be confidential. The mediator may not testify for either party in any later proceeding relating to the dispute. No recording or transcript shall be made of the mediation proceedings.

Each party will bear its own costs in the mediation. The fees and expenses of the mediator will be shared equally by the parties.


Arbitration

If a dispute has not been resolved within 90 days after the written notice beginning the mediation process (or a longer period, if the parties agree to extend the mediation), the mediation shall terminate and the dispute will be settled by arbitration. The arbitration will be conducted in accordance with the procedures in this document and the Arbitration Rules for Commercial Disputes of the AAA ("AAA Rules"). In the event of a conflict, the provisions of this document will control.

The arbitration will be conducted before a panel of three arbitrators, regardless of the size of the dispute, to be selected as provided in the AAA Rules. Any issue concerning the extent to which any dispute is subject to arbitration, or concerning the applicability, interpretation, or enforceability of these procedures, including any contention that all or part of these procedures are invalid or unenforceable, shall be governed by the Federal Arbitration Act and resolved by the arbitrators. No potential arbitrator may serve on the panel unless he or she has agreed in writing to abide and be bound by these procedures.

Unless provided otherwise in the Agreement, the arbitrators may not award non-monetary or equitable relief of any sort. They shall have no power to award
(i) damages inconsistent with the Agreement or (ii) punitive damages or any other damages not measured by the prevailing party's actual damages, and the parties expressly waive their right to obtain such damages in arbitration or in any other forum. In no event, even if any other portion of these provisions i held to be invalid or unenforceable, shall the arbitrators have power to make an award or impose a remedy that could not be made or imposed by a court deciding the matter in the same jurisdiction.

No discovery will be permitted in connection with the arbitration unless it is expressly authorized by the arbitration panel upon a showing of substantial need by the party seeking discovery.

All aspects of the arbitration shall be treated as confidential. Neither the parties nor the arbitrators may disclose the existence, content or results of the arbitration, except as necessary to comply with legal or regulatory requirements. Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interests.

The result of the arbitration will be binding on the parties, and judgment on the arbitrators' award may be entered in any court having jurisdiction.

                                                                         ANNEX G


          Purchaser's Published Policies and Rules on Business Ethics


                              (Exhibits to follow)

                                                                       EXHIBIT 2


       POLICY REGARDING UTILIZATION OF SMALL BUSINESS CONCERNS AND SMALL
                        DISADVANTAGED BUSINESS CONCERNS


The following policy of the United States shall be adhered to in the performance of this Agreement:


a) It is the policy of the United States that small business concerns and small business concerns owned and controlled by socially and economically disadvantaged individuals shall have the maximum practicable opportunity to participate in performing contracts led by any Federal Agency, including contracts and subcontracts to subsystems, assemblies, components, and related services for major systems. It is further the policy of the United States that prime contractors establish procedures to ensure the timely payment of amounts due pursuant to the terms of their subcontracts with small business concerns and small business concerns owned and controlled by socially and economically disadvantaged individuals.

b) Supplier hereby agrees to carry out this policy in the awarding of subcontracts to the fullest extent consistent with efficient contract performance. Supplier further agrees to cooperate in any studies or surveys as may be conducted by the United States Small Business Administration or the awarding agency of the United States as may be necessary to determine the extent of Supplier's compliance with this clause.

c) As used in this Agreement, the term "small business concern" shall mean a small business as defined in Section 3 of the Small Business Act and relevant regulations promulgated pursuant thereto. The term "small business concern owned and controlled by socially and economically disadvantaged individuals" shall mean a small business concern (1) which is at least 51 percent unconditionally owned by one or more socially and economically disadvantaged individuals; or, in the case of any publicly owned business, at least 51 percent of the stock of which is unconditionally owned by one or more socially and economically disadvantaged individuals; and (2) whose management and daily business operations are controlled by one or more of such individuals. This term also means a small business concern that is at least 51 percent unconditionally owned by an economically disadvantaged Indian tribe or Native Hawaiian Organization, or a publicly owned business having at least 51 percent of its stock unconditionally owned by one of these entities which has its management and daily business controlled by members of an economically disadvantaged Indian tribe or Native Hawaiian Organization, and which meets the requirement of 13 CFR Part 124. Supplier shall presume that socially and economically disadvantaged individuals include Black Americans, Hispanic Americans, Native Americans, Asian-Pacific Americans, Subcontinent Asian Americans, and other minorities, or any other individual found to be disadvantaged by the Administration pursuant to Section 8(a) of the Small Business Act. Supplier shall presume that socially and economically disadvantaged entities also include Indian Tribe and Native Hawaiian Organizations.

d) Supplier acting in good faith may rely on written representations by its subcontractors regarding their status as either a small business concern or a small business concern owned and controlled by socially and economically disadvantaged individuals.(2)


-------
(2) Notwithstanding this provision of the federal statute, all WMDVBE subcontractors must be verified pursuant to the procedures prescribed in Section 2 of CPUC General Order 156, as such procedures may be amended periodically.

                                                                       EXHIBIT 3

                     INJURY AND ILLNESS PREVENTION PROGRAM
                             COMPLIANCE CERTIFICATE

The undersigned, the _____________________________ of ________________________
                           (title/position)              (name of Supplier)
(Supplier), here certifies to Purchaser as follows:

     1. That supplier has an effective Injury and Illness Prevention Program which meets the requirements of all applicable laws and regulations, including but not limited to Section 6401.7 of the California Labor Code and that any Subcontractor hired by Supplier to perform any portion of the Work under this Agreement has an effective Injury and Illness Prevention Program; and

     2. That he or she is the person with the authority and responsibility for implementing and administering Supplier's Injury and Illness Prevention Program.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate on
________________________.



                                      ------------------------------------
                                                   Signature



                                      ------------------------------------
                                                   Print Name

                                                                       EXHIBIT 1

                 PURCHASER EQUAL OPPORTUNITY PURCHASING POLICY

SUPPLIERS AND SUBCONTRACTORS OF ALL TIERS MUST COMPLY WITH PURCHASER'S EQUAL OPPORTUNITY PURCHASING POLICY IN THE AWARD OF ALL SUBCONTRACTORS AND SUB-SUBCONTRACTS. This policy requires that Women, Minority and Disabled Veteran Business Enterprises (WMDVBEs) shall have maximum practicable opportunity to participate in the performance of the Work.(1)

Supplier shall provide, along with Supplier's proposal, a separate, signed Subcontracting Plan consisting of either: (i) a specific list of subcontractors and sub-subcontractors who will participate in the performance of the Work, on the form attached as Exhibit 1-A; or (ii) a statement setting forth the Supplier's goals for WMDVBE subcontracting of all tiers and setting forth such additional good faith efforts Supplier, subcontractors and sub-subcontractors will employ to increase the participation of WMDVBE in the performance of the Work.

In the case where Supplier has not submitted a specific list of subcontractors and sub-subcontractors with Supplier's proposal, prior to requesting bids for any subcontract or sub-subcontract, Supplier, subcontractor and sub-subcontractor shall submit to Purchaser a list of prospective WMDVBEs that will be invited to complete for such subcontracts on the form attached as
Exhibit 1-A.

Additionally, with each invoice submitted for payment, Supplier, subcontractors, and sub-subcontractors shall submit an updated List of Subcontractors/Subsuppliers and Disbursement Record with a current accounting of actual subcontractor payments as of the date of the application (Exhibit
1-A, column 6)



----------
(1) WMDVBEs must be verified pursuant to the procedures prescribed in Section 2 of CPUC General Order 156.

                                                            EXHIBIT 1-A
List of Subcontractors/Subsuppliers and Disbursement Record                                          01-5873A (Rev. 1/94)
FOR STANDARD CONTRACTS                                                                               MATERIALS AND FLEET
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                PURCHASER USE

NAME OF PRIME CONTRACTOR:                                      DATE:
                                                                                                             Prime Contractor
Purchaser CONTRACT NUMBER:                                     NAME OF PREPARER:                             Vendor No.:

Purchaser PROJECT                                              REGION/G.O. DEPARTMENT:                       -------------------
                                                                                                             RC No.:

                                                                                                                      -
                                                                                                             --- ---    ---  ---
====================================================================================================================================
                                                                                               ESTIMATED AMOUNT TO      ?????
     NAME OF         ETHNIC     GENDER**   DISABLED                             DESCRIPTION        BE PAID TO           ?????
 SUBCONTRACTOR(1)   CLASS*(2)     (2)     VETERAN(2)           ADDRESS(3)        OF WORK(4)     SUBCONTRACTORS(5)       ?????
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                        TOTAL AMOUNT PAID TO
                                                                          SUBCONTRACTOR(S)
                                                                                             ---------------------------------------
** REFER TO INSTRUCTION/DEFINITION SHEET ON BACK

                                                     STEP-BY-STEP INSTRUCTIONS
                                                                                                                01-5873A (rev. 1/94)
                                                                                                                Materials and Fleet
1.   Complete column numbers 1-5 and return this form with your bid proposal.
2.   Please attach copies of documents or list of all known minority sources used to identify minority and women owned business enterprise subcontractors.
3.   Complete column number 6 and send a copy of this form to Purchaser's personnel listed on the bottom of the form with each application for payment and upon completion of the Agreement.

====================================================================================================================================
                                                       DEFINITIONS AND CODES

WBE-Women Business Enterprises:  A business enterprise that is at least 51 percent owned by a woman or women; or, in the case of any publicly-owned business, at least 51 percent of the stock of which is unconditionally owned by one or more women; and
    whose management and daily business operations are controlled by one or more of those individuals.

    MBE-Minority Business Enterprise:  A business enterprise that is at least 51 percent owned by a minority group or groups; or, in the case of any publicly owned business, at least 51 percent of the stock of which is unconditionally owned by one or more minority-
group individuals; and whose management and daily business operations are controlled by one or more of those individuals.
------------------------------------------------------------------------------------------------------------------------------------

         ETHNIC CLASSIFICATION*                                            GENDER**
                                  0 =  Caucasian                                              0         Male

                                  1 =  African American
                                                                                              W         Female
                                  2 =  Asian

                                  3 =  American Indian/Alaska Native

                                  4 =  Hispanic

                                  5 =  Polynesians

                                  6 =  Filipinos

                               DVBE =  Service Disabled Veteran Business Enterprises

                                SBE =  Small Business Enterprises

                   American Indian/    People having origins in any of the original people of North America and who maintain
                      Alaska Native    cultural identification through tribal affiliation or community recognition.

                              Asian    People of Chinese, Japanese, Korean, Okinawan, Thailand, Vietnamese or Southeast Asian
                                       origin, Laos, Taiwan, India, Pakistan, Bangladesh or Middle Eastern descent.

                   African American    People having origins in any of the Black racial groups of Africa (not of Hispanic origin).

                  Filipino          People having origins in the peoples of the Philippine Islands.

                  Hispanic          People of Mexican, Puerto Rican, Cuban, Central or South American descent, Caribbean and other Spanish culture. (Does not include white female married to Spanish surname male.)

                Polynesian          People of Hawaiian, Samoan, Tongan, Tahitian, Gilbertine, Fijan, Northern Marianas and
                                    Guamanian descent.

           Caucasian/White          Includes all people of European and North African descent.

            Small Business          A business defined pursuant to Section 3 of the Small Business Act (SBA) and relevant
                     (SBE)          regulations pursuant thereto. If unsure, please contact your local Small Business
                                    Administration office for clarification.

         Service Disabled           Has the same meaning as defined in subdivision (g) of the Military and Veterans Code and
          Veterans (DVBE)           must meet the "Control" and "Operate" criteria. An enterprise which is 51 percent owned or the stock is 51 percent owned by one or more "disabled veterans."

                          GENERAL TERMS AND CONDITIONS

                               Table of Contents

Section                                                                    Page

1.   AGREEMENT............................................................    1

2.   DEFINITIONS..........................................................    1

3.   TOTAL AUTHORIZED AMOUNT AND EFFECTIVE PERIOD.........................    4

4.   PRIORITY OF DOCUMENTS................................................    5

5.   SCOPE OF WORK........................................................    5

6.   WORK SCHEDULE........................................................    5

7.   RISK OF LOSS.........................................................    7

8.   TITLE................................................................    7

9.   COMMERCIAL TERMS.....................................................    8
          Invoices........................................................    8
          Payment.........................................................    8
          Taxes...........................................................    9
          Payment for Field Technical Services............................    9
          Claims..........................................................   10

10.  CHANGES..............................................................   10

11.  PROJECT MANAGEMENT...................................................   11

12.  CODES AND STATUTES...................................................   12

13.  SUBCONTRACTORS.......................................................   13

14.  SUSPENSION...........................................................   13

15.  PROPRIETARY INFORMATION AND MATERIAL.................................   14


                            PROPRIETARY INFORMATION
                    Not for use or disclosure outside of the
                     Parties except under written agreement

                         GENERAL TERMS AND CONDITIONS

                               Table of Contents


Section                                                                          Page
-------                                                                          ----
16.      PROPRIETARY RIGHTS AND LICENSES .................................        15
                  Software and Documentation License .....................        15
                  Right to Use ...........................................        16
                  Right to Copy the Licensed Software and Licensed
                           Documentation .................................        17
                  Distribution Rights ....................................        17
                  [Reserved] .............................................        17
                  [Reserved] .............................................        17
                  Improvements and Upgrades ..............................        18
                  Right to Transfer ......................................        18
                  Reverse Engineering ....................................        18
                  Software Maintenance ...................................        18

17.      SOURCE CODE .....................................................        18

18.      INSPECTION, TESTING AND ACCEPTANCE ..............................        19
                  Inspection .............................................        19
                  Supplier Testing .......................................        19
                  Integrated System Tests ................................        19
                  Operational Dry Run ....................................        20
                  Availability Test ......................................        21
                  Acceptance .............................................        21
                  Delay in Completion ....................................        22

19.      WARRANTIES ......................................................        22
                  System .................................................        22
                  Documentation ..........................................        23
                  Third Party Equipment ..................................        24
                  Replacement Parts ......................................        24
                  Work ...................................................        24
                  Conditions of Warranties ...............................        24

20.      SUPPLIER'S SYSTEM SUPPORT .......................................        25

21.      INFRINGEMENT PROTECTION .........................................        26


                            PROPRIETARY INFORMATION
                   Not for use or disclosure outside of the
                    Parties except under written agreement

                         GENERAL TERMS AND CONDITIONS

                               Table of Contents


Section                                                                          Page
-------                                                                          ----
22.      FITNESS FOR DUTY ................................................        28

23.      INDEMNITY .......................................................        29

24.      INSURANCE .......................................................        30

25.      SAFETY NOTIFICATIONS ............................................        32

26.      LIMITATION OF LIABILITY .........................................        33

27.      DISPUTES ........................................................        34

28.      TERMINATION AT WILL .............................................        35

29.      DEFAULTS AND CANCELLATION FOR CAUSE .............................        36

30.      NON-WAIVER ......................................................        37

31.      ASSIGNMENT ......................................................        37

32.      SEVERABILITY ....................................................        37

33.      NOTICES .........................................................        38

34.      GOVERNING LAW ...................................................        38

35.      SECTION HEADINGS ................................................        38

36.      SURVIVAL ........................................................        38

37.      CONFLICT OF INTEREST/BUSINESS ETHICS ............................        39

38.      EQUAL OPPORTUNITY LAWS ..........................................        40

39.      INJURY AND ILLNESS PREVENTION PROGRAM ...........................        42


                            PROPRIETARY INFORMATION
                   Not for use or disclosure outside of the
                    Parties except under written agreement

                         GENERAL TERMS AND CONDITIONS

                               Table of Contents


Section                                                                          Page
-------                                                                          ----
40.      ENTIRE AGREEMENT ................................................        42

41.      LICENSE AGREEMENTS ..............................................        42

42.      THIRD PARTY BENEFICIARIES .......................................        42

43.      EXECUTION .......................................................        43

         ANNEX A: Specification
         ANNEX B: Price
         ANNEX C: License and Software Maintenance Agreements
         ANNEX D: Third Party Software
         ANNEX E: Source Code
         ANNEX F: Dispute Resolution Procedures


                            PROPRIETARY INFORMATION
                   Not for use or disclosure outside of the
                    Parties except under written agreement

                          GENERAL TERMS AND CONDITIONS

THIS AGREEMENT, effective ______________ 1997 (Agreement), is between__________ (Supplier), a Delaware limited Liability company, [address], [city], and ___________________________ (Purchaser), a project management contractor representing the Western Power Exchange (WEPEX), a collaborative effort by Pacific Gas and Electric Company, San Diego Gas & Electric Company and Southern California Edison Company to establish a Power Exchange to operate a California spot market for electricity in response to the California Public Utilities Commission (CPUC) December 20, 1995 ruling to restructure the electric utility industry. The parties hereinafter shall be individually known as "Party" and collectively as "Parties." This Agreement consists of this paragraph and the following Articles, and includes all Exhibits, Appendices, Forms and other documents incorporated by reference herein or attached hereto and which are hereby made a part hereof.

1.       AGREEMENT

         In consideration of the payments to be made and obligations to be perfonned by Purchaser, Supplier shall perform the Work and its other obligations, all as specified in this Agreement.

2.       DEFINITIONS

         When used herein with initial capitalizations, whether in the singular or in the plural, the following terms shall have the following meanings:

         Acceptance or Accepted: When all of the conditions of acceptance have been met as set forth in Section 18.6 hereof.

         Acceptance Test Procedure: A document, prepared by Supplier and approved by Purchaser, which designates the tests and inspection to be perfonned on the System to determine its conformance with the Specification.

         Amendment: Document issued by Purchaser, and agreed to by Supplier, which amends this Agreement pursuant to Article 10.

         Authorized Representative: The only person(s) or entity(ies) designated by notice given to Supplier by Purchaser as being authorized to act on behalf of Purchaser for the purposes of this Agreement, subject to any limitations specified in the notice.

         Authorized Users: As defined in Section 16.1.1.


                            PROPRIETARY INFORMATION
                    Not for use or disclosure outside of the
                     Parties except under written agreement

         CPUC: The California Public Utilities Commission or its regulatory successor.

         Derivative Work: A revision, modification, translation, abridgment, condensation, expansion, upgrade, adaptation into other operating systems, or other manipulation of the Licensed Software, or any other form in which the Licensed Software may be recast, transferred or adapted, which if prepared without the consent of the owner(s) of the Licensed Software would constitute an infringement of such owner(s) intellectual property rights to said Licensed Software.

         Developments: As defined in Section 16.2.

         Delivery Dates: The contractual dates as specified in this Agreement on which the components of the System shall be transferred to the common carrier for shipment (FOB Point of Shipment) or shall be received at the designated shipment destination (FOB Destination), as specified by the FOB terms in this Agreement.

         Documentation: Drawings, procedures, instructions, reports, manuals, Software, Software Documentation, and other data, to be furnished by Supplier pursuant to this Agreement.

         Field Technical Services: Technical services furnished by Supplier at the Jobsite as stated in the Specification, such as technical support during installation, acceptance testing, and implementation.

         Funding Decision: CPUC Decision 96-08-03 8 (August 2,1996), as that Decision may be modified or superseded. This Decision among other things provides for funding of the Work and establishes a Trustee, a trust advisory committee and independent technical advisors, which will have oversight over the Work and payments for such Work.

         Intewated System Tests: Tests prepared by Supplier and approved by Purchaser, and conducted by Supplier and Purchaser (or their authorized representatives) in accordance with the Acceptance Test Procedure on the System at Supplier's facility and/or the Jobsite to demonstrate conformance with the Specification.

         Jobsites: The locations of the facilities selected by Purchaser for the deployment of the System as set forth in the Specification.

         Licensed Documentation: Documentation furnished under this Agreement to which Supplier or a third party (licensor of Supplier) owns the intellectual property rights which are not transferred to the Licensee under this Agreement.

         Licensed Software: As defined in Section 16.1.

         Licensee: As defined in Section 16.1.

         Operational Dry Run: Tests prepared by Supplier and approved by Purchaser, and conducted by Purchaser on the System installed at the Jobsite to demonstrate operation and availability in conformance with the Specification after shipment and installation as described in
         Section 18.4.

         Power Exchange (PX): A corporation, to be formed, which will operate the California spot market for electric power as contemplated in the Restructuring Decisions.

         Restructuring Decisions: CPUC Decision 95-12-063 (December 20, 1995) as modified by D.96-Ol -009 (January 10,1996), in Dockets Nos. R.94-04-031 and 1.94-04-032, as those Decisions may be modified or superseded.

         Software: All computer programs in source or machine executable code, which direct the operation of the System and which are developed by Supplier, or licensed from third parties by Supplier, and are furnished by Supplier to Purchaser as stated in this Agreement. Software shall include, but not be limited to, System software, operating systems, data base maintenance tools, system generation software, data link software and application programs.

         Software Documentation: All basic, descriptive training and instructive materials pertinent to Software such as flow charts, instruction and user manuals, systems manual(s), programming manual(s), logic diagrams and calculations, to be furnished by Supplier as stated in this Agreement.

         Source Code: The set of instructions expressed in a non-machine language from which the Software's machine executable code is derived.

         Specification: The requirements set forth in the California Power Exchange PX Systems Request for Proposal detailing the hardware, Software and services needed for the WEPEX, as modified or amended and attached hereto as Annex A.

         Subcontractor: Either an entity contracting directly with Supplier to furnish any part of the Work including materials or services, or an entity contracting with Supplier's subcontractors of any tier to furnish any part of the Work including materials or services.

         Supplier Representative: The only person(s) or entity(ies) designated by notice given to Purchaser as being authorized to act on behalf of Supplier for the purposes of this Agreement, subject to any limitations specified in the notice.

         Supplier's Software or Licensed Software: Software to which a Supplier or a third party (licensor of Supplier) owns the intellectual property rights which are not transferred to the Licensee under this Agreement.

         System (PX System): The computerized system including and consisting of hardware, computers, processors firmware, Software, Software Documentation, and interconnecting cables and other incidental equipment, which comprise the deliverable system as an integrated whole, more specifically described in the Specification; the System is also referred to as the PX System.

         System User: System User shall mean any person, legal or natural, that uses the System for its intended purposes, including but not limited to the marketing and procurement of electricity.

         Trustee: The Trustee or Trustees of the trust which may be established as required by the Funding Decision in order to manage funds for development of the infrastructure for the PX.

         Uncontrollable Force: Causes beyond the reasonable control of a Party including but not limited to: flood, fire, lightning, earthquake, unusually severe weather, material unavailability which by the exercise of due diligence and foresight such Party could not avoid and which by exercise of due diligence it is unable to overcome, epidemic, quarantine restriction, war, sabotage, act of a public enemy, insurrection, riot, civil disturbance, strike, restraint by court order or public authority and action or non-action by or inability to obtain authorization or approval from any governmental agency or authority (except, in the case of Purchaser, the CPUC, Trustee or PX), which by the exercise of due diligence it is unable to overcome. For Supplier, "Uncontrollable Force" F shall also include delays by the Purchaser and Authorized Users in their determination, negotiation or approval of, and their inability to reach agreement with respect to, any matter that adversely affects the Work or the Work Schedule, including but not limited to the "business rules" and protocols under which the PX is to function, as well as any necessary clarifications of such business rules and protocols.

         Work: The work necessary to develop the System and the Documentation, including all F engineering, analysis, design, development, manufacture, assembly, inspection, testing, shipment, installation, integration, Field Technical Services, training, and all other tasks and obligations of Supplier to be performed or furnished as required by this Agreement.

         Work Schedule: A chronological listing of significant events and milestones in the performance of the Work, including delivery and testing of the System as agreed to by the Parties, as such chronological listing may be amended or modified from time to time.

         Work Product: As defined in Section 16.2.2 hereof.

3.       TOTAL AUTHORIZED AMOUNT AND EFFECTIVE PERIOD

         3.1 Pursuant to the [OPTIONS: Cost Summary Sheet, Cost Sheet, Cost Proposal Summary Sheet, page(s) ___ of Supplier's Proposal] dated [date], which is [OPTIONS: attached hereto and made a part of this Agreement, is incorporated herein by this reference], the total authorized amount of this Agreement is not to exceed $__________.00, including applicable taxes and an allocation of $

                  _____.00 for bonding [if applicable], without prior authorization by issuance of an Amendment.

         3.2 This Agreement shall be effective for Work authorized from ___________, 1996 through ___________, 1998, inclusive, unless otherwise authorized by an Amendment.

4.       PRIORITY OF DOCUMENTS

         In the event of conflicting provisions that may be contained in this Agreement, the provisions shall govern in the following order:
         Amendments from the most recent to the earliest, these General Terms and Conditions, the Specification, and other specifically referenced documents. Each Party shall notify the other immediately upon the determination of the existence of any such conflict.

5.       SCOPE OF WORK

         This Agreement is intended to cover all requirements necessary to perform the Work and to furnish a System in good working order that performs in all material respects all functions specified in the Specification. Unless expressly excluded in the Specification or this Agreement, any and all equipment, labor, material and services necessary to provide such a System and Work shall be within the scope of this Agreement and shall be furnished by Supplier for the price set forth in Annex B to this Agreement.

6.       WORK SCHEDULE

         6.1 Supplier shall complete the Work and deliver the System and Documentation in all material respects as shown in the Work Schedule.

         6.2 If the scheduled dates are not met, or it is reasonably certain that they will not be met, due, in either case, solely to Supplier's negligence or willful misconduct, and such delayed dates may impact the Work Schedule, Supplier shall, at its own expense, take whatever measures may be required (including additional resources, shifts, and overtime) to bring the Work back on schedule.

         6.3      Uncontrollable Forces:

                  6.3.1 Supplier shall not be required to incur additional expense and shall not be liable to Purchaser for delay or inability of Supplier to perform the Work due to Uncontrollable Forces; provided that Supplier:
                           (i) promptly notifies Purchaser in writing of the nature, cause, date of commencement, and expected duration of such delay or inability; and (ii) has exercised due diligence to meet the Work Schedule. In such event, Purchaser shall either: (a) extend the Work Schedule for a period of time consistent with the period of such delay, without any change in price; or (b) subject to Section

                           10.2, direct by an Amendment that performance of the Work be accelerated.

                  6.3.2 Purchaser shall not be in default in the performance of its obligations under this Agreement (other than obligations to pay monies pursuant to this Agreement for Work performed and Accepted or work performed or thereafter Accepted if their delay or inability to perform is due to Uncontrollable Forces.

                  6.3.3 The following delays shall in no event constitute Uncontrollable Forces in performance by Supplier and shall not constitute a reason for extending the date for performance of the Work:

                           (a) Delays by Subcontractors for reasons other than those defined above;

                           (b)      Delays in Documentation approval by
                                    Purchaser due to inadequate Documentation or approval schedules allowing less than ten
                                    (10) business days for review; and

                           (c)      Delays caused by Supplier's lack of
                                    sufficient personnel with necessary
                                    technical skills.

         6.4 Supplier shall use reasonable commercial efforts to schedule Work performed by Supplier on the PX's premises to conform to published PX working hours and to account for the PX's observed holidays. Upon request by Supplier, Purchaser will provide reasonable access to PX's premises outside published PX working hours and on PX's observed holidays to the extent necessary to deliver the System and Documentation on the date set forth in the Work Schedule.

         6.5 Supplier's performance hereunder is contingent upon the cooperation of Purchaser, including the supply to Supplier of adequate resources and information as mutually agreed pursuant to this Agreement. If any delays in Supplier's performance occur as a result of failure or untimely performance by Purchaser, the PX, the Trustee, the Authorized Users or their employees, contractors, or vendors, this Agreement, the purchase price and Delivery Dates or Work Schedule, as appropriate, shall be equitably adjusted to reflect such delay in an Amendment and Supplier shall not incur any liability to Purchaser or any other person as the result of such delay. If such delays last for thirty (30) calendar days or more, Supplier shall be entitled to terminate this Agreement by giving seven (7) days' prior written notice to Purchaser, such termination to be effective on the date indicated on such notice, provided that prior to giving such notice, Supplier shall invoke the provisions of Section 27 to attempt to resolve the matter at issue.

7.       RISK OF LOSS

         Risk of loss of or damage to the System shall pass from Supplier to Purchaser upon Acceptance of the System, except that the risk of loss of or damage to any hardware, Software or Documentation located on premises other than Supplier's or any Subcontractor's premises, including Purchaser's or PX's premises, whether prior to or following Acceptance, shall transfer to Purchaser at the time such hardware, Software or Documentation becomes located on such premises.

8.       TITLE

         8.1 Title to the System, except for Licensed Software and other intellectual property, shall pass to Purchaser upon final payment of all amounts due and payable under this Agreement through the date of Acceptance. Title to Licensed Software and other intellectual property shall remain with Supplier or the applicable third party, subject to the license granted to Purchaser as provided in Article 16, upon final payment of all amounts due and payable under this Agreement through the date of Acceptance.

         8.2 Title to all data input into the System and to all data output received through the operation of the System shall remain with Purchaser, except test data developed by Supplier or its Subcontractors and input into or output received through the operation of the System, title to which test data shall remain with Supplier.

         8.3 Title to Documentation, except for Licensed Documentation, shall pass to Purchaser upon final payment of all amounts due and payable under this Agreement through the date of Acceptance. Title to Licensed Documentation shall remain with Supplier or the applicable third party, subject to the license granted to Purchaser as provided in Article 16, upon final payment of all amounts due and payable under this Agreement through the date of Acceptance.

         8.4 Title to all Work Product, which is expressly listed on an addendum to this Agreement as being developed for Purchaser's ownership, shall pass to Purchaser upon final payment of all amounts due and payable such Work Product under this Agreement through the date of Acceptance.

         8.5 Passage of title shall be free and clear of all liens and encumbrances (other than the licenses of the Licensed Software and Licensed Documentation) and shall not impair the rights of Purchaser regarding the System or Documentation.

9.       COMMERCIAL TERMS

         9.1      Invoices:

                  9.1.1 For progress or partial shipment payments when so stated in this Agreement: The invoice for each payment listed shall be submitted to Purchaser following substantial completion of the corresponding milestone.

                  9.1.2 Final payment: The invoice for the final payment shall be submitted to Purchaser when all of the items of the System have been received at the Jobsite and the System has been Accepted pursuant to Section 18.6 hereof.

                  9.1.3 Invoices shall be submitted to the address as directed by Purchaser.

                  9.1.4 Invoices shall not be dated prior to completion of the portion of the Work for which they are submitted.

                  9.1.5 Deductions for unsubstantiated or incorrect charges and retention shall be invoiced separately.

         9.2      Payment:

                  9.2.1 Payment milestones have been selected to identify the actual status of the portion of the Work completed. Payments shall be based on actual completion of each milestone event, not on the scheduled completion date. When a change in the Work is approved, the total purchase price for the Work and the remaining milestone payments shall be adjusted accordingly. When a milestone has been satisfactorily completed, payments shall be made by Purchaser within thirty
                           (30) calendar days of receipt of a correct invoice therefor. Late payments will bear interest accrued and compounded daily at a rate equal to the lesser of
                           (i) two percent (2%) above the reference rate charged by the Bank of America, NT&SA, San Francisco, California, or (ii) the highest rate allowed by applicable law.

                           The percent of the total purchase price to be paid upon completion of each milestone shall be as set forth in this Agreement. The payment milestones are as follows:

                             Milestone    Milestone Description     Percentage


                               (See Section 3 of the Commercial Proposal)

                  9.2.2 For any portion of the System or Documentation which does not conform in all material respects to the Specification, a mutually agreeable portion of the payment may be withheld until such nonconformance is corrected. In the event the parties disagree as to whether any portion of the System or Documentation conforms to the requirements of this Agreement, the dispute shall be settled in accordance with Section 27 hereof.

         9.3      Taxes:

                  Supplier shall pay, and Purchaser shall reimburse Supplier for, all sales, use, personal property and other taxes required to be paid by Supplier in connection with the Work and the System, except franchise taxes and taxes levied upon Supplier's income. Each party will cooperate with the other in minirnizing any applicable tax and, in connection therewith, Purchaser will provide Supplier with any resale certificates, information regarding use of materials, services or sales, or other exemption certificates or information reasonably requested by Supplier.

                  Supplier shall identify separately on invoices: (i) the non-taxable portion of the price and the reason therefor; and
                  (ii) the taxable portion of the price with its corresponding taxes. Supplier shall provide supporting data as may be requested by Purchaser.

         9.4 Payment for Field Technical Services when not included in the fixed contract price:

                  9.4.1 Field Technical Services approved by Purchaser, which are not included in the fixed price for the System, shall be paid at the rates submitted for a calendar year.

                  9.4.2 Local travel and living expenses while at the Jobsite shall be paid at cost plus 20% for administrative charges. Travel to and from the Jobsite shall be reimbursed at the lesser of published coach/economy class rates or actual cost.

                  9.4.3 Timesheets for the Field Technical Services showing the individuals and the hours worked shall be presented weekly to the Authorized Representative.

                  9.4.4 At the end of each month or upon completion of the Work, whichever occurs first, Supplier shall submit its invoice listing the name of the person, dates and hours worked and applicable rate, per diem charges and rates, and air travel charges.

         9.5      Claims:

                  Supplier shall notify the Authorized Representative in writing of its intent to make a claim for any additional compensation within thirty (30) calendar days after the event which gave rise to such claim.

10.      CHANGES

         10.1 Supplier may request or Purchaser may direct changes in the Work including, but not limited to, adding to, deleting from or modifying the Work and the Specification. In addition, changing conditions of law or Uncontrollable Force may require contract price or date of performance revisions to be agreed upon by the Parties. This Agreement, the purchase price and Delivery Dates or Work Schedule, as appropriate, shall be equitably adjusted to reflect such changes, and a such changes and equitable adjustments shall be set forth in an Amendment.

                  10.1.1 Upon submission or receipt of a request for a change to the Work, Supplier shall, within ten (10) calendar days, submit to Purchaser, in writing, either a detailed schedule for accomplishing the change and a good faith estimate of the cost of the change, or notification as to when such a schedule can be provided by Supplier. Within five (5) business days after receiving such schedule, Purchaser will approve such change or withdraw the request for such change. With such schedule, Supplier shall make a good faith estimate of the effects of each change on the following performance items:

                           (a)      Percentage of spare main and auxiliary
                                    memory;

                           (b) Loading of transfer channels to computer peripherals;

                           (c)      User interface responses; and

                           (d)      Loading of the processors.

                           No change in these performance items is allowed unless specifically approved by Purchaser, in writing, regardless of authorized changes to hardware or Software and regardless of the options purchased. Approval of any change to the System that could reasonably affect any of these performance items shall be deemed to be specific approval of a change in these performance items. Supplier shall make a good faith estimate of the effects of changes on the completion date of the Work and completion milestones. Supplier shall provide a written assessment of the impact of each specific change on the spare parts, training, testing, and Documentation requirements.

         10.2 Changes to this Agreement shall be made only by mutual agreement of the Parties in accordance with a mutually satisfactory change procedure. To be valid, such changes shall be set forth in an Amendment.

         10.3 Supplier shall provide reasonably sufficient cost supporting data including, but not limited to, work hours by type of labor, rates, material and Subcontract costs, to enable Purchaser to evaluate whether or not to approve a change. Supplier shall not implement a change or submit an invoice for the resulting price change until the authorizing Amendment has been issued by Purchaser and accepted by Supplier.

         10.4 The Parties recognize that minor changes may be required during performance of the Work. Such changes shall be requested by the issuance of marked up approval drawings and documents, directives from the Authorized Representative, or by other procedures established by the Authorized Representative, and shall require the approval of the Authorized Representative. If Supplier has a claim for adjustment in the price or schedule due to such changes, it shall submit to the Authorized Representative in writing a claim to this effect within thirty (30) calendar days from the date such changes were requested. Supplier shall state such claim in sufficient detail to allow the Authorized Representative to determine the reasonableness of the claim. If the Authorized Representative concurs that such change is a change of the requirements of this Agreement, including the Specifications, and desires to implement such change, then an authorizing Amendment shall be issued. If Supplier does not agree that the proposed change is a minor change, Supplier shall not be required to implement such change unless and until the procedures in Section 10.1 are completed.

         10.5 Supplier shall comply in all material respects with each Amendment in accordance with the Work Schedule therein and evidence its acceptance of all of the provisions contained therein as full compensation for all costs and schedule impact of such changes, by promptly executing the acceptance copy of each Amendment when requested and returning such acceptance copy to the Authorized Representative.

         10.6 Any disagreement between the parties as to whether the change constitutes a change of requirements shall be resolved pursuant to Article 27.

11.      PROJECT MANAGEMENT

         11.1 Purchaser shall assign an Authorized Representative who shall manage Purchaser's activities associated with this Agreement and shall have overall direction and responsibility for directing the Work. Any correspondence to

                  Purchaser of a technical and Work administrative nature shall be addressed to the attention of the Authorized
                  Representative.

         11.2 Administration of this Agreement and Amendments shall be performed by Purchaser. Any correspondence to Purchaser regarding commercial provisions or terms and conditions of this Agreement shall be identified by this Agreement number and shall be addressed to the attention of the Authorized Representative. A mutually satisfactory project management framework will be developed and used by the Parties to assign responsibilities, interdependencies, milestones, and schedules and to delineate reporting requirements.

         11.3 Supplier shall assign a Supplier Representative who shall manage Supplier's activities associated with this Agreement and shall have overall direction and responsibility for the Work by Supplier. Any correspondence to Supplier shall be addressed to the attention of the Supplier Representative.

         11.4 This Agreement and all Supplier sub-orders are subject to status monitoring by Authorized Representative or a designated representative of the Authorized Representative.

         11.5 Within thirty (30) days after receipt of this Agreement, Supplier shall furnish to the Authorized Representative the current status of the events in the Work Schedule. Thereafter, Supplier shall furnish every month to the Authorized Representative a status report, in triplicate, showing the actual status of each production phase and each milestone. If the actual completion milestones lag such scheduled dates, an explanation shall accompany the status report stating the problem area, measures taken to eliminate the problem, and when the item will be back on schedule. The Authorized Representative shall be notified immediately of any potential problem situations which may affect the timely completion of any of the milestones.

         11.6 Purchaser, the Authorized Representative and their agents shall have the right of access to Supplier's and Subcontractor's facilities upon reasonable notice and during normal working hours to verify conformance to the Work Schedule and inspect the Work.

         11.7 Any deviations from the Specification shall require the prior written approval of the Authorized Representative or the issuance of a Amendment.

12.      CODES AND STATUTES

         12.1 The work shall comply in all material respects with all material applicable laws statutes, acts, ordinances, regulations, codes and standards of federal, state and local governmental agencies having regulatory federal jurisdiction in effect on

                  January 13, 1997. Any changes to these after such date shall be treated as a change to the Work authorized by an Amendment.

         12.2 Supplier shall conform to the employment practices requirements of Executive Order 11246 of September 24, 1965, as amended, and applicable regulations promulgated thereunder.

13.      SUBCONTRACTORS

         Supplier shall at all times be responsible for the Work, and for the acts and omissions of Subcontractors and persons directly or indirectly employed by Subcontractor, which acts or omissions, were they acts or omissions of Supplier or any persons directly employed by Supplier, would be a breach of this Agreement. This Agreement shall not constitute a contractual relationship between any Subcontractor and Purchaser. Purchaser shall not have any obligation for payment to any Subcontractor. Purchaser shall have the right of approval of any new Subcontractors which were not identified in Supplier's proposal, provided that such approval shall not be unreasonably withheld.

14.      SUSPENSION

         14.1 Purchaser may order Supplier to suspend, and, with Supplier's consent, to subsequently resume, performance of all or of any part of the Work at any time by the issuance of an Amendment.

         14.2 If Purchaser orders suspension of all or any part of the Work, Purchaser shall: (i) complete the payments due for Work performed whether or not such Work has been Accepted up to the effective date of the suspension notice and shall resume payments in accordance with the provisions of Article 9 hereof following the date on which the suspended Work is resumed;
                  (ii) pay for the additional reasonable costs necessarily incurred by Supplier in deactivation, during suspension, and in reactivation of the suspended Work, including any overhead costs; (iii) equitably adjust the Work Schedule consistent with the scope and duration of the suspension or direct that performance of the suspended Work be accelerated as authorized by an Amendment and equitably increase the costs, and (iv) a suspension fee equal to $1,000,000 per month during the term of the suspension. Supplier shall provide sufficient supporting data for evaluation of the reasonableness of the charges for item (ii) above. In the event the parties are unable to agree on the costs in (ii) above or on the adjustment of the Work Schedule or costs in (iii) above, such disagreement shall be resolved pursuant Article 27. In the event the parties fail to resolve such disagreement in accordance with Article 27 within thirty (30) calendar days, Supplier shall have the right to terminate this Agreement.

         14.3 The provisions of this Article shall be Supplier's sole remedy and Purchaser's total liability as a result of any suspension of the Work, in whole or in part.

15.  PROPRIETARY INFORMATION AND MATERIAL

     15.1 Each Party (a "receiving Party") receiving Confidential Material (defined below) from the other Party (a "disclosing Party") in connection with this Agreement (directly or indirectly) agrees to hold tat Confidential Material in confidence and, except as permitted in this Article 15, agrees not to disclose it, or otherwise make it available to any person or third party, or to use it for the benefit of any third party' without the prior written consent of the disclosing Party. Each Party agrees that all such Confidential
          Material:

          (a) shall be used only for the purpose of performing Work or using the System; and

          (b) shall not be reproduced, copied, in whole or in part, except as specifically directed by the disclosing Party and necessary for the purpose set forth in (a) above; and

          (c) shall, together with any copies (except backup and archival copies produced in accordance with a Party's network information processing procedures), reproductions or other records thereof, in any form, and all information and materials developed by that therefrom, be returned to the disclosing Party when no longer needed in connection with this Agreement.

     15.2 To the extent that a receiving Party needs to disclose Confidential Material to a Subcontractor or other person in connection with this Agreement, the System or Work, the receiving Party shall obtain from such persons a written nondisclosure agreement substantively equivalent to this Article 15 to treat such information as confidential and not to disclose or, except as permitted by this
          Article 15, use it without the receiving Party's written consent.

     15.3 Confidential Material furnished to a receiving Party in connection with this Agreement (directly or indirectly), shall be protected by the receiving Party from disclosure to others with reasonable efforts in that regard, provided that the receiving Party shall have the right to grant access to Confidential Material to employees, consultants or Subcontractors as provided in Section 15.2.

     15.4 Confidential Material: Each Party (a "receiving Party") will have access to technical information and materials including but not limited to, drawings, specifications, designs, records, computer programs and related documentation tat is marked "confidential" or with words of similar meaning, which are owned by the other Party (the "disclosing Party") or by third parties, and which constitute valuable confidential and proprietary information, know-how and trade secrets belonging to the disclosing Party or third parties (hereinafter referred to as

          "Confidential Material"). Confidential Material shall include information received from a disclosing Party in connection with the RFP, this Agreement, or the performance of the Work, information developed expressly for Purchaser under this Agreement, and all Software and Documentation. Confidential Material shall not include information or material that:

               (a) is the public domain at the time of disclosure, or thereafter enters the public domain through no fault of the receiving Party; or

               (b) is in the rightful possession of the receiving Party (other than possession arising in connection with this Agreement) at the time of disclosure by the disclosing Party; or

               (c) is later received by the receiving Party without confidentiality restrictions, from a third party having the lawful right to disclose it; or

               (d) is later independently developed by the receiving Party without reliance on Confidential Materials; or

               (e) is required by law, or by a governmental agency, to be disclosed.

     15.5 The confidentiality provisions of this Article 15 shall constitute the sole confidentiality obligations of the Parties under this Agreement.

16.  PROPRIETARY RIGHTS AND LICENSES

     It is the intention of the Parties that all intellectual property rights in Software and Documentation, including but not limited to, all copyrights and patent rights, shall remain with Supplier or its licensor(s). Such Software and Documentation, if any, shall be licensed to Purchaser under the terms of the individual license agreements attached hereto as Annex C, if any, which Purchaser agrees to execute, and, to the extent any of such license agreements are not applicable, under the terms set forth in this
     Article 16 ("Supplier's Software" or "Licensed Software" and "Supplier's Documentation" or "Licensed Documentation"). Supplier shall use reasonable commercial efforts to obtain license agreements from other third party licensors, with respect to theft respective parts of all Licensed Software and Licensed Documentation that are substantially equivalent to the provisions of this Article 16.

     16.1 Software and Documentation License: Supplier hereby grants to Purchaser (hereinafter the "Licensee") a personal, non-exclusive, 99-year, non-transferable, paid-up, license to use the Licensed Software and Licensed Documentation on the System provided by Supplier under this Agreement and in conjunction with the use of the System including, but not limited to, training, operation, modification, and maintenance. Such license shall include the right to use the Licensed Software and Licensed Documentation by means of or in conjunction with known and future technologies, including but not limited to known and fixture platforms, provided that Purchaser shall pay any required royalties or license fees associated with the use of such future technologies or platforms, and provided fUrther that neither Supplier nor its Subcontractors or licensors shall have any obligation to support the Licensed Software or Licensed Documentation on such future technologies or platforms. Such license shall also apply to upgrades and replacements of the Licensed Software or Licensed Documentation obtained from Supplier during the life of the System. Supplier may revoke such license in the event Purchaser breaches its 6bligations under this Agreement.

          16.1.1 Supplier hereby also grants the following rights and licenses:
                 (i) a right of and license under the provisions of the applicable license agreement or this Article 16 to contractors and consultants of the Licensee to use and reproduce the Licensed Software and Licensed Documentation solely in conjunction with or for the purpose of the performance of services for the Licensee in connection with the System, subject to the execution by such contractors and consultants of a written non-disclosure agreement substantively equivalent to that provided in Article 15; and (ii) a right of and license under the provisions of the applicable license agreement or this Article 16 to System Users to use the machine executable code version of the Licensed Software and Licensed Documentation in their use of the System for its specified purposes. The contractors, consultants and System Users to whom the aforestated licenses are granted shall also be referred to as "Authorized Users."

     16.2 Right to Use: The Licensee shall have the right to develop peripheral programs to meet present or future needs (including but not limited to replicating a design to replace specific System components or implement new sites or technologies, provided that the replication of such design does not involve reverse engineering of Licensed Software), and to make improvements, enhancements, upgrades, adaptations and derivative works (all hereinafter referred to as "Developments"). The Licensee is hereby authorized to make such Developments. Supplier shall not have any rights to Developments, that
          (i) are not Derivative Works in or of the Licensed Software or Licensed Documentation; and (ii) do not incorporate any Licensed Software or Licensed Documentation; and (iii) do not contain Supplier's proprietary logic, design or coherence. Neither the Licensee nor Supplier shall have any obligation or liability to each other with respect to such Developments, including any obligation of Supplier to indemnify Purchaser for infringement under this Agreement with respect to the Licensed Software or Licensed Documentation.

          16.2.1 Supplier agrees that, subject to Section 15.4 and the foregoing provisions of this Article 16, the Developments made by or on behalf of Licensee which meet the criteria set forth in Sections 16.2(i). (ii) and (iii) above, and all new Software, Documentation, and materials, and all concepts, methods, techniques, designs, processes and ideas, which originate or result from the performance of this Agreement, and are developed by the Licensee, its employees, agents or consultants which meet the criteria set forth in Sections 16.2(i), (ii) and (iii) above shall belong solely and exclusively to the Licensee, and the Licensee shall have sole and complete ownership rights including exclusive copyright, patent, and all other intellectual property rights in and to the same, and Supplier will not, other than in the performance of this Agreement, make use of or disclose the same to anyone. Licensee agrees that all other Developments shall belong solely and exclusively to the Supplier or, as the case may be, its Subcontractor, and that the Licensor or, as the case may be, its Subcontractor shall have sole and complete ownership rights including exclusive copyright, patent, and all other intellectual property rights in and to the same, subject to the provisions of this Article 16, and Licensee will not, other than in the performance of this Agreement, make use of or disclose the same to anyOne. Software and Software Documentation which Supplier has obtained from third parties and which is incorporated into the Work Product are identified on Annex D hereto, which Annex may be amended from time to time.

          16.2.2 Purchaser agrees that all Developments, Software, Documentation, material, deliverables, concepts, methods, techniques and designs which are made, conceived or developed by Supplier, its agents, employees, or subcontractors as part of the Work or on behalf of Purchaser (herein also referred to as "Work Product") shall belong solely and exclusively to Supplier or its Subcontractors, and such parties shall have sole and complete ownership rights, including exclusive copyright and patent ownership and all other intellectual property rights in and to the same, subject to the provisions of this Article 16, and Purchaser will not, except in accordance with the terms of this Agreement, make use of or disclose the same to anyone.

     16.3 Right to Copy the Licensed Software and Licensed Documentation: The license granted herein shall entitle the Licensee and Authorized Users (subject to the obligation to obtain executed non-disclosure agreements) to make or cause to be made up to the number of licensed copies of the Licensed Software and Licensed Documentation, and other materials furnished under this Agreement solely for the use of the System by the Licensee and any Authorized Users, plus a reasonable number of backup and archival copies. Such copies may be made without further permission of Supplier or the copyright owner and regardless of whether such Licensed Software, Licensed Documentation or other materials are copyrighted or otherwise proprietary. All such copies shall be subject to the terms of this Agreement and the applicable license agreement.

     16.4 Distribution Rights: The Licensee may distribute copies of the Licensed Software, Licensed Documentation and other materials furnished under this Agreement to Authorized Users (subject to the obligation to obtain executed non-disclosure agreements) by such means or technologies as they may choose, including without limitation physical media, electronic transmission and telecommunications and known and future technologies. No license is granted for resale, consulting use, rental or timesharing, reuse or installation on other systems, nor, except as provided in this Agreement, is a license granted for the right to sublicense, transfer or assign the Licensed Software or the Licensed Documentation.

     16.5  [Reserved]

     16.6  [Reserved]

     16.7 Improvements and Upgrades: Supplier shall provide to the Licensee, at reasonable charges, and for at least a period of three (3) years after warranty of the System, all Software improvements, new versions, additions, updates, enhancements and error corrections to or of the Licensed Software with the associated changes to the Licensed Documentation.

     16.8 Right to Transfer: The Purchaser shall have the right to transfer to any person, legal or natural, designated by the CPUC or the Trustee to succeed to the rights and to perform the functions of Purchaser, all rights and licenses granted to the Purchaser in this Article 16. Upon such transfer by means of an assignment or novation of this Agreement, the transferee shall be deemed to be a Licensee under the terms of this Article 16; provided, such transfer shall not reduce, limit, or otherwise affect the rights of Purchaser as Licensee under this Article 16, and the applicable license agreement with respect to dates prior to the date of such transfer.

     16.9 Reverse Engineering: Licensee shall not reverse engineer, decompile or disassemble any of the Licensed Software provided to Purchaser only in binary, object or machine executable form, including Licensed Software provided by Supplier's licensors. Licensee shall make all reasonable efforts to prevent any of its employees from independently attempting any such prohibited activities.

     16.10 Software Maintenance: Except as otherwise provided in this Agreement, Licensee shall provide maintenance in accordance with the terms of the maintenance agreements attached as Annex C.

17.  SOURCE CODE

     All Source Code for the Licensed Software set forth in Annex F shall be delivered to Purchaser.

18.  INSPECTION, TESTING AND ACCEPTANCE

     18.1 Inspection: Purchaser shall have the right at all reasonable times to inspect and witness testing of the System and its hardware and Software components, and to verify milestone completion. Supplier shall make all necessary arrangements and provide all reasonable facilities and access for such inspection and witnessing, either at Supplier's place of fabrication, manufacture or assembly, or at any other place where any major assembly of the System is fabricated, manufactured or assembled. Inspection by Purchaser shall not be construed as constituting either a waiver of any rights of Purchaser or obligations of the Supplier, or Acceptance. Supplier shall give Purchaser a minimum of ten.(10) calendar days prior notice as to the time when the System or any major assembly thereof will be ready and available for inspection.

     18.2 Supplier Testing: Prior to start of Integrated System Tests (1ST), Supplier shall test the System using the Acceptance Test Procedure and correct any material failure (including discrepancies, defects, and malfunctions) to meet the test criteria (all such material failures hereinafter referred to as "Defects, Malfunctions or Nonconformities"). These tests shall not require the presence or participation of Purchaser. Supplier shall provide Purchaser with Documentation of the performance of the System during these tests.

     18.3  Integrated System Tests:

           18.3.1 Supplier shall have the System ready for Supplier and the Authorized Representative to conduct the Integrated System Tests by the date stated in the Work Schedule subject to the terms and conditions of this Agreement which contemplate the possible extension of such date. The Integrated System Test shall be conducted /using the Acceptance Test Procedure. All Defects, Malfunctions or Nonconformities shall be logged for later resolution or will be addressed immediately if testing can not or, in Purchaser's reasonable judgment, should not, be performed without the necessary corrections. Supplier shall make available for the Authorized Representative's conduct of the testing the appropriate test equipment and facilities, and design engineers for consultation as reasonably requested by the Authorized Representative. The testing shall be conducted using commonly acceptable methods and may include unstructured operational testing.

           18.3.2 Supplier shall maintain testing and performance Documentation in compliance in all material respects with the requirements of the Specification.

           18.3.3 Upon completion of the Integrated System Tests, Purchaser shall notify the Supplier in writing within five (5) business days of authorization to ship the System or of the denial of such authorization.

           18.3.4 If the authorization to ship is denied, Purchaser shall state in writing the reasons for the denial, and such reasons shall consist of references to any tests set out in the Acceptance Test Procedure. In the event of such a denial, the reasons given by Purchaser shall immediately be discussed between the Authorized Representative and Supplier, and Supplier shall, at its sole expense, correct all Defects, Malfunctions or Nonconformities. Upon such correction, Purchaser may perform such tests set out in the Acceptance Test Procedure with which the System did not comply in all material respects (as stated in the notification from Purchaser) or which may have been affected by corrective action of Supplier.

           18.3.5 Upon receipt of written notice from the Authorized Representative of I) authorization to ship, Supplier shall proceed with shipment to the System installation facility. Authorization to ship the System shall not constitute Acceptance of the System and shall be given without any prejudice to Purchaser's right to correction of any Defects, Malfunctions or Nonconformities outstanding or revealed by on-site Acceptance Test Procedures.

           18.3.6 Defects, Malfunctions or Nonconformities in the System that are not material and which the Authorized Representative deems not sufficient to delay shipment, shall be listed on a completion list prepared by the Authorized Representative. Supplier shall complete or correct the items on the completion list in accordance with a mutually acceptable work schedule.

     18.4  Operational Dry Run:

           18.4.1 Upon completion of shipment, Supplier shall uncrate, inspect, and install the System, and prepare it for the Operational Dry Run by the dates shown in the Work Schedule, subject to the terms and conditions of this Agreement which contemplate the possible extension of such date.

           18.4.2 Purchaser shall conduct the Operational Dry Run using the Acceptance Test Procedure with assistance from Supplier. Such tests are acceptance tests developed by Supplier, and approved by Purchaser, to verify that the System, after installation, performs in material conformance with the Acceptance Test Procedure.

           18.4.3 Any material non-conformance indicated by such tests shall be promptly corrected by Supplier at its sole expense and the applicable portions of such tests shall be reperformed to demonstrate performance in material compliance with the applicable Acceptance Test. Supplier shall be allowed full time access to the System to make such corrections. Minor discrepancies with such tests which Purchaser in its sole discretion deems not to be sufficient to delay Acceptance of the System shall be listed on a completion list prepared by Purchaser and shall be corrected by Supplier at Supplier's expense in accordance with a mutually acceptable work schedule.

           18.4.4 Right to System Requiring Correction: If, after the System or any part thereof has been installed, the System, or the process or the function performed thereby, requires material correction, Purchaser shall have the right to use the System until such time as it is convenient to Purchaser to have the System or any part thereof removed from service for correction; provided such use will not, in Supplier's sole discretion, cause damage to the System or is otherwise likely to make repairs more difficult or time consuming or result in liability to Supplier. Such use shall not constitute Acceptance, nor shall it constitute a waiver of any of Purchaser's rights with respect to the System.

     18.5  Availability Test:

           18.5.1 Upon the successful completion of the Operational Dry Run, the System shall be proven by a continuous 2000-hour Availability Test. The test shall consist of exercising the functions provided by the System during normal day to day operation.

           18.5.2 Purchaser shall maintain the test records during the Availability Test. At the conclusion of the test, the test records shall be examined to determine the System's conformance, in all material respects, to the availability criteria defined in this Agreement.

     18.6 Acceptance: Acceptance of the System ("Acceptance") shall not occur until all of the following conditions have been met:

           18.6.1 All tests required by this Agreement have been completed in accordance with the terms and conditions herein; and

           18.6.2 [Reserved];

           18.6.3 All deliverables including instruction books, manuals, and all other Documentation, have been received; and

     18.6. Purchaser or Authorized Representative has notified Supplier in writing of Acceptance; otherwise Acceptance shall be deemed to have occurred 10 business days after the foregoing conditions have been met.

           The Work shall be deemed completed, accepted, and ready for final payment when all of the aforestated conditions have been met. Such Acceptance shall not constitute a waiver of any right of Purchaser under this Agreement. Upon such Acceptance, Supplier shall invoice Purchaser for the final payment and all outstanding retention.

     18.7 Delay in Completion: In the event that delivery of all equipment, software, Documentation, and all other deliverables specified in this Agreement is not substantially complete by the delivery date specified in the Work Schedule, or such later date as may result from an equitable adjustment in the Work Schedule by reason of suspensions of the Work, changes in the Work, or other excusable delays, then the Purchaser shall have the right, as its exclusive remedy for late delivery, to collect from Supplier as liquidated lit damages, beginning the 31st day thereafter, the sum of $5,000 per day for each additional day until delivery is substantially complete, but not more than $300,000. The collection of such liquidated damages shall be in lieu of any other claims or remedies available at law or in equity and shall be Purchaser's exclusive remedy, and Supplier's sole liability, for late delivery unless delivery is not substantially complete within 90 days of the delivery date specified in the Work Schedule. In that event, Purchaser shall have the right, in lieu of exercising its right to collect liquidated damages as provided herein, to terminate the Agreement pursuant to the provisions of
           Section 29.1 of this Agreement.

19.  WARRANTIES

     19.1 System: SUPPLIER EXPRESSLY WARRANTS THE SYSTEM AND THE WORK PERFORMED HEREUNDER ONLY AS SET FORTH IN THIS ARTICLE 19. SUPPLIER MAKES NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SUPPLIER'S SOLE OBLIGATION AND THE EXCLUSIVE REMEDIES OF PURCHASER FOR ANY BREACH BY SUPPLIER OF ITS WARRANTIES SHALL BE AS EXPRESSLY STATED IN THIS
           SECTION 19.

           19.1.1 Supplier warrants that the System and all components thereof (including but not limited to hardware and Software) furnished by Supplier under this Agreement, whether or not manufactured or developed by Supplier, shall: (i) be free from Defects, Malfunctions or Nonconformities and material defects in workmanship and material; (ii) be new, not from the surplus market, and of the kind and quality specified in the Specification; and (iii) perform the functions described in the Specification in all material respects in conformance with the Documentation for the p2riod described in Section 19.1.2.

           19.1.2 The warranty period, during which all Defects, Malfunctions or Nonconformities and other failures to comply with Section
                  19.1.1 must be discovered and reported to Supplier, shall commence upon the date the 2000-hour Availability Test commences and continue for one (1) year thereafter. The warranty period, during which all Defects, Malfunctions or Nonconformities and other failures to comply with Section
                  19.1.1 must be discovered and reported to Supplier, for any Defects, Malfunctions or Nonconformities or other failures to comply with Section 19.1.1 corrected by Supplier shall begin upon delivery of the corrected item and shall continue for ninety (90) days thereafter or until the end of the original one (1) year warranty period, whichever occurs latest.

           19.1.3 Any material Defect, Malfunction or Nonconformity or other failure to comply with Section 19.1.1 that is discovered during the warranty period and material damage to any other part of the System resulting from such items and the revision or repair by Supplier thereof, shall be corrected by Supplier, at Supplier's sole expense with due diligence and dispatch as required to make the System conform to the warranties stated in this Article 19, including, but not limited to, any necessary adjustments, modifications, repair or replacement, changes to the Supplier's Software and Supplier's Documentation, and including all necessary parts, transportation charges and labor as may be necessary.

                  A. Supplier shall perform such corrective Work at the facility where the System is installed to minimize the down time of the System. Such Work shall be performed as follows: For any Defect, Malfunction or Nonconformity or other failure to comply with Section 19.1.1 that prevents the proper use of the System, Supplier shall use reasonable commercial efforts to provide corrective information within four (4) hours after Purchaser's problem call, and, if correction at the Jobsite is required, shall dispatch personnel within twenty-four (24) hours after Purchaser's problem call to perform such corrective Work. For Defects, Malfunctions or Nonconformities and other failures to comply with Section
                     19.1.1 that are not material, including those Defects, Malfunctions or Nonconformities and other failures to comply with Section 19.1.1 that do not affect the use or operation of the System, Supplier may group the correction of such Defects, Malfunctions or Nonconformities and other failures to comply with Section 19.1.1 as agreed to by Purchaser.

     19.2 Documentation: Supplier warrants that the Documentation shall be substantially accurate and reasonably complete. Supplier shall, at its sole expense, promptly correct any materially nonconforming Documentation.

         19.3 Third Party Equipment: In addition to the warranties set forth in Section 19.1, Supplier shall use reasonable commercial efforts to obtain warranties and support contracts from the computer and peripheral equipment vendors which are materially compatible with Supplier's obligations under this Article. Supplier shall assign, to the extent permitted by the terms of such warranties and support contracts with such vendors, such warranties and support contracts to Purchaser, if requested to do so.

         19.4 Replacement Parts: Supplier warrants that replacement parts or components for the System that are provided by Supplier shall be interchangeable in fit and function with the original System and free from defects in materials and workmanship for a period of ninety days from date of the installation of such replacement parts.

         19.5 Work: All Work performed by Supplier pursuant to this Agreement shall be performed in a workmanlike manner. In the event that Purchaser notifies Supplier that any Work does not meet the warranty in this Section 19.5 within 90 days after such Work is performed, Supplier shall immediately correct and/or re-perform such Work. The provisions of the warranty in this Section 19.5 shall not limit or reduce any other warranties set forth in this Article 19 and shall be in addition thereto.

         19.6     Conditions of Warranties: The warranties set forth in this
                  Article 19 are subject to the following conditions applicable to the item for which a breach of warranty is claimed:

                  19.6.1 Purchaser shall give Supplier written notification (or telephone notification followed up in writing) of any Defect, Malfunction or Nonconformity or other failure to comply with Section 19.1 .1 within a reasonable time after Purchaser becomes aware of such Defect, Malfunction or Nonconformity or other failure to comply with Section 19.1.1.

                  19.6.2 Purchaser shall have the right to continue to operate the System, or any part thereof, which may require warranty correction or repair until such time as Purchaser elects to remove such System or part thereof from service; provided that Supplier shall have no liability or obligation to Purchaser under this Agreement or otherwise for any damage to the System or liabilities caused by such continued operation.

                  19.6.3 Purchaser shall operate and maintain the System in accordance with the operation and, if applicable, maintenance procedures agreed upon by the Parties; provided and on condition that Supplier shall furnish to Purchaser such operating and maintenance procedures clearly stated in writing and properly identified.

                  19.6.4 Completion of payments by Purchaser shall not release Supplier from any of its warranty obligations.

                  19.6.5 Supplier does not warrant that (a) the Work will meet Purchaser's requirements, (b) the operation of any hardware or Software will be uninterrupted or error free, or (c) any Defect, Malfunction or Nonconformity in any hardware or Software is correctable or will be corrected. The limited warranty provided in this Agreement will not apply to, and Supplier will have no warranty obligation with respect to, any Defect, Malfunction or Nonconformity resulting from (1) improper site preparation or maintenance by or on behalf of Purchaser, other than by Supplier or its Subcontractors, (2) calibration, maintenance, modification or use by or on behalf of Purchaser, other than by Supplier or its Subcontractors, (3) operation of hardware outside of its published environmental specifications, including any failure of electric power, air conditioning or humidity controls, (4) hardware, software, interfacing or supplies installed or supplied by Purchaser, any subcontractor to Purchaser other than Supplier or its Subcontractors or any other owner or operator, or (5) any cause other than ordinary use. In addition, Supplier will have no warranty obligation to adjust repair or replace any component if its adjustment, repair or replacement is impractical because of its location or installation.

20.      SUPPLIER'S SYSTEM SUPPORT

         20.1 Supplier shall make available replacement parts and hardware and software support on System components for a period of three (3) years from Acceptance. In the event, however, that certain of these devices are not available due to obsolescence and duplicates cannot be purchased at a reasonable price in comparison with that of the original unit, the Supplier may supply a device which has functionality and responsiveness comparable to the obsolete device.

         20.2 If, for administrative reasons, Purchaser orders replacement parts for the System under a new purchase order instead of under this Agreement, Supplier agrees to sell such replacement parts under these general terms and conditions as set forth in this Agreement.

         20.3 Supplier further agrees that, if Supplier or a Subcontractor cannot or no longer fulfills its maintenance and spare part obligations, Supplier shall use reasonable commercial efforts to provide or secure for Purchaser the necessary maintenance services and, on a form, fit, and function basis, the required spare parts.

         20.4 Supplier shall not unreasonably interfere with normal operation of the facilities where the System is installed, or with the equipment, or the work of any contractors or subcontractors on the premises where the System is installed ("System Premises"). When Supplier anticipates unavoidable interference, it shall so notify the Authorized Representative as soon as possible, at least five (5) days in advance whenever commercially possible. The Authorized Representative shall determine, in advance, whether such interference is unavoidable and shall, if required, establish reasonable procedures under which the interference shall be allowed. The Authorized Representative shall have final determination of priorities in case of conflicts with operations or work of others. Supplier shall not operate any of the PX's equipment (other than the System) or control devices or those of any other contractor or subcontractor to Purchaser on the System Premises.

21.      INFRINGEMENT PROTECTION

         21.1 Royalties or other charges for any patent, trademark, copyright, trade secret or other intellectual property or proprietary information relating to the System or used in the performance of this Agreement, shall be considered as included in the contract price.

         21.2 Supplier shall indemnify and save harmless Purchaser and its successors and permitted assignees and transferees (all herein referred to individually as "Infringement Indemnitee" and collectively as "Infringement Indemnitees") against any and all liabilities, judgments, costs, expenses, and damages, which may be awarded against any of the Infringement Indemnitees in any suit, action or proceeding brought against any of the Infringement Indemnitees for infringement or alleged infringement of any patent, trademark, copyright, trade secret or any other intellectual property or proprietary right, or any royalty or license agreement to which Supplier or any Subcontractor is a party, by a court of competent jurisdiction, arising out of the use by the Infringement Indemnitee(s) of any component of the System furnished by Supplier, in the ordinary course of its use as provided in this Agreement for the purposes hereunder intended or the exercise of any rights granted under Article 16 hereof, provided, however, that Supplier shall have no obligation to indemnify or save harmless any Infringement Indemnitee with respect to any claim alleging that a process or integrated system, including but not limited to the System, having the characteristics or functionality described in the Specifications or this Agreement infringes any patent, trademark, copyright, trade secret or other intellectual property or proprietary right, or any royalty or license agreement, and provided further, however, that Supplier shall have no liability for any claim of infringement (1) based on any modified version of any such Licensed Software, Licensed Documentation, Work Product or Development developed by, or on behalf of, Purchaser other than by Supplier or its Subcontractors; (2) based upon use in conjunction with another product or service; (3) based upon Supplier's compliance with Purchaser's specific instructions, and provided further, that upon notice of a claim of infringement, Purchaser shall immediately stop use of the software, program, service, and/or other materials that are the subject of the infringement claim. If any action, claim or suit for infringement of any patent, trademark, copyright, trade secret or other intellectual property or proprietary right, or royalty or license agreement, be made or instituted against the Infringement Indemnitee(s) as above specified on account of the use of the System, (or any component thereof) or the exercise of the granted rights, Supplier shall assume the defense of such action, claim or suit and all expenses incident to the defense thereof; but it is expressly understood that in assuming the defense of such claim(s) or suit(s) Supplier shall have control thereof; provided that the Infringement Indemnitee(s) shall be kept fully informed as to the progress thereof and have the right to confer about and give advice and assistance regarding the same.

         21.3 In the event that: (i) there is an adjudication that the System or any component or its use constitutes an infringement described in Section 21.2; or (ii) the use of any such System or component is enjoined; Supplier shall within thirty (30) days from the occurrence of any of the aforestated events, at its option and expense either:

                  (a) Procure for Purchaser and the PX the right to continue using the System;

                  (b) Replace the System or infringing components with non-infringing ones providing functionality substantially equal to that contracted for hereunder; or

                  (c) Modify them so that they become non-infringing while providing functionality equal to that contracted for hereunder.

                  Supplier's obligations under Section 21.3 shall be in addition to those under Section 21.2.

         21.4 Purchaser shall indemnify and save harmless Supplier, its Subcontractors and their respective successors, assignees and transferees (all herein referred to individually as "Infringement Indemnitee" and collectively as "Infringement Indemnitees") against any and all liabilities, judgments, costs, expenses, and damages, which may be awarded against any of the Infringement Indemnitees in any suit, action or proceeding brought against any of the Infringement Indenmitees for infringement or alleged infringement of any patent, trademark, copyright, trade secret or any other intellectual property or proprietary right, or any royalty or license agreement to which Purchaser or any Authorized User is a party, by a court of competent jurisdiction, arising out of the use, manufacture or sale by the Infringement Indemnitee(s) of the combination of components comprising the System or having the characteristics or functionality described in the Specifications or this Agreement. If any such action, claim or suit for infringement of any patent, trademark, copyright, trade secret or other intellectual property or proprietary right, or royalty or license agreement, be made or instituted against the Infringement Indemnitee(s) as above specified on account of the use, manufacture or sale of the System, (or any part thereof), Purchaser shall assume the defense of such action, claim or suit and all expenses incident to the defense thereof; but it is expressly understood that in assuming the defense of property or proprietary right, or royalty or license agreement, be made or instituted, against the Infringement Indemnitee(s) as above specified on account of the use, manufacture or sale of the System, (or any part thereof), purchaser shall assume the defense of such action, claim or suit and all expenses incident to the defense thereof; but it is expressly understood that in assuming the defense of such claim(s) or suit(s) Purchaser shall have control thereof; provided that the Infringement Indemnitee(s) shall be kept fully informed as to the progress thereof and have the right to confer about and give advice and assistance regarding the same.

         21.5 The indemnity obligations contained in Sections 21.2 and 21.4 are contingent upon the Infringement Indemnitee giving the indemnifying party prompt written notice of any such claim, full cooperation in the defense of any such claim, and the right to defend against any such claim with counsel of the indemnifying party's choosing and to settle and/or compromise any such claims as the indemnifying party deems appropriate, subject to the payment by the indemnifying party of any settlement or compromise amount. Failure to do so will relieve the indemnifying party of any obligation or liability pursuant to this indemnification provision. The Infringement Indemnitee shall not incur, nor shall the indemnifying party be liable for, any of the Infringement Indemnitee's costs or expenses related to any such claims, without the consent of the indemnifying party. The Infringement Indemnitee shall have the fight to employ its own counsel for any such claim, but the fees and expenses of such counsel shall be borne by the Infringement Indemnitee.

22.      FITNESS FOR DUTY

         22.1     Supplier and its Subcontractor personnel on the Jobsite shall:

                  (a)      report for Work in a manner fit to do their job;

                  (b) not be under the influence of or in possession of any alcoholic beverages or of any controlled substance (except a controlled substance as prescribed by a physician so long as the performance or safety of the Work is not affected thereby); and

                  (c) not have been convicted of any serious criminal offense which may have a material adverse impact on Purchaser.

         22.2 Searches by Purchaser's authorized representatives may be made of lockers and storage areas on Purchaser-owned or leased property at various times without prior announcement. Such facility inspections may be conducted using detection dog teams to search Work areas, and other common areas in order to detect evidence of unlawful drug use or other Prohibited Items (pyrotechnics, explosives, firearms, weapons, or facsimiles thereof; alcohol and illegal drugs). Prohibited Items must not be brought onto or kept on such property.

         22.3 Supplier shall advise its personnel of these requirements before they enter on the Jobsite and shall immediately remove from the Jobsite any person determined to be in violation of these requirements. Supplier shall impose these requirements on its Subcontractors. The aforestated requirements apply solely to Jobsites and shall not be construed to reflect the employment or contractual relationships of Supplier, its employees, agents or Subcontractors.

23.      INDEMNITY

         23.1 Supplier shall, at its own cost, defend, indemnify and hold harmless Purchaser, Pacific Gas and Electric Company, San Diego Gas & Electric Company and Southern California Edison Company, and their officers, agents, employees, assignors, assignees, and successors in interest ("Indemnified Parties") from and against any and all liability, damages, losses, claims, demands, actions, causes of action, costs including attorney's fees and expenses, or any of them, directly resulting from the death or physical injury to any person or physical damage to or losses of any physical property arising out of or in connection with Supplier's negligence or willful misconduct.

         23.2     [Reserved]

         23.3 Any tools, supplies, equipment or other items loaned by Purchaser to Supplier (except where Purchaser directs such use) shall be loaned solely as a convenience to Supplier. Supplier agrees that such items are being loaned "as is", and Purchaser make no representations as to the condition, suitability for use, freedom from defect or otherwise in relation to such items. Supplier shall, at its own cost, defend, indemnify and hold harmless Purchaser, their officers, agents, employees, assignors and assignee, and predecessors and successors in interest, from and against any and all liability, damages, losses, claims, demands, actions, causes of action, costs including attorney's fees and expenses, or any of them, resulting from the death or physical injury to any person or physical damage to any physical property, arising directly out of any negligence or willful misconduct by Supplier with respect to any actual use by Supplier of any tools, supplies, equipment or other items loaned by Purchaser and having defects or claimed to be defective.

         23.4 The indemnities set forth in this Article 23 shall not be limited by the insurance requirements set forth in Article 24.

         23.5 Purchaser shall, at its own cost, defend, indemnify and hold harmless Supplier, its Subcontractors, and their officers, agents, employees, assignors, assignees, and successors in interest ("Indemnified Parties") from and against any and all liability, damages, losses, claims, demands, actions, causes of action, costs including attorney's fees and expenses, or any of them, resulting from the death or injury to any person or damage to or losses of any property arising out of or in connection with such person's negligence or willful misconduct.

         23.6 Purchaser and the PX shall, at its own cost, defend, indemnify and hold harmless Supplier, its Subcontractors, and their officers, agents, employees, assignors, assignees, and successors in interest ("Indemnified Parties") from and against any and all liability, damages, losses, claims, demands, actions, causes of action, costs including attorney's fees and expenses, or any of them, arising out of or in connection with the sale or marketing, the failure to sell or market, or otherwise in connection with the commercial use of the System.

         23.7 The indemnity obligations contained in this Article 23 are contingent upon the Indemnified Parties giving the indemnifying party prompt written notice of any such claim, full cooperation in the defense of any such claim, and the right to defend against any such claim with counsel of the indemnifying party's choosing and to settle and/or compromise any such claims as the indemnifying party deems appropriate, subject to the payment by the indemnifying party of any settlement or compromise amount. Failure to do so will relieve the indemnifying party of any obligation or liability pursuant to this indemnification provision. The Indemnified Parties shall not incur, nor shall the indemnifying party be liable for, any of the Indemnified Parties' costs or expenses related to any such claims, without the consent of the indemnifying party. The Indemnitee shall have the right to employ its own counsel for any such claim, but the fees and expenses of such counsel shall be borne by the Indemnified Parties.

24.      INSURANCE

         24.1 Supplier shall maintain for the Work, and shall require that each Subcontractor performing any service at the Jobsite (except material delivery only) (hereinafter referred to as "Jobsite Subcontractor") maintain, at all times during the Work and at its own expense, valid and collectible insurance as required below. This insurance shall not affect Supplier's liability under the indemnity provisions of Article 23, and shall not be terminated, expire, nor be materially altered without giving thirty (30) days' advance written notice to Purchaser.

                  As evidence that policies do in fact provide the required coverages and limits of insurance listed below and that such coverages and limits are in full force and effect, Supplier shall furnish to Purchaser certificates of insurance on forms acceptable to Purchaser. Supplier shall require each Jobsite Subcontractor to provide such certificates of insurance to Supplier. Certificates shall be furnished and made available upon receipt of this Agreement or subcontract BUT IN ANY EVENT PRIOR TO START OF THE WORK.

                  Any other insurance carried by Purchaser, its officers, agents, and employees which may be applicable shall be deemed to be excess insurance and Supplier's insurance shall be deemed primary for all purposes despite any conflicting provision in Supplier's policies to the contrary to the extent of Supplier's indemnity obligations under this Agreement.

                  (i) Worker's Compensation, with statutory limits, as required by the state in which the Work is performed, and Employer's Liability Insurance with limits of not less than $1,000,000.

                  (ii) Commercial General Liability Insurance, written on an "occurrence" basis, including owner's and contractor's protective, products/completed operations, broad form property damage liability, and contractual liability. Such insurance shall bear a combined single limit per occurrence and annual aggregate of not less than $2,000,000, exclusive of defense costs as respects products and completed operations, and a combined single limit per occurrence and annual aggregate of not less than $2,000,000, exclusive of defense costs as respects all other coverages. Such insurance shall: (a) acknowledge Purchaser, its officers, agents and employees as additional insureds as regards Supplier's acts or omissions; (b) be primary for all purposes; (c) contain standard cross-liability or severability of interest provisions; and (d) contain no explosion, collapse, or underground exclusions to the extent of Supplier's indemnity obligations under this Agreement.

                           If Supplier elects, with the concurrence of Purchaser, to use a "claims made" form of Commercial General Liability Insurance. then the following additional requirements shall apply: (a) The retroactive date of the policy shall be at least one day prior to the commencement of the Work; and (b) Coverage for the Work shall be maintained in effect for a period of not less than two (2) years after completion of the Work, or a Supplemental Extended Reporting Period of not less than two (2) years after completion of the Work shall be included. These requirements shall ensure that such insurance shall enable Purchaser to recover for claims reported at any time commencing with the start of Work and continuing to a date not less than two years following completion of the Work.

                  (iii)    [Reserved]

                  (iv) Automobile Bodily Injury and Property Damage Liability Insurance on an "occurrence" form with a combined single limit per occurrence of not less than $1,000,000. Such insurance shall cover liability arising out of the use by Supplier and Subcontractors of owned, nonowned, and hired automobiles in the performance of the Work. Such insurance shall acknowledge Purchaser as an additional insured and be primary for all purposes.

         24.2 Supplier shall report immediately to Purchaser and confirm in writing any injury, loss, or damage incurred by Supplier or Jobsite Subcontractors in connection with the Work, or its receipt or notice of any claim by a third party, or of any occurrence that might give rise to such claim.

         24.3 If any of the required insurance coverages contain aggregate limits applying to other operations of Supplier outside this Agreement and such limits are diminished by any incident, occurrence, claim, settlement or judgment against such insurance, Supplier shall take immediate steps to restore such aggregate limits or shall provide other insurance protection for such aggregate limits.

25.      SAFETY NOTIFICATIONS

         25.1 Supplier shall provide (obtain from its Subcontractors, etc.) a Material Safety Data Sheet (MSDS) for each chemical product (e.g., lubricants, solvents, paints, cleaners, inhibitors, etc.) prior to its use at the Jobsite and for any such product that may be contained in any equipment furnished to Purchaser as a part of the Work.

                  Such MSDSs shall be maintained at the Jobsite, shall be subjected to review by Purchaser, and shall be turned over to Purchaser upon acceptance of the Work and prior to Contractor's leaving the Jobsite.

                  A revised MSDS shall also be obtained whenever the formulation or evaluation of a product is changed.

                  All MSDSs shall comply with the Federal (29CFR1910.1200) and California (8CAC5194) OSHA Hazard Communication Standards without exception, and shall also include, but not be limited to the following data. (If an item is not applicable, Contractor shall so state.)

                           Date of MSDS(s) preparation.

                           Purchaser's Purchase Order number(s).

                           Supplier's and manufacturer's catalog number for the product and its container size and type.

                           All MSDS's shall be addressed to:

                           -------------------------------------
                           (To be provided)
                           -------------------------------------

                           -------------------------------------

                           -------------------------------------

                           -------------------------------------

                           -------------------------------------

25.2     Container Labeling Requirements:

         Prior to shipment, Supplier shall and shall require its Subcontractors to, label all containers of hazardous materials, as defined by the State of California's and the Federal Government's OSHA programs. Such labels shall include, as a minimum:

         (a) The specific chemical identity of the substance. If the product is a mixture, list the components present in concentrations of 1% or more, or 0.1% or more if a carcinogen.

         (b) The name and address of the manufacturer, importer or other distributor.

         (c) Warning statements of the substance's Flammability, Corrosivity, Toxicity, Reactivity, Primary Routes of Bodily Entry and Target Organs affected.

         (d)      Emergency and first aid procedures.

         (e)      The potential for fire and/or explosion.

         (f) Any generally known precautions for safe use and handling of the substance.

         These labels shall be clearly legible and capable of withstanding normal shipping and handling while maintaining legibility of ALL information printed thereon.

         Any container at the Jobsite without said label, or with illegible information thereon, is subject to rejection and, at the sole discretion of Purchaser, may be removed from the Jobsite and disposed of at an approved dump site at Supplier's expense.

25.3     California's Toxic Enforcement Act Requirements:

         Supplier is hereby warned that exposure to chemicals known to the State of California to cause cancer, birth defects, or other reproductive harm may occur at Purchaser's facilities. Upon request, Purchaser shall make available to the

                  Supplier, and its employees, a Material Safety Date Sheet
                  (MSDS) for such chemical exposures at the Jobsite. Supplier shall inform its Subcontractors of the above information.

                  From the time that Supplier enters Purchaser facilities or begins Work until the time the Work is completed, Supplier shall, and shall require its Subcontractors to, issue warnings to personnel on the Jobsite, the public, and Purchaser s personnel about exposure to chemicals known to the State of California to cause cancer, birth defects, or other reproductive harm. Supplier shall warn Purchaser of any exposure which may continue after Supplier has completed the Work. Such warnings may take the form of a Material Safety Data Sheet.

26.      LIMITATION OF LIABILITY

         Except in the case of a breach of Article 15, neither Purchaser, Supplier nor any agent, employee, Subcontractor, supplier or licensor of Purchaser or Supplier shall be liable for indirect, incidental, special, or consequential damages, whether such damages arise in contract, tort (including negligence) or otherwise, including, but not limited to, lost profits, and, in the case of Purchaser, damages arising out of commitments to Subcontractors, or personal service contracts unless such contracts are expressly F authorized in writing by Purchaser.

         Notwithstanding anything to the contrary in this Agreement, Supplier's and its agents, employees', Subcontractors', suppliers', and licensors' cumulative liability to Purchaser, regardless of whether such liability is based on breach of contract, tort, strict liability, breach of warranties, failure of essential purpose or otherwise, under this Agreement or with respect to the Services shall be limited to the amount actually paid by Purchaser to Supplier under this Agreement. In addition, Purchaser's recourse with respect to any liability or obligation of Supplier hereunder shall be limited to the assets of Supplier, and Supplier shall have no recourse against, and shall bring no claim against, any member or employee of Supplier or any assets thereof.

         In no event shall Supplier, its agents, employees, subcontractors, suppliers or licensors be liable for preexisting conditions, delays, curtailment of plant operations, process failure, pollution or environmental damage or fines levied by regulatory agencies as a result of pollution, occupational disease or toxic torts, loss of revenue or profit, loss of use, loss of power, damages suffered by Purchaser, any Authorized User or the PX's customers for service interruptions, the marketing or sale, or failure to market or sell, electricity, costs of capital or costs of replacement power.

27.      DISPUTES

         27.1 Any dispute pertaining to this Agreement, other than a dispute arising under Section 15 or Section 16, which cannot be resolved between the Supplier's Representative and the Authorized Representative shall be referred to Purchaser and the Supplier for resolution. If the Parties cannot reach an agreement within a reasonable period of time, the dispute shall be resolved as provided in Section 27.2. Pending resolution of a dispute, Supplier shall continue to perform the Work to the extent not affected by the dispute as directed by the Authorized Representative and Purchaser shall continue to make payments for the undisputed items as set forth in this Agreement.

         27.2 The Parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between an officer of Purchaser or his or her designated representative and an officer or executive of similar authority of Supplier. Either Party may give the other Party written notice of any dispute. Within twenty (20) days after delivery of said notice, the executives shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary to exchange information and to attempt to resolve the dispute. If the matter has not been resolved within thirty (30) days of the fast meeting, the dispute shall be submitted first to voluntary mediation, and if mediation is not successful, then to binding arbitration, in accordance with the dispute resolution procedures set forth in Annex F hereto. Judgment on any arbitration award may be entered in any court having proper jurisdiction.

                  Each Party is required to continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement to the extent such obligations are not the subject of the dispute.

28.      TERMINATION AT WILL

         28.1 Purchaser may, at any time, terminate for convenience (a "termination at will") of Purchaser this Agreement, the Work, or any portion of the Work, by written notice to Supplier. Such notice shall be confirmed by an Amendment.

         28.2 Upon receipt of such notice of termination at will, Supplier shall stop performance of the terminated Work and take action as directed by Purchaser to carry out such termination.

         28.3     In such event of termination at will, Purchaser shall pay to
                  Supplier: (i) the payments due for Work completed and costs incurred by Supplier for work in progress including overhead and reasonable profit on such amounts, prorated to the effective date of termination; plus (ii) any reasonable costs necessarily incurred in carrying out such termination as directed by Purchaser; plus (iii) a termination fee of $2,500,000. Supplier shall furnish reasonable supporting data for any claims for items (i) and (iii) above.

         28.4 Purchaser shall take possession of and title to any System fabricated or materials procured, and any Software or Documentation developed and shall receive a license (pursuant to Article 16 or Annex C) to any of Supplier's Software and Supplier's Documentation which are fully paid for in the termination payment.

         28.5 The provisions of this Article 28 shall be Supplier's sole remedy for termination at will of this Agreement or the Work or any portion thereof.

         28.6 Any termination under this Article 28 shall be without prejudice to any other rights of either Party which may have accrued prior to termination.

29.      DEFAULTS AND CANCELLATION FOR CAUSE

         29.1 If Supplier: (i) fails materially to perform any of its material obligations under this Agreement and fails either (A) to cure a material failure of performance within thirty (30) calendar days from Purchaser's notice of such failure, or (B) in the event Supplier notifies Purchaser that such failure cannot reasonably be cured within thirty (30) calendar days and provides a schedule for curing such failure, to proceed diligently to cure such failure in accordance with such schedule; or (ii) fails to deliver the System or components thereof on or before the delivery date specified in the Work Schedule or if all of the conditions of Acceptance have not been met on or before 91 days after the delivery date specified in the Work Schedule, then Purchaser may: (a) except as provided in Section 18.7, withhold payment of any further moneys which may be due Supplier until the default is cured, if another cure period is allowed by Purchaser; and/or (b) declare Supplier to be in default of this Agreement by notice to Supplier in writing; and Purchaser shall in either case be entitled to cancel this Agreement for cause, in whole or in part. Any cancellation pursuant to this Article 29 shall not be deemed a "termination at will" within the meaning of
                  Article 28.

         29.2 In the event Purchaser cancels this Agreement for cause pursuant to Section 29.1, Supplier shall stop the Work (or the portion thereof canceled by Purchaser) and return all related data provided by Purchaser to the extent not needed to complete any uncancelled portions of the Work; and at Purchaser's sole option Supplier shall either: (a) deliver to Purchaser all portions of the System, and, upon payment in full for all parts of the System which have been completed and which do not constitute the default upon which termination is based, grant an appropriate license to Purchaser in and to ALL intellectual property rights in Software and Documentation developed under this Agreement, and license the portion of the Suppliers Software and Supplier's Documentation which has been paid for to date (such license not to contain rights of Purchaser or obligations of Supplier in addition to, or different from, those in Article 16), and in such event Purchaser shall have the right to have the System completed by others and to use the Supplier's intellectual property for that purpose (provided the party performing the Work in Supplier's place executes a nondisclosure agreement); or (b) at any time, after the expiration of the cure period and before such default has been fully cured by Supplier, Purchaser may cancel such part of this Agreement which

                  Purchaser has not yet Accepted or cancel the delivery thereof without charge or obligation, by providing written notice to Supplier. Cancellation of any uncompleted portion of this Agreement shall become effective to the extent and on the date set forth in Purchaser's written notice. Purchaser's right to cancel this Agreement shall also include the right to cancel any and all deliveries not already made.

         29.3 If Purchaser fails materially to perform any of its material obligations under this Agreement and fails either (A) to cure a material failure of performance within thirty (30) calendar days from Supplier's notice of such failure, or (B) in the event Purchaser notifies Supplier that such failure cannot reasonably be cured within thirty (30) calendar days and provides a schedule for curing such failure, to proceed diligently to cure such failure in accordance with such schedule, then Supplier may: (a) cease Work until the default is cured, if another cure period is allowed by Supplier; and/or (b) declare Purchaser to be in default of this Agreement by notice to Purchaser in writing; and Supplier shall in either case be entitled to cancel this Agreement for cause, provided that prior to cancelling this Agreement for cause, Supplier shall invoke the provisions of Section 27 to attempt to resolve the matter at issue.

30.      NON-WAIVER

         None of the provisions of this Agreement shall be considered waived by either Party unless such waiver is specifically stated in writing, and signed by the authorized representative of the Party waiving the provision(s).

31.      ASSIGNMENT

         31.1 Subject to Section 31.4, neither party shall assign this Agreement or any part thereof or interest therein, without the prior written consent of the other party, and any assignment without such consent shall be void and of no effect.

         31.2 Supplier shall notify Purchaser of the sale or transfer of control of its business to another entity prior thereto.

         31.3 If either Party enters into any voluntary or involuntary receivership, bankruptcy or insolvency proceedings, the other Party shall have the right to cancel this Agreement under the default provisions pursuant to Article 29.

         31.4 Purchaser reserves the right to assign and delegate its entire rights, obligations and interest, under this Agreement, or any portion thereof, to any person, legal or natural, designated by the CPUC or the Trustee to succeed to the rights and to perform the functions of Purchaser. Such an assignment and/or delegation shall become effective upon notice thereof to the Supplier.

         31.5 Upon any valid assignment and delegation hereunder, the assignee shall thereby assume all rights and obligations of the assignor and the assignor shall be relieved of all obligations to supplier, including those occurring before the assignment.

32.      SEVERABILITY

         Should any section, provision or portion of this Agreement be held to be invalid, illegal or void, by a court of proper jurisdiction then and in such event any such section, provision or portion shall be deleted from this Agreement and this Agreement shall be read as though such invalid, illegal or void section, provision or portion was never included herein, and the remainder of this Agreement shall nevertheless subsist and continue in force and effect until such lime as the remaining provisions shall be modified or void, as agreed to by the Parties.

33.      NOTICES

         Any notice, demand or request made pertaining to this Agreement shall be in writing, shall include this Agreement number and the project name, and shall be deemed properly given or made if delivered in person or sent by First Class mail, postage prepaid, or certified mail, to:

                  Purchaser:

                      ---------------------------

                      ---------------------------

                      ---------------------------

                      ---------------------------
                             Telephone
                             Facsimile

                  Supplier:

                      ---------------------------

                      ---------------------------

                      ---------------------------

                      ---------------------------
                             Telephone
                             Facsimile

34.      GOVERNING LAW

         This Agreement shall be interpreted, governed and construed under the laws of the State of California as if executed and to be performed wholly within the State of California.

35.      SECTION HEADINGS

         Section headings appearing in this Agreement are for convenience only and shall not be construed as interpretations of text.

36.      SURVIVAL

         Notwithstanding completion or termination of the Work or of this Agreement, the Parties shall continue to be bound by the provisions of Sections 15, 16, and 23, which are expressly stated to survive such completion or termination.

37.      CONFLICT OF INTEREST/BUSINESS ETHICS

         37.1 No Existing Conflicts Of Interest: Supplier represents and warrants that it has no existing business or other relationship, contract or employment which could result in a material conflict with the interests of Purchaser or in any way materially compromise the Work to be performed under this Agreement, and that it will perform the Work in accordance with this Agreement without regard to any relationship or obligation that Supplier or any Subcontractor may have with any third party not a party hereto. Examples of such conflicts include, but are not limited to, having any direct or indirect affiliation with, or ownership interest in or by, any other party or the Trustee or any member or member-representation of any advisory committee to or advisor of the Trustee, provided, however, that such conflicts shall not include any business or other relationship pursuant to which Supplier is performing services for the Trustee or any member or member-representation of any advisory committee to or advisor of the Trustee in the ordinary course of Supplier's business.

         37.2 Reasonable Care: Supplier shall exercise reasonable care and diligence to prevent any actions or conditions which could result in a conflict of interests within the meaning of
                  Section 37.1.

         37.3 Other Employment: During the term of this Agreement, Supplier or its employees will not accept any employment or engage in any work which creates a material conflict of interest with Purchaser or in any way materially compromises the Work to be performed under this Agreement within the context of Supplier's or Purchaser's published policies and rules on business ethics, a copy of which are attached hereto as Annex G.

         37.4 Gifts: Supplier, its employees, agents or Subcontractors shall not offer or cause to be offered payments or loans, or gifts, entertainment, services, benefits or considerations of more than a nominal value to Purchaser, the Trustee or any advisor or advisory committee to the Trustee, or to any of their employees, families, vendors, or subcontractors.

         37.5 Accurate Documentation: All financial information, reports, billings, and other documents rendered shall properly reflect the facts to the extent Supplier has knowledge thereof about all activities and transactions handled for the account of Purchaser.

         37.6 Notification: Supplier shall immediately notify Purchaser of any and all violations of this Article 37 upon becoming aware of such violation.

         37.7 Availability Of Information: Purchaser's duly authorized representatives shall have, during the term of this Agreement and for three (3) years thereafter, access at all reasonable times to all of the Supplier's and its Subcontractors' personnel, accounts and records of all description, including but not limited to computer files, pertaining to this Agreement for the purpose of verifying amounts charged under this Agreement.

                  The Supplier and its Subcontractors shall preserve all such accounts and records for a period of three years after the term of this Agreement. Purchaser's duly authorized representatives shall have the right to reproduce any such accounts and records.

         37.8 Subcontractors: Supplier shall include the necessary provisions in its Subcontracts to ensure that its Subcontractors comply with this Article 37.

         37.9 No Hire: During. the term of this Agreement and for 12 months thereafter, each Party agrees that no employee of it or any of its Subcontractors who performs part -- of the Work will offer employment with such Party or any of its subsidiaries to any personnel of the other Party or its Subcontractors who provide services related to this Agreement within the preceding 12 months without the prior consent of the other Party.

38.      EQUAL OPPORTUNITY LAWS

         38.1 Federal Regulations: During the performance of this Agreement and to the extent they may be applicable to this Agreement, the Supplier agrees to comply in all material respects with all laws, orders, and regulations included by summary or reference in the following Sections:

         38.2 Equal Employment Opportunity - Executive Order No. 11246. 41 CFR Part 60-1: (Contracts of $10,000 or more) Provides that Supplier will not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin and further that Supplier shall take affirmative action to ensure that applicant and employees are treated without regard to their race, color, religion, sex, or national origin.

         38.3     Certification of nonsegregated facilities - 41 CFR 60-1.8:
                  (Contracts of $10,000 or more) Supplier hereby certifies that Supplier will not maintain or provide segregated facilities for its employees and will not permit its employees to perform their services at any location under Supplier's control, where segregated facilities are maintained.

         38.4 Construction Contractors - Affirmative Action Requirements 41 CFR Part 60-4: (Contracts exceeding $10,000) Establishes procedures for soliciting and awarding federal or federally assisted construction contracts.

         38.5     Listing of Employment Openings--Executive Order 11701:
                  (Contracts of $10,000 or more) Supplier will list employment openings with the Employment Development Department in accordance with the Vietnam Era Veterans Readjustment Assistance Act of 1974 and Executive Order 11701. The affirmative action clause set forth in 41 CFR 60-250.4 is incorporated herein by reference.

         38.6 Employment of the Handicapped--Rehabilitation Act of 1973. 41 CFR Part 60-741: (Contracts of $2,500 or more) The affirmative action clause and the regulations contained in 41 CFR 60-741.4, and Section 504 of the Rehabilitation Act of 1973, as amended (29 U.S.C. Section 794), which prohibits discrimination on the basis of handicaps, are incorporated by reference in this Agreement.

         38.7 Filing Program Summaries and Preparing Affirmative Action Plans--Executive Order 11246. 41 CFR Part 60-2: (Contracts of $50,000 or more) If the value of this Agreement is $50,000 or more and the Supplier has 50 or more employees, the Supplier agrees to file appropriate affirmative action program summaries in accordance with existing regulations and develop and maintain a current written affirmative action compliance program at each of its establishments.

         38.8 Vietnam Era Veterans Readjustment Assistance--Act of 1974. Title 41. Chapter 60. Part 250: (Contracts of $10,000 or more) The affirmative action clause and the regulations pertaining to the employment of disabled veterans and veterans of the Vietnam era are incorporated by reference in this Agreement.

         38.9 Americans With Disabilities Act--42 U.S.C. Section 12101. et seq.: Supplier agrees that, to the extent it may be applicable to this Agreement, Supplier shall comply with the Americans with Disabilities Act.

         38.10 Purchaser's Policy: It is Purchaser's policy that Women, Minority, and Disabled Veteran Business Enterprises (WMDVBEs) shall have the maximum practicable opportunity to participate in providing the products and services Purchaser purchases.

         38.11 For all Purchaser contracts, the Supplier agrees to comply, and to require all Subcontractors and sub-subcontractors to comply, with Purchaser's Equal Opportunity Purchasing Program
                  (EOPP) policy, as set forth in Exhibit I hereto. The Supplier shall provide to each prospective Subcontractor a copy of
                  Exhibit 1.

         38.12 In addition, for contracts exceeding $500,000 (or $1 Million for construction contracts), the Supplier must comply with the Policy Regarding Utilization of Small Business Concerns and Small Disadvantaged Business Concerns, as described in Exhibit 2 hereto. The Subcontracting Plan for these contracts must include provisions for implementing the terms prescribed in
                  Exhibit 2.

         38.13 Small Business, and Small Disadvantaged Business Subcontracting Plans are not required for small business contractors, personal service contracts, contracts that will be performed entirely outside of the United States and its territories, or modifications to existing contracts which do not contain subcontracting potential.

         38.14 For all Purchaser contracts, the Supplier shall act in accordance with the Subcontracting Plan in the performance of the Work and in the award of all subcontracts.

39.      INJURY AND ILLNESS PREVENTION PROGRAM

         In the performance of the Work under this Agreement, Supplier acknowledges that it has an Injury and Illness Prevention Program which meets the requirements of all applicable laws and regulations, including but not limited to Section 6401.7 of the California Labor Code. Supplier shall ensure that any Subcontractor hired by Supplier to perform any portion of the Work under this Agreement shall also have an effective Injury and Illness Prevention Program. If the Supplier has any employees in California, even if those employees do not perform Work under this Agreement, the attached Compliance Certificate (Exhibit
         3) shall be executed by the person with the authority and responsibility for implementing and administering such Injury and Illness and Prevention Program.

40.      ENTIRE AGREEMENT

         This Agreement contains the entire agreement and understanding between the Parties and merges and supersedes all prior representations and discussions pertaining to this Agreement, including Supplier's proposal (except as specifically included). Any changes, exceptions or different terms and conditions proposed by Supplier, or contained in Supplier's acknowledgment of this Agreement, are hereby rejected and shall have no force or effect unless expressly stated in this Agreement or incorporated by an Amendment.

41.      LICENSE AGREEMENTS

         Purchaser agrees to execute and deliver to Supplier, and to be bound by, each of the license agreements attached hereto as Annex C.

42.      THIRD PARTY BENEFICIARIES.

         The Parties agree that each of Perot Systems Corporation, Ernst & Young LLP, and AJ3B Power T&D Company, Inc. will be a Subcontractor of Supplier and each of such persons and each third party owner of Licensed Software is intended to be a third party beneficiary of this Agreement and that the rights of Supplier and the obligations of Purchaser shall, with respect to any subcontracting or licensing agreement entered into between Supplier and any such Subcontractor or between any such subcontractor and a third party owner of Licensed Software with respect to this Agreement, inure to the benefit of that Subcontractor. The Parties agree that this Agreement is for the benefit of the Parties hereto and the persons named above, and is not intended to confer any rights or benefits on any other third party, including any employee of either Party, and that there are no other third party beneficiaries to this Agreement or any part or specific provision of this Agreement.

43.      EXECUTION

         [Supplier's Name]
         -------------------------------

         Accepted By:                               Date:
                      -------------------------           -------------------
                      [1stname] [lstname]

             Title:
                    ---------------------------

         PURCHASER:

         Accepted By:                               Date:
                      -------------------------           -------------------
                      [1stname] [lstname]

             Title:
                    ---------------------------


Each of the undersigned persons, jointly and severally, hereby becomes surety for and irrevocably and unconditionally guarantees to Supplier the full and prompt payment by Purchaser of all amounts when due under Article 9. Supplier shall not be required to proceed first against Purchaser, WEPEX or any other person, firm or corporation, whether primarily or secondarily liable, before resorting to such persons for payment.

         POWER EXCHANGE:

         Accepted By:                               Date:
                      -------------------------           -------------------
                      [1stname] [lstname]

             Title:
                    ---------------------------

SOUTHERN CALIFORNIA EDISON:

Accepted By:                                     Date:
             --------------------------------          -----------------
             [1stname][lstname]

         Title:
                -----------------------------

PACIFIC GAS & ELECTRIC COMPANY:

Accepted By:                                     Date:
             --------------------------------          -----------------
             [1stname][lstname]

         Title:
                -----------------------------

SAN DIEGO GAS & ELECTRIC COMPANY:

Accepted By:                                     Date:
             --------------------------------          -----------------
             [1stname][lstname]

         Title:
                -----------------------------

                                                                         ANNEX A

                                  SPECIFICATION

                                (TO BE PROVIDED)

                                                                         ANNEX B

                                      PRICE

                            (SEE COMMERCIAL PROPOSAL)

                                                                         ANNEX C

                   LICENSE AND SOFTWARE MAINTENANCE AGREEMENTS

             (SAMPLE ABB AGREEMENT INCLUDED; OTHERS TO BE PROVIDED)

                           ABB POWER T&D COMPANY INC.

Maintenance Agreement
Description, Price and Terms for Maintenance Support Services

1.   Scope of Service

     ABB Power T&D Company Inc., B Systems Control (ABB SC) will provide maintenance service for the software supplied by ABB SC to [Customer Name] ("Client"). These services provide the Client with the support to maintain and upgrade the software/system with the latest applicable versions available from ABB SC. The license to use the latest applicable version of the software (the Program) will be made available to the Client under this Agreement. Terms and conditions regarding the use of the original License Agreement, including non-disclosure, for the Program remain applicable.

     Maintenance services are composed of two parts: Basic System Support and Consulting! Implementation Services. ABB SC offers the Client a choice between four service grades that provide various combinations of basic support and consulting services. The Client can select the service grade that best suits their needs and requirements. Basic System Support is described in Section 1.1. A description of the services provided under the Consulting/Implementation part is included in Section 1.2.

     1.1  BASIC SYSTEM SUPPORT

     Basic System Support service will guarantee the Client the ready availability of ABB SC's technical staff and computer facilities to respond to Client requests for Casual Consulting Services, Program Fixes, Program Upgrade Notification and Program Upgrades. A complete up-to-date knowledge of the Client's software versions and configuration will be maintained in order to provide an adequate service response. The Basic System Support Services include the following:

     o    CASUAL CONSULTING SERVICE

     Casual Consulting Service includes Licenser's interpretation of user documentation or guidance on the Program's intended, normal use via telephone or facsimile. The following items, among others, are specifically excluded from Casual Consulting:

          o    Interpretation of the Program's results.

          o    Supply of typical or representative data.

          o Assistance with computer hardware and peripheral questions not related to the Program's use.

          o Assistance with computer operating system questions not directly pertinent to the Program

          o    Data debugging and/or correcting.

          o Services necessitated as a result of any cause other than the Program's ordinary, proper use by Licensee, including but not limited to neglect, abuse, unauthorized maintenance, or electrical, fire, water, or other damage.

          o    Special applications of the Program.

     The foregoing items and all others not within Casual Consulting scope may be provided under Consulting/Implementation Services and are subject to additional charges by Licenser.

     ABB SC experience in field support has shown that most of the problems that appear in the system are a consequence of a misinterpretation of operating procedures or system documentation or to the lack of specific knowledge of a particular system feature. A high percentage of these problems are efficiently resolved by means of telephone consultations with the appropriate technical contact. ABB SC will maintain a short response time for incoming trouble calls. Trouble Calls made during off-hours will be forwarded by an answering service to the appropriate technical staff.

     o    PROGRAM FIXES

     All ABB SC software undergoes extensive tests in factory and at the installation site. This minimizes the possibility of the existence of problems in the software. However, if such problems are encountered and reported, they will be investigated and fixed at ABB SC. These minor corrections will be made available by AI3B SC to clients covered under maintenance support.

     o    PROGRAM UPGRADE NOTIFICATION

     Versions of the different software functions provided with the ABB SC system are continuously improved and extended. This service provides the Client with timely notification of the changed/upgraded features and the associated descriptive information which could apply to Client system. ABB SC will notify the Client of two types of updates:

     a) Upgrades refer to releases containing improvement, fine tuning and minor extensions of functions using the same technology which the Client has purchased.

     b) Enhancements refer to releases considered as new modules or new products which may involve the application or use of new technology or algorithms to known functions.

     o    PROGRAM UPGRADES

     New versions of or additions to the Program developed by Licenser in an effort to improve the Program's operating performance without changing its basic function are provided under basic system support. Program Upgrades include modifying the Program to run on improved or enhanced versions of the reference computer or operating system, as well as altering the Program's capacity, function, execution time, application, input/output, or ease of use.

     1.2  Consulting/Implementation Services

     The Consulting/Implementation Services provide for support over and above those described in Section 1.1 as Casual Consulting and comprise the following services:

     o    GENERAL CONSULTING SERVICES

     System functionality requires change and expansion with time. ABB SC system is very flexible for adding and modifying functionality. This service will provide the Client with a detail analysis of how a required improvement may be best implemented in the system.

     o    PROGRAMMING SERVICES

     As a result of the Consulting Services the Client may decide to hire ABB SC for the implementation of the required changes. Depending of the nature of the change, ABB SC can provide this service on either a time and material or a fixed cost basis.

     o    UPGRADE/ENHANCEMENT IMPLEMENTATION

     As a result of an upgrade notification, the Client may decide to hire ABB SC for the implementation of the required change. Depending on the nature of the upgrade, ABB SC can provide this service on either a time and material or a fixed cost basis.

     o    OPERATING SYSTEM UPGRADES

     ABB SC supports operating system upgrades services to the Client which cover both the main operating system and layered products upgrade as well as any modifications to ABB SC software which may be necessary as a consequence of the operating system upgrade.

     o    CONFIGURATION ENGINEERING/CONSULTING

     During the life of the system, it is normal to extend the initial system configuration by adding or replacing processors, peripherals, memory, etc. ABB SC provides consulting services to determine:

          a) Best equipment choice for the desired additional capacity/functionality.

          b)   Effect if any, on ABB SC system software configuration.

          c)   Required ABB SC additional software modules if any.

2.   STAFF

     ABB SC shall supply the services of professional staff required to carry out the tasks requested by the Client.

     ABB SC will designate primary and secondary contacts for the Client for maintenance and support.

     The Client will designate a qualified maintenance contact who will act as Client's liaison with ABB SC on all matters pertaining to maintenance and support.

3.   SERVICE PROCEDURE

     The Client will report a service request by telephone followed by a confirming detailed written report or description of the task along with supporting material requested by ABB SC's primary contact, necessary for investigating the problem.

     ABB SC will allocate the staff and computer resources required to respond to the service request. Client agrees to provide the necessary assistance and information to assist ABB SC in providing the required service.

4.   SCOPE OF SUPPORT

     ABB SC offers four service grades, designated Platinum, Gold, Silver, and Bronze. The following describes the support and services provided with each service grade.

     4.1  PLATINUM SERVICE GRADE

     ABB SC provides 300 hours of pre-allocated support hours to clients with Platinum service grade that can be used for:

          o    Casual Consulting Service.

          o    Program Fixes.

          o    Program Upgrade Notification.

          o    Program Upgrades.

          o    General Consulting Services.

          o    Programming Services.

          o    Upgrade and Enhancement Implementation.

          o    Operating System Upgrades.

          o    Configuration Engineering and Consulting.

          o    Four (4) hour response time to trouble calls.

     In addition, the following services and benefits are provided:

          o    Client's software will be maintained on a Field Machine at ABB
               SC.

          o    Priority access to technical staff

          o    Thirty (30) day trial use of new ABB SC software products.

          o    Fifteen (15) percent discount on new ABB SC product license fees.

     All services provided beyond the pre-allocated support hours will be offered on a time and material or fix price basis.

     The source code for Program Upgrades will be provided free of charge to clients with the Platinum service grade. Program Enhancements are offered to clients at an additional charge.

     Platinum service requires a dial-up or data link connection between ABB SC support site and the Client site.

     4.2  GOLD SERVICE GRADE

     ABB SC provides 200 hours of pre-allocated support hours to clients with Gold service grade that can be used for:

          o    Casual Consulting Service.

          o    Program Fixes.

          o    Program Upgrade Notification.

          o    Program Upgrades.

          o    General Consulting Services.

          o    Programming Services.

          o    Upgrade and Enhancement Implementation.

          o    Operating System Upgrades.

          o    Configuration Engineering and Consulting.

          o    Four (4) hour response time to trouble calls.

     In addition, the following services and benefits are provided:

          o    Thirty (30) day trial use of new ABB SC software products.

          o    Ten (10) percent discount on new ABB SC product license fees.

     All services provided beyond the pre-allocated support hours will be offered on a time and material or fix price basis.

     The source code for Program Upgrades will be provided free of charge to clients with the Gold service grade. Program Enhancements are offered to clients at an additional charge. Gold service requires a dial-up or data link connection between ABB SC support site and the Client site.

     4.3  SILVER SERVICE GRADE

     ABB SC provides 100 hours of pre-allocated support hours to clients with Silver service grade that can be used for:

          o    Casual Consulting Service.

          o    Program Fixes.

          o    Program Upgrade Notification.

          o    Program Upgrades.

          o    General Consulting Services.

          o    Programming Services.

          o    Upgrade and Enhancement Implementation.

          o    Operating System Upgrades.

          o    Configuration Engineering and Consulting.

          o    Four (4) hour response time to trouble calls.

     In addition, the following services and benefits are provided:

          o    Five (5) percent discount on new ABB SC product license fees.

     All services provided beyond the pre-allocated support hours will be offered on a time and material or fix price basis.

     The source code for Program Upgrades will be provided free of charge to clients with the Silver service grade. Program Enhancements are offered to clients at an additional charge. Silver service requires a dial-up or data link connection between ABB SC support site and the Client site.

     4.4  BRONZE SERVICE GRADE

     As part of the Bronze service grade, ABB SC provides the following services:

          o    Program Fixes.

          o    Program Upgrade Notification.

          o    Eight (8) hour response time to trouble calls.

     All services will be offered on a time and material or fix price basis.

     The source code for Program Upgrades and Enhancements are offered to clients with the Bronze service grade at an additional charge.

     Bronze service requires a dial-up or data link connection between ABB SC support site and the Client site.

5.   PRICES AND TERMS

     The following describes the fees and terms associated with the various service grades.

     5.1  PRICE

     The annual fees for the standard service grades are as listed in the current ABB SC Standard Maintenance Support Fees.

     These fees do not include any expenses associated with travel to the Client's site or work beyond the number of hours specified or provided for.

     The fees are updated annually to factor in escalators including but not limited to: (a) the Consumer Price Index for Urban Areas (CPI-U) as published by the U.S. Department of Labor, Bureau of Labor Statistics; (b) the support fees for embedded third party software; (c) development recovery rate.

     The fee for services beyond the specified or provided hours are determined based on the current ABB SC Standard Labor Rates.

     5.2  TERM OF MAINTENANCE SERVICE

     Maintenance service is provided for periods of twelve (12) calendar months.

     5.3  TERMS OF PAYMENT

     The Client agrees to pay ABB SC the fees stated herein before start of each maintenance service period by wire-transfer. All fees are expressed exclusive of any taxes. Any applicable taxes will be paid by the Client.

     5.4  EXPENSES

     All actual and verifiable travel and subsistence expenses, in excess of described above, when visiting Client premises, and the cost of shipping materials to the Clients premises will be paid by the Client. The excess travel expenses will be based on travel from the home base location of the relevant staff. A 20% processing fee will be added to all the travel and living expenses.

6.   LIABILITY

     The maximum liability of ABB SC for any direct damages sustained by the Client under this Agreement arising from ABB SC's negligence shall in no circumstance exceed the amount of the annual maintenance fee for Basic System Support payable by the Client to ABB SC. The Client and ABB SC shall in no event be liable one to the other for loss of revenue, profit, anticipated profit or indirect, incidental, special or consequential damages, including but not limited to, any losses to Client resulting from lost computer time or the destruction or damage of records, or any claims or demands made against the Client by a third party. ABB SC shall maintain public liability and property damage insurance in reasonable limits and shall maintain proper worker's compensation insurance covering all employees performing work under this Agreement and, upon request by Client, shall furnish Certificates of Insurance evidencing such coverage.

EXCEPT AS PROVIDED HEREIN, ABB SC MAKES NO REPRESENTATIONS OR WARRANTIES UNDER TillS AGREEMENT WHATSOEVER

                                                                         ANNEX D


                              THIRD PARTY SOFTWARE

                                (TO BE PROVIDED)

                                                                         ANNEX E


                                  SOURCE CODE

                                (TO BE PROVIDED)

                                                                         ANNEX F

                         DISPUTE RESOLUTION PROCEDURES

The following procedures shall be used to resolve any controversy or claim ("dispute") as provided in this Agreement. If any of these provisions are determined to be invalid or unenforceable, the remaining provisions shall remain in effect and binding on the parties to the fullest extent permitted by law.

MEDIATION

A dispute shall be submitted to mediation by written notice to the other party or parties. In the mediation process, the parties will try to resolve their differences voluntarily with the aid of an impartial mediator, who will attempt to facilitate negotiations. The mediator will be selected by agreement of the parties. If the parties cannot agree on a mediator, a mediator will be designated by the American Arbitration Association ("AAA") or JAMS/Endispute at the request of a party. Any mediator so designated must be acceptable to all parties.

The mediation will be conducted as specified by the mediator and agreed upon by the parties. The parties agree to discuss their differences in good faith and to attempt, with the assistance of the mediator, to reach an amicable resolution of the dispute.

The mediation will be treated as a settlement discussion and therefore will be confidential. The mediator may not testify for either party in any later proceeding relating to the dispute. No recording or transcript shall be made of the mediation proceedings.

Each party will bear its own costs in the mediation. The fees and expenses of the mediator will be shared equally by the parties.

Arbitration

If a dispute has not been resolved within 90 days after the written notice beginning the mediation process (or a longer period, if the parties agree to extend the mediation), the mediation shall terminate and the dispute will be settled by arbitration. The arbitration will be conducted in accordance with the procedures in this document and the arbitration Rules for Commercial Disputes of the AAA ("AAA Rules"). In the event of a conflict, the provisions of this document will control.

The arbitration will be conducted before a panel of three arbitrators, regardless of the size of the dispute, to be selected as provided in the AAA Rules. Any issue concerning the extent to which any dispute is subject to arbitration, or concerning the applicability, interpretation, or enforceability of these procedures, including any contention that all or part of these procedures are invalid or unenforcable, shall be governed by the Federal Arbitration Act and resolved by the arbitrators. No potential arbitrator may serve on the panel unless he or she has agreed in writing to abide and be bound by these procedures.


Unless provided otherwise in the Agreement, the arbitrators may not award non-monetary or equitable relief of any sort. They shall have no power to award
(i) damages inconsistent with the Agreement or (ii) punitive damages or any other damages not measured by the prevailing party's actual damages, and the parties expressly waive their right to obtain such damages in arbitration or in any other forum. In no even, even if any other portion of these provision is held to be invalid or unenforceable, shall the arbitrators have power to make an award or impose a remedy that could not be made or imposed by a court deciding the matter in the same jurisdiction.

No discovery will be permitted in connection with the arbitration unless it is expressly authorized by the arbitration panel upon a showing of substantial need by the party seeking discovery.

All aspects of the arbitration shall be treated as confidential. Neither the parties not the arbitrators may disclose the existence, content or results of the arbitration, except as necessary to comply with legal or regulatory requirements. Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interests.

The result of the arbitration will be binding on the parties, and judgement on the arbitrators' award may be entered in any court having jurisdiction.

APPENDIX B

                                   [GRAPHIC]

WEPEX Power Exchange          Commercial Table of Conformance            1 of 14
--------------------------------------------------------------------------------

SECTION        SECTION        CONFORMANCE
NUMBER          NAME             CODE        REMARKS
                                S-C-E
=============================================================================================================================
                                             THE PX ALLIANCE HAS CAREFULLY EXAMINED THE CONTRACT THAT IS PART
                                             OF THIS RFP AND PROPOSES THE FOLLOWING CHANGES:
-----------------------------------------------------------------------------------------------------------------------------
            GENERAL COMMENTS                 GENERAL NOTES:
                                             1.   The PX Alliance has supplied conformance codes in
                                                  accordance with the following guideline:

                                                  S    RFP Terms and Conditions language either has not been modified or has been modified to correct typographical, grammatical, or rhetorical defect or to clarify other items believed not to materially after
                                                       Purchaser's requirements.

                                                  C    RFP Terms and Conditions language has been modified to clarify such language or Purchaser's requirements, but is believed to conform in all material respects with Purchaser's requirements.

                                                  E    RFP Terms and Conditions language has been modified to address substantive issues.
-----------------------------------------------------------------------------------------------------------------------------
                                             2.   This response includes revised General Terms and Conditions that are marked to show changes proposed by the PX Alliance to those included in the
                                                  RFP.
-----------------------------------------------------------------------------------------------------------------------------
            PARTIES                C         Supplier will be a limited liability company to be formed under
-----------------------------------------------------------------------------------------------------------------------------

THE PX ALLIANCE                                             January 13, 1997

[PEROT SYSTEMS LOGO]            [ERNST&YOUNG LLP]                  [ABB LOGO]

WEPEX Power Exchange          Commercial Table of Conformance            2 of 14
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
SECTION     SECTION                     CONFORMANCE
NUMBER       NAME                          CODE                    REMARKS
                                           S-C-E
---------------------------------------------------------------------------------------------------------------------------
                                                               Delaware law by Perot Systems Corporation and ABB Power T&D
                                                               Company, Inc. Ernst & Young will be a subcontractor to
                                                               Supplier
---------------------------------------------------------------------------------------------------------------------------
1           AGREEMENT                        S
---------------------------------------------------------------------------------------------------------------------------
2           DEFINITIONS                      S
---------------------------------------------------------------------------------------------------------------------------
            Acceptance or Accepted           C
---------------------------------------------------------------------------------------------------------------------------
            Acceptance Test Procedure        S
---------------------------------------------------------------------------------------------------------------------------
            Amendment                        S
---------------------------------------------------------------------------------------------------------------------------
            Authorized Representative        S
---------------------------------------------------------------------------------------------------------------------------
            Authorized Users                 S
---------------------------------------------------------------------------------------------------------------------------
            CPUC                             S
---------------------------------------------------------------------------------------------------------------------------
            Derivative Works                 C                 New term defined
---------------------------------------------------------------------------------------------------------------------------
            Developments                     S
---------------------------------------------------------------------------------------------------------------------------
            Delivery Dates                   S
---------------------------------------------------------------------------------------------------------------------------
            Documentation                    S
---------------------------------------------------------------------------------------------------------------------------
            Field Technical Services         S
---------------------------------------------------------------------------------------------------------------------------
            Funding Decision                 S
---------------------------------------------------------------------------------------------------------------------------
            Integrated System Tests          S
---------------------------------------------------------------------------------------------------------------------------
            Jobsites                         S
---------------------------------------------------------------------------------------------------------------------------
            Licensed Documentation           C        Revised to reflect licensing of intellectual property rights
---------------------------------------------------------------------------------------------------------------------------
            Licensed Software                S
---------------------------------------------------------------------------------------------------------------------------
            Licensee                         S
---------------------------------------------------------------------------------------------------------------------------
            Operational Dry Run              S
---------------------------------------------------------------------------------------------------------------------------
            Power Exchange                   S
---------------------------------------------------------------------------------------------------------------------------
            Restructuring Decisions          S
---------------------------------------------------------------------------------------------------------------------------

THE PX ALLIANCE                                                 January 13, 1997

[PEROT SYSTEMS LOGO]         [ERNST & YOUNG LLP LOGO]                 [ABB LOGO]

WEPEX Power Exchange         Commercial Table of Conformance             3 of 14
--------------------------------------------------------------------------------

                                           CONFORMANCE
 SECTION             SECTION                  CODE
  NUMBER              NAME                    S-C-E            REMARKS
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
               Software                      S
               Software Documentation        S
               Source Code                   S
               Specification                 S
               Subcontractor                 S
               Supplier Representative       S
               Supplier's Software or        C              Revised to reflect licensing of intellectual property rights.
               Licensed Software
               System (PX System)            S
               System User                   S
               Trustee                       S
               Uncontrollable Force          C              Revised to include certain business uncertainties that are outside
                                                            Supplier's control, e.g., determination of PX business rules.
               Work                          S
               Work Schedule                 S
               Work Product                  S
  3            TOTAL AUTHORIZED AMOUNT       S              The PX Alliance is interested in discussing with Purchaser incentive-
               AMOUNT AND EFFECTIVE                         based pricing alternatives which are not included in the PX Alliance
               PERIOD                                       RFP response. Further revisions to the terms and conditions may be necessary if incentive-based pricing alternatives are accepted by
                                                            Purchasers.
  4            PRIORITY OF DOCUMENTS         S
  5            SCOPE OF WORK                 C              Revised to tie the scope of work to the System.
  6            WORK SCHEDULE
  6.1                                        E              Revised to delete "time is of the essence" and related language.

THE PX ALLIANCE                                                 January 13, 1997
[PEROT SYSTEMS LOGO]            [ERNST&YOUNG LLP LOGO]                [ABB LOGO]

WEPEX Power Exchange           Commercial Table of Conformance           4 of 14
--------------------------------------------------------------------------------

                                       CONFORMANCE
 SECTION             SECTION              CODE
  NUMBER              NAME                S-C-E                           REMARKS
-----------------------------------------------------------------------------------------------------------------------
6.2                                         E        Revised to provide that Supplier will be liable only for schedule delays caused by Supplier's negligence or willful misconduct.
-----------------------------------------------------------------------------------------------------------------------
6.3
-----------------------------------------------------------------------------------------------------------------------
6.3.1                                       S
-----------------------------------------------------------------------------------------------------------------------
6.3.2                                       S
-----------------------------------------------------------------------------------------------------------------------
6.3.3                                       S
-----------------------------------------------------------------------------------------------------------------------
6.4                                         C        Revised to provide for access to PX facilities during holidays and outside normal work hours.
-----------------------------------------------------------------------------------------------------------------------
6.5                                         E        New section added to clarify the dependence of Work Schedule on
                                                     Purchaser's performance.
-----------------------------------------------------------------------------------------------------------------------
7            RISK OF LOSS                   E        Revised to provide the Purchaser has risk of loss while System is on Purchaser's premises.
-----------------------------------------------------------------------------------------------------------------------
8            TITLE
-----------------------------------------------------------------------------------------------------------------------
8.1                                         C        Revised to provide title passage or license grant on payment.
-----------------------------------------------------------------------------------------------------------------------
8.2                                         C        Revised to allow Supplier to retain title to Test Data.
-----------------------------------------------------------------------------------------------------------------------
8.3                                         C
-----------------------------------------------------------------------------------------------------------------------
8.4                                         C        Revised to provide for Purchaser's ownership only of specified work product.
-----------------------------------------------------------------------------------------------------------------------
8.5                                         S
-----------------------------------------------------------------------------------------------------------------------
8.6                                         E        Section deleted because use of System is restricted by license agreement.
-----------------------------------------------------------------------------------------------------------------------
9            COMMERCIAL TERMS
-----------------------------------------------------------------------------------------------------------------------
9.1          Invoices
-----------------------------------------------------------------------------------------------------------------------
9.1.1                                       E        Revised to permit invoicing on substantial completion.
-----------------------------------------------------------------------------------------------------------------------
9.1.2                                       S
-----------------------------------------------------------------------------------------------------------------------

THE PX ALLIANCE                                                January 13, 1997

[PEROT SYSTEMS LOGO]             [ERNST & YOUNG LLP LOGO]             [ABB LOGO]

WEPEX Power Exchange    Commercial Table of Conformance                  5 of 14
--------------------------------------------------------------------------------

                                              CONFORMANCE
 SECTION             SECTION                     CODE
  NUMBER              NAME                       S-C-E                    REMARKS
------------------------------------------------------------------------------------------------------------
  9.1.3                                            S
------------------------------------------------------------------------------------------------------------
  9.1.4                                            S
------------------------------------------------------------------------------------------------------------
  9.1.5                                            S
------------------------------------------------------------------------------------------------------------
  9.2        Payment                                        The PX Alliance is interested in discussing with
                                                            Purchaser incentive-based pricing alternatives
                                                            which are not included in the PX Alliance RFP
                                                            response. Further revisions to the terms and
                                                            conditions may be necessary if incentive-
                                                            based pricing alternatives are accepted by
                                                            Purchaser.
------------------------------------------------------------------------------------------------------------
  9.2.1                                            C        Revised to provide for interest on late payments
------------------------------------------------------------------------------------------------------------
  9.2.2                                            C
------------------------------------------------------------------------------------------------------------
  9.3        Taxes                                 C
------------------------------------------------------------------------------------------------------------
  9.4        Payment for Field Technical
             Services when not included in
             the fixed contract price
------------------------------------------------------------------------------------------------------------
  9.4.1                                           S
------------------------------------------------------------------------------------------------------------
  9.4.2                                           E         Travel charges are assessed at cost +20%
------------------------------------------------------------------------------------------------------------
  9.4.3                                           S
------------------------------------------------------------------------------------------------------------
  9.4.4                                           S
------------------------------------------------------------------------------------------------------------
  9.5       Claims                                E         Revised to allow more time to file claims for
                                                            additional compensation.
------------------------------------------------------------------------------------------------------------
 10         CHANGES
------------------------------------------------------------------------------------------------------------
 10.1                                             C
------------------------------------------------------------------------------------------------------------
 10.1.1                                           C
------------------------------------------------------------------------------------------------------------
 10.2                                             S
------------------------------------------------------------------------------------------------------------
 10.3                                             S
------------------------------------------------------------------------------------------------------------


THE PX ALLIANCE                                                January 13, 1997

[PEROT SYSTEMS LOGO]             [ERNST & YOUNG LLP LOGO]             [ABB LOGO]

WEPEX POWER EXCHANGE        COMMERCIAL TABLE OF CONFORMANCE              6 OF 14

SECTION             SECTION                  CONFORMANCE
NUMBER               NAME                      CODE                    REMARKS
                                              S-C-E
-------------------------------------------------------------------------------------------------------------------------------
10.4                                            S
-------------------------------------------------------------------------------------------------------------------------------
10.5                                            C
-------------------------------------------------------------------------------------------------------------------------------
10.6                                            E                    Section deleted. New section added to provide for
                                                                     dispute resolution.
-------------------------------------------------------------------------------------------------------------------------------
10.7                                            E                    Section deleted.
-------------------------------------------------------------------------------------------------------------------------------
11             PROJECT MANAGEMENT
-------------------------------------------------------------------------------------------------------------------------------
11.1                                            C
-------------------------------------------------------------------------------------------------------------------------------
11.2                                            C
-------------------------------------------------------------------------------------------------------------------------------
11.3                                            C
-------------------------------------------------------------------------------------------------------------------------------
11.4                                            S
-------------------------------------------------------------------------------------------------------------------------------
11.5                                            S
-------------------------------------------------------------------------------------------------------------------------------
11.6                                            C
-------------------------------------------------------------------------------------------------------------------------------
11.7                                            S
-------------------------------------------------------------------------------------------------------------------------------
11.8                                            E                    Deleted
-------------------------------------------------------------------------------------------------------------------------------
12             CODES AND STATUTES
-------------------------------------------------------------------------------------------------------------------------------
12.1                                            C
-------------------------------------------------------------------------------------------------------------------------------
12.2                                            S
-------------------------------------------------------------------------------------------------------------------------------
13             SUBCONTRACTORS                   C
-------------------------------------------------------------------------------------------------------------------------------
14             SUSPENSION
-------------------------------------------------------------------------------------------------------------------------------
14.1                                            E                    Revised to require Supplier's consent to resume Work
                                                                     after suspension.
-------------------------------------------------------------------------------------------------------------------------------
14.2                                            E                    Revised to include a monthly suspension fee (retainer) for those periods where the contract has been suspended, but
                                                                     not terminated.
-------------------------------------------------------------------------------------------------------------------------------
14.3                                            S
-------------------------------------------------------------------------------------------------------------------------------
15             Proprietary                      C                    Revised to make confidentiality provisions mutual.
-------------------------------------------------------------------------------------------------------------------------------

THE PX ALLIANCE                                             January 13, 1997

[PEROT SYSTEMS LOGO]        [ERNST&YOUNG LLP LOGO]   [ABB LOGO]

WEPEX Power Exchange           Commercial Table of Conformance           7 of 14
--------------------------------------------------------------------------------


                                                     CONFORMANCE
SECTION                  SECTION                        CODE
NUMBER                    NAME                          S-C-E                                     REMARKS
------------------------------------------------------------------------------------------------------------------------------------
                    INFORMATION AND
                    MATERIAL
15.1                                                      C
15.2                                                      C
15.3                                                      C
15.4               Confidential information               C
15.4.1                                                    C
15.4.2                                                    C
16                  PROPRIETARY RIGHTS                    C              Revised to provide for licensing intellectual property to
                    AND LICENSES                                         Purchaser. In the final agreement, the PX Alliance prefers to utilize a separate licence agreement containing the
                                                                         terms and conditions included in Article 16.
16.1                Software and Documentation            C
                    License
16.1.1                                                    C
16.2                Right to Use                          C
16.2.1                                                    C
16.2.2                                                    C
16.3                Right to Copy the Licensed            C
                    Software and Licensed
                    Documentation
16.4                Distribution Rights                 C
16.5                Third Party Ownership               C
16.6                Supplier Ownership                  C
16.7                Improvements and Upgrades           C



THE PX ALLIANCE                                                 January 13, 1997


[PEROT SYSTEMS LOGO]               [Ernst & Young LLP LOGO]           [ABB LOGO]

WEPEX Power Exchange            Commercial Table of Conformance          7 of 14
--------------------------------------------------------------------------------

                                                   CONFORMANCE
SECTION           SECTION                             CODE
NUMBER             NAME                               S-C-E             REMARKS
                  INFORMATION AND
                  MATERIAL
-----------------------------------------------------------------------------------------------------------------------
   15.1                                                C
-----------------------------------------------------------------------------------------------------------------------
   15.2                                                C
-----------------------------------------------------------------------------------------------------------------------
   15.3                                                C
-----------------------------------------------------------------------------------------------------------------------
   15.4           Confidential Information             C
-----------------------------------------------------------------------------------------------------------------------
      15.4.1                                           C
-----------------------------------------------------------------------------------------------------------------------
      15.4.2                                           C
-----------------------------------------------------------------------------------------------------------------------
16                PROPRIETARY RIGHTS AND LICENSES      C                Revised to provide for licensing intellectual
                                                                        property to Purchaser. In the final agreement,
                                                                        the PX Alliance prefers to utilize a separate
                                                                        license agreement containing the terms and
                                                                        conditions including in Article 16.
-----------------------------------------------------------------------------------------------------------------------
   16.1           Software and Documentation           C
                  License
-----------------------------------------------------------------------------------------------------------------------
      16.1.1                                           C
-----------------------------------------------------------------------------------------------------------------------
   16.2           Right to Use                         C
-----------------------------------------------------------------------------------------------------------------------
      16.2.1                                           C
-----------------------------------------------------------------------------------------------------------------------
      16.2.2                                           C
-----------------------------------------------------------------------------------------------------------------------
   16.3           Right to Copy the Licensed           C
                  Software and Licensed
                  Documentation
-----------------------------------------------------------------------------------------------------------------------
   16.4           Distribution Rights                  C
-----------------------------------------------------------------------------------------------------------------------
   16.5           Third Party Ownership                C
-----------------------------------------------------------------------------------------------------------------------
   16.6           Supplier Ownership                   C
-----------------------------------------------------------------------------------------------------------------------
   16.7           Improvements and Upgrades            C
-----------------------------------------------------------------------------------------------------------------------

THE PX ALLIANCE                                                 January 13, 1997

[PEROT SYSTEMS LOGO]             [ERNST & YOUNG LOGO]                 [ABB LOGO]

WEPEX Power Exchange            Commercial Table of Conformance          8 of 14
--------------------------------------------------------------------------------

                                                   CONFORMANCE
SECTION           SECTION                             CODE
NUMBER             NAME                               S-C-E             REMARKS
-----------------------------------------------------------------------------------------------------------------------
   16.8           Right to Transfer                    C
-----------------------------------------------------------------------------------------------------------------------
   16.9           Reverse Engineering                  C                New Section.
-----------------------------------------------------------------------------------------------------------------------
   16.10          Software Maintenance                 C                New Section.
-----------------------------------------------------------------------------------------------------------------------
17                SOURCE CODE                          C
-----------------------------------------------------------------------------------------------------------------------
18                INSPECTION, TESTING AND              C                This Article has been revised generally to
                  ACCEPTANCE                                            provide that Acceptance will be based on
                                                                        compliance with Acceptance Tests approved by
                                                                        Purchaser.
-----------------------------------------------------------------------------------------------------------------------
   18.1           Inspection                           S
-----------------------------------------------------------------------------------------------------------------------
   18.2           Supplier Testing                     E                Revised to delete contract cancellation right.
-----------------------------------------------------------------------------------------------------------------------
   18.3           Integrated Systems Test
-----------------------------------------------------------------------------------------------------------------------
      18.3.1                                           S
-----------------------------------------------------------------------------------------------------------------------
      18.3.2                                           S
-----------------------------------------------------------------------------------------------------------------------
      18.3.3                                           S
-----------------------------------------------------------------------------------------------------------------------
      18.3.4                                           C
-----------------------------------------------------------------------------------------------------------------------
      18.3.5                                           S
-----------------------------------------------------------------------------------------------------------------------
      18.3.6                                           S
-----------------------------------------------------------------------------------------------------------------------
   18.4           Operational Dry Run
-----------------------------------------------------------------------------------------------------------------------
      18.4.1                                           S
-----------------------------------------------------------------------------------------------------------------------
      18.4.2                                           C
-----------------------------------------------------------------------------------------------------------------------
      18.4.3                                           C
-----------------------------------------------------------------------------------------------------------------------
      18.4.4                                           C
-----------------------------------------------------------------------------------------------------------------------
   18.5           Availability Test
-----------------------------------------------------------------------------------------------------------------------
      18.5.1                                           S
-----------------------------------------------------------------------------------------------------------------------
      18.5.1                                           S
-----------------------------------------------------------------------------------------------------------------------
   18.6           Acceptance                           C
-----------------------------------------------------------------------------------------------------------------------

THE PX ALLIANCE                                                 January 13, 1997

[PEROT SYSTEMS LOGO]             [ERNST & YOUNG LOGO]                 [ABB LOGO]

WEPEX Power Exchange         Commercial Table of Conformance             9 of 14


---------------------------------------------------------------------------------------------------------------------------------
SECTION          SECTION                    CONFORMANCE
NUMBER            NAME                         CODE            REMARKS
                                              S-C-E
---------------------------------------------------------------------------------------------------------------------------------
18.6.1                                          C
---------------------------------------------------------------------------------------------------------------------------------
18.6.2                                          C
---------------------------------------------------------------------------------------------------------------------------------
18.6.3                                          C
---------------------------------------------------------------------------------------------------------------------------------
18.6.4                                          C
---------------------------------------------------------------------------------------------------------------------------------
18.7              Rejection                     C
---------------------------------------------------------------------------------------------------------------------------------
18.7.1                                          E              Revised to provide for liquidated damages in the event of late delivery.
---------------------------------------------------------------------------------------------------------------------------------
18.7.2                                          E              Deleted
---------------------------------------------------------------------------------------------------------------------------------
19                WARRANTIES                    C              This Article has been revised generally to provide that warranty compliance will be determined vis-a-vis the Acceptance Tests.
---------------------------------------------------------------------------------------------------------------------------------
19.1              System                        E              The warranty has been modified.  See section 19.1 of the
                                                               commercial terms and conditions
---------------------------------------------------------------------------------------------------------------------------------
19.1.1                                          E              Revised to delete certain warranties.
---------------------------------------------------------------------------------------------------------------------------------
19.1.2                                          E              Revised to establish a one-year warranty period commencing on the date the successful 2000-hour availability test commences.
---------------------------------------------------------------------------------------------------------------------------------
19.1.3                                          C
---------------------------------------------------------------------------------------------------------------------------------
19.2              Documentation                 C
---------------------------------------------------------------------------------------------------------------------------------
19.3              Third Party Equipment         C
---------------------------------------------------------------------------------------------------------------------------------
19.4              Replacement Parts             E              Revised to establish a 90-day warranty period.
---------------------------------------------------------------------------------------------------------------------------------
19.5              Services                      C
---------------------------------------------------------------------------------------------------------------------------------
19.6              Condition of Warranties       C
---------------------------------------------------------------------------------------------------------------------------------
19.6.1                                          C
---------------------------------------------------------------------------------------------------------------------------------
19.6.2                                          C
---------------------------------------------------------------------------------------------------------------------------------
19.6.3                                          C
---------------------------------------------------------------------------------------------------------------------------------
19.6.4                                          C
---------------------------------------------------------------------------------------------------------------------------------


THE PX ALLIANCE                                                 January 13, 1997

[PEROT SYSTEMS LOGO]          [ERNST & YOUNG LLP LOGO]                [ABB LOGO]

WEPEX Power Exchange           Commercial Table of Conformance          10 of 14
--------------------------------------------------------------------------------

                                       CONFORMANCE
 SECTION             SECTION              CODE
  NUMBER              NAME                S-C-E                           REMARKS
--------------------------------------------------------------------------------------------------------------------------
19.6.5                                      E        New Section providing for certain warranty exceptions.
--------------------------------------------------------------------------------------------------------------------------
20           SUPPLIER'S SYSTEM
             SUPPORT
--------------------------------------------------------------------------------------------------------------------------
20.1                                        E        Section revised to provide for a three year support period.
--------------------------------------------------------------------------------------------------------------------------
20.2                                        C
--------------------------------------------------------------------------------------------------------------------------
20.3                                        C
--------------------------------------------------------------------------------------------------------------------------
20.4                                        C
--------------------------------------------------------------------------------------------------------------------------
21           INFRINGEMENT                   C        This Article has been revised generally to provide that each Party
             PROTECTION                              will indemnify the other party against risks over which the Party has control.
--------------------------------------------------------------------------------------------------------------------------
21.1                                        S
--------------------------------------------------------------------------------------------------------------------------
21.2                                        C
--------------------------------------------------------------------------------------------------------------------------
21.3                                        C
--------------------------------------------------------------------------------------------------------------------------
21.4                                        E        New Section providing for Purchaser's indemnification of Supplier against certain infringement risks.
--------------------------------------------------------------------------------------------------------------------------
21.5                                        C        New Section consolidating procedural steps for indemnification.
--------------------------------------------------------------------------------------------------------------------------
22           FITNESS FOR DUTY               C
--------------------------------------------------------------------------------------------------------------------------
22.1                                        C
--------------------------------------------------------------------------------------------------------------------------
22.2                                        E        Revised to limit scope of searches.
--------------------------------------------------------------------------------------------------------------------------
22.3                                        E        Revised to delete right to cancel contract.
--------------------------------------------------------------------------------------------------------------------------
23           INDEMNITY
--------------------------------------------------------------------------------------------------------------------------
23.1                                        C
--------------------------------------------------------------------------------------------------------------------------
23.2                                        C
--------------------------------------------------------------------------------------------------------------------------
23.3                                        C
--------------------------------------------------------------------------------------------------------------------------
23.4                                        C
--------------------------------------------------------------------------------------------------------------------------

THE PX ALLIANCE                                                January 13, 1997

[PEROT SYSTEMS LOGO]             [ERNST & YOUNG LLP LOGO]             [ABB LOGO]

WEPEX Power Exchange          Commercial Table of Conformance           11 of 14
--------------------------------------------------------------------------------

                                         CONFORMANCE
 SECTION             SECTION                CODE
  NUMBER              NAME                  S-C-E                    REMARKS
---------------------------------------------------------------------------------------------------------------------------------
23.5                                         C
23.6                                         E                New Section providing for indemnification of Supplier against claims arising from the operation of the System.
23.6                                         C                New Section consolidating procedural steps for indemnification.
24             INSURANCE
24.1                                         E                Revised to delete requirement to maintain Professional Liability
                                                              Insurance.
24.2                                         S
24.3                                         S
25             SAFETY NOTIFICATIONS
25.1                                         S
25.2           Container Labelling           S
               Requirements
25.3           California's Toxic            S
               Enforcement Act
               Requirements
26             LIMITATION OF LIABILITY       E                Revised to clarify that Supplier shall not be liable for damages in excess of the purchase price.
27             DISPUTES                                       This Article has been revised generally to provide for an alternative dispute resolution process as described in Annex F.
27.1                                         S
27.2                                         S
27.3           Resolution of Disputes        C                Revised.
               Through Arbitration
27.4           Jurisdiction, Choice of       E                Section deleted.
               Litigation Location


THE PX ALLIANCE                                                 January 13, 1997

[PEROT SYSTEMS LOGO]          [ERNST & YOUNG LLP LOGO]                [ABB LOGO]

WEPEX Power Exchange           Commercial Table of Conformance          12 of 14
--------------------------------------------------------------------------------

                                       CONFORMANCE
 SECTION             SECTION              CODE
  NUMBER              NAME                S-C-E                            REMARKS
-----------------------------------------------------------------------------------------------------------------------
28           TERMINATION AT WILL
-----------------------------------------------------------------------------------------------------------------------
28.1                                        S
-----------------------------------------------------------------------------------------------------------------------
28.2                                        S
-----------------------------------------------------------------------------------------------------------------------
28.3                                        C        Revised to provide alternate compensation for termination at will.
-----------------------------------------------------------------------------------------------------------------------
28.4                                        S
-----------------------------------------------------------------------------------------------------------------------
28.5                                        C
-----------------------------------------------------------------------------------------------------------------------
28.6                                        S
-----------------------------------------------------------------------------------------------------------------------
29          DEFAULTS AND
            CANCELLATION FOR CAUSE
-----------------------------------------------------------------------------------------------------------------------
29.1                                        C
-----------------------------------------------------------------------------------------------------------------------
29.2                                        C        Revised to provide alternate compensation for termination
                                                     for cause
-----------------------------------------------------------------------------------------------------------------------
29.2.1                                      C        Section deleted.
-----------------------------------------------------------------------------------------------------------------------
29.3                                        E        New section providing for cancellation in the event of
                                                     Purchaser's default.
-----------------------------------------------------------------------------------------------------------------------
30        NON-WAIVER                        S
-----------------------------------------------------------------------------------------------------------------------
31        ASSIGNMENT
-----------------------------------------------------------------------------------------------------------------------
31.1                                        C
-----------------------------------------------------------------------------------------------------------------------
31.2                                        C
-----------------------------------------------------------------------------------------------------------------------
31.3                                        C
-----------------------------------------------------------------------------------------------------------------------
31.4                                        C
-----------------------------------------------------------------------------------------------------------------------
31.5                                        C
-----------------------------------------------------------------------------------------------------------------------
32      SEVERABILITY                        S
-----------------------------------------------------------------------------------------------------------------------
33      NOTICES                             S
-----------------------------------------------------------------------------------------------------------------------

THE PX ALLIANCE                                                 January 13, 1997

[PEROT SYSTEMS LOGO]             [ERNST & YOUNG LLP LOGO]             [ABB LOGO]

WEPEX Power Exchange            Commercial Table of Conformance         13 of 14
--------------------------------------------------------------------------------

                                                   CONFORMANCE
SECTION           SECTION                             CODE
NUMBER             NAME                               S-C-E             REMARKS
-----------------------------------------------------------------------------------------------------------------------
34                GOVERNING LAW                        S
-----------------------------------------------------------------------------------------------------------------------
35                SECTION HEADINGS                     S
-----------------------------------------------------------------------------------------------------------------------
36                SURVIVAL                             S
-----------------------------------------------------------------------------------------------------------------------
37                CONFLICT OF INTEREST/
                  BUSINESS ETHICS
-----------------------------------------------------------------------------------------------------------------------
37.1              No Existing Conflicts of Interest    C                Revised to clarify the scope of the conflicts
                                                                        of interest provisions.
-----------------------------------------------------------------------------------------------------------------------
37.2              Reasonable Care                      S
-----------------------------------------------------------------------------------------------------------------------
37.3              Other Employment                     C
-----------------------------------------------------------------------------------------------------------------------
37.4              Gifts                                S
-----------------------------------------------------------------------------------------------------------------------
37.5              Accurate Documentation               E                Revised to limit scope of audit rights.
-----------------------------------------------------------------------------------------------------------------------
37.6              Notification                         S
-----------------------------------------------------------------------------------------------------------------------
37.7              Availability of Information          C
-----------------------------------------------------------------------------------------------------------------------
37.8              Subcontractors                       S
-----------------------------------------------------------------------------------------------------------------------
37.9              No Hire                              E                New Section.
-----------------------------------------------------------------------------------------------------------------------
38                EQUAL OPPORTUNITY LAWS
-----------------------------------------------------------------------------------------------------------------------
38.1                                                   S
-----------------------------------------------------------------------------------------------------------------------
38.2                                                   S
-----------------------------------------------------------------------------------------------------------------------
38.3                                                   S
-----------------------------------------------------------------------------------------------------------------------
38.4                                                   S
-----------------------------------------------------------------------------------------------------------------------
38.5                                                   S
-----------------------------------------------------------------------------------------------------------------------
38.6                                                   S
-----------------------------------------------------------------------------------------------------------------------
38.7                                                   S
-----------------------------------------------------------------------------------------------------------------------
38.8                                                   S
-----------------------------------------------------------------------------------------------------------------------

THE PX ALLIANCE                                                 January 13, 1997

[PEROT SYSTEMS LOGO]             [ERNST & YOUNG LOGO]                 [ABB LOGO]

WEPEX POWER EXCHANGE        COMMERCIAL TABLE OF CONFORMANCE             14 OF 14

SECTION              SECTION                  CONFORMANCE
NUMBER               NAME                      CODE                    REMARKS
                                              S-C-E
-------------------------------------------------------------------------------------------------------------------------------
38.9                                            S
-------------------------------------------------------------------------------------------------------------------------------
38.10                                           S
-------------------------------------------------------------------------------------------------------------------------------
38.11                                           S
-------------------------------------------------------------------------------------------------------------------------------
38.12                                           S
-------------------------------------------------------------------------------------------------------------------------------
38.13                                           S
-------------------------------------------------------------------------------------------------------------------------------
38.14                                           S
-------------------------------------------------------------------------------------------------------------------------------
39             INJURY AND ILLNESS               S
               PREVENTION PROGRAM
-------------------------------------------------------------------------------------------------------------------------------
40             ENTIRE AGREEMENT                 S
-------------------------------------------------------------------------------------------------------------------------------
41             LICENSE AGREEMENTS               C                     New Section
-------------------------------------------------------------------------------------------------------------------------------
42             THIRD PARTY                      C                     New Section
               BENEFICIARIES
-------------------------------------------------------------------------------------------------------------------------------
43             EXECUTION                        E                     Revised to require additional signatories.
-------------------------------------------------------------------------------------------------------------------------------
               PAYMENT GUARANTEE                E                     New provision
-------------------------------------------------------------------------------------------------------------------------------
               EXHIBIT 1                        S
-------------------------------------------------------------------------------------------------------------------------------
               EXHIBIT 2                        S
-------------------------------------------------------------------------------------------------------------------------------
               EXHIBIT 3                        S
-------------------------------------------------------------------------------------------------------------------------------
               ANNEX A                          C
-------------------------------------------------------------------------------------------------------------------------------
               ANNEX B                          C
-------------------------------------------------------------------------------------------------------------------------------
               ANNEX C                          C
-------------------------------------------------------------------------------------------------------------------------------
               ANNEX D                          C
-------------------------------------------------------------------------------------------------------------------------------
               ANNEX E                          C
-------------------------------------------------------------------------------------------------------------------------------
               ANNEX F                          C                     Revised dispute resolution procedures.
-------------------------------------------------------------------------------------------------------------------------------

THE PX ALLIANCE                                             January 13, 1997

[PEROT SYSTEMS LOGO]        [ERNST&YOUNG LLP LOGO]    [ABB LOGO]